EXHIBIT 4.35

INDENTURE OF TRUST

between

MARICOPA COUNTY, ARIZONA POLLUTION CONTROL CORPORATION

and

UNION BANK OF CALIFORNIA, N.A.,

as Trustee

Dated as of July 1, 2005

Relating to

$37,100,000

Maricopa County, Arizona Pollution Control Corporation

Pollution Control Refunding Revenue Bonds

2005 Series C

(El Paso Electric Company Palo Verde Project)

i

Exhibit A – Form of Bond	A-1
Exhibit B – Auction Procedures	B-1

v

THIS INDENTURE OF TRUST is made and entered into as of July 1, 2005, by and between MARICOPA COUNTY, ARIZONA POLLUTION CONTROL CORPORATION, an Arizona nonprofit corporation designated as a political subdivision under the laws of the State of Arizona incorporated for and with the approval of the County of Maricopa, Arizona, pursuant to the provisions of the Constitution of the State of Arizona and Title 9, Chapter 12, Arizona Revised Statutes, enacted by Chapter 69, Section 2, Laws of Arizona of 1972, renumbered as Title 35, Chapter 6, Arizona Revised Statutes, by Chapter 281, Section 2, Laws of Arizona of 1986, and all acts supplemental thereto or, amendatory thereof (hereinafter, together with any successor to its functions, called the “Issuer”), and Union Bank of California, N.A., a national banking corporation authorized to exercise corporate trust powers, with a principal corporate trust office in Los Angeles, California (hereinafter, together with any successor in such capacity, called the “Trustee”).

W I T N E S S E T H:

WHEREAS, Title 35, Chapter 6, Arizona Revised Statutes (formerly Title 9, Chapter 12, Arizona Revised Statutes, enacted by Chapter 69, Section 2, Laws of Arizona of 1972), as amended (hereinafter called the “Act”), empowers any pollution control corporation organized pursuant to Article 1 of the Act to issue revenue bonds in accordance with Article 2 of the Act and to make secured or unsecured loans for the purpose of financing or refinancing the acquisition, construction, improvement or equipping of pollution control facilities, to charge and collect interest on such loans and pledge the proceeds of loan agreements as security for the payment of the principal of and interest on bonds, or designated issues of bonds, issued by the corporation and any agreements made in connection therewith, whenever the board of directors finds such loans to be in furtherance of the purposes of the corporation; and

WHEREAS, Chapter 69, Section 1, Laws of Arizona of 1972, declares it to be the purpose of the Act to authorize the incorporation in the several municipalities and counties of the State of Arizona of corporations which shall constitute political subdivisions of the State, to finance the acquisition and installation of, or the construction and leasing of, properties, machinery and equipment intended to prevent or limit air, water and other forms of pollution for the purpose of protecting the health and welfare of the citizens of the State of Arizona, and to facilitate compliance with existing or future air, water and other quality standards designed to improve the environment, and declares that such corporations shall serve a public purpose and perform an essential governmental function; and

WHEREAS, in response to an application by four qualified electors of the County of Maricopa, Arizona (the “County”), a political subdivision of the State of Arizona, the Board of Supervisors of said County on December 5, 1983, adopted a resolution by which it determined that it was wise, expedient, advisable and in the public interest that said application be approved, approved said application, and authorized said four electors to proceed with the incorporation of the Issuer as a pollution control corporation for said County, all in accordance with Section 35-802 of the Act to issue bonds and to carry out the other functions and fulfill the purposes of the Issuer; and

WHEREAS, the Issuer was thereupon organized and incorporated in accordance with the provisions of the Act, and, on December 5, 1983, the Articles of Incorporation of the Issuer were filed with the Arizona Corporation Commission, in accordance with Section 35-809 of the Act; and

WHEREAS, the Issuer has heretofore issued and sold its $37,100,000 aggregate principal amount of Pollution Control Refunding Revenue Bonds, 2002 Series A (El Paso Electric Company Palo Verde Project) (the “Prior Bonds”), the proceeds of which were used to refinance a portion of the costs of acquisition, construction, improvement or equipping of the Project; and

WHEREAS, the Board of Directors of the Issuer on April 19, 2005 determined to sell additional revenue bonds of the Issuer to provide a portion of the moneys necessary to redeem and refund the outstanding principal amount of the Prior Bonds; and

WHEREAS, appropriate certifications have been received stating that the portion of the Generating Station which constitutes the pollution control facilities, as described in Exhibit A to the Agreement (defined below) (the “Generating Station”), as designed, are in furtherance of the purpose of abating or controlling atmospheric or water pollutants or contaminants resulting from the generation of electricity at the Generating Station; and

WHEREAS, the Issuer and the Borrower have executed and delivered that certain Loan Agreement, dated as of July 1, 2005 (hereinafter called the “Agreement”), setting forth the undertaking by the Issuer to issue and sell its revenue bonds under the Act (hereinafter called the “Bonds”), and to lend the proceeds of the Bonds to the Borrower to provide a portion of the moneys necessary to redeem and refund the outstanding principal amount of Prior Bonds; and

WHEREAS, in the Agreement the Borrower releases the Issuer and agrees that the Issuer shall not be liable for, and will indemnify and hold the Issuer and the Trustee harmless from, certain matters; and

WHEREAS, certain findings and determinations relating to the Agreement and the Generating Station and the Project have heretofore been made and are set forth in this Indenture; and

WHEREAS, the execution and delivery of the Agreement and this Indenture and the issuance of the Bonds have been in all respects duly and validly authorized, and duly adopted and approved by resolutions of the Board of Directors of the Issuer, and the Project, the plan of financing for the Project and the issuance of the Bonds have been duly approved by the Board of Supervisors of the County, as required by the Act and otherwise; and

WHEREAS, all other things necessary to make the Bonds, when issued, executed and delivered by the Issuer and authenticated by the Trustee pursuant to this Indenture, the valid, legal and binding limited obligations of the Issuer, and to constitute this Indenture a valid pledge and assignment of all right, title and interest of the Issuer in the Agreement (except as to certain payments to the Issuer under provisions for indemnification of, and reimbursement of expenses of, the Issuer), and of certain income and revenues derived from the Agreement, for the payment of the principal of and interest on the Bonds authenticated and delivered under this Indenture, and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

NOW, THEREFORE, the Issuer, in consideration of the covenants herein contained and of the purchase and acceptance of the Bonds by the holders thereof, in order to secure the payment of all Bonds at any time Outstanding under this Indenture, according to their tenor and effect, and the performance and observance of all the covenants and conditions in the Bonds and herein contained, and to declare the terms and conditions upon and subject to which the Bonds are issued and secured, does grant a security interest in and pledge to the Trustee (as hereinafter defined), and to its successors and assigns forever, the Trust Estate (as hereinafter defined) for the equal and proportionate benefit, security and protection of all holders and owners of the Bonds issued under and secured by this Indenture without privilege, priority or distinction as to the lien or otherwise of any of the Bonds over any other of the Bonds, all upon the terms stated in this Indenture.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Article I shall, for all purposes of this Indenture and of any indenture supplemental hereto have the meanings herein specified, unless the context clearly requires otherwise. Capitalized terms used herein, defined in the Agreement and not otherwise defined herein, shall have the meaning specified in the Agreement.

“Act” shall mean Title 35, Chapter 6, Arizona Revised Statutes (formerly Title 9, Chapter 12, Arizona Revised Statutes, enacted by Chapter 69, Section 2, Laws of Arizona of 1972), and all acts supplemental thereto or amendatory thereof.

“Agreement” shall mean the Loan Agreement, of even date herewith, between the Issuer and the Borrower and relating to the loan of the proceeds of the Bonds, as originally executed or as it may from time to time be supplemented or amended.

“All-Hold Rate” shall mean, on any date of determination, the interest rate per annum equal to 65% of the Index on such date; provided, that in no event shall the All-Hold Rate be more than the Maximum Lawful Rate.

“Alternate Credit Support” shall mean any letter of credit, credit facility, insurance policy, guarantee or other credit support agreement or security mechanism provided by the Borrower in accordance with Section 6.08 of the Agreement and any extension thereof.

“Applicable ARS Rate” shall mean, with respect to ARS, the rate per annum at which interest accrues on the Bonds for any Auction Period.

“ARS” or “Auction Rate Securities” shall mean, on any date, the Bonds when bearing interest as auction rate securities as provided in Article IIIA of this Indenture and the Auction Procedures applicable thereto.

“ARS Beneficial Owner” shall mean the Person who is the beneficial owner of ARS according to the records of (i) DTC or its participants or a successor Securities Depository while such ARS are in book-entry form or (ii) the Trustee while such ARS are not in book-entry form.

“ARS Defaulted Interest” shall mean interest on any ARS which is payable but is not punctually paid or duly provided for on any ARS Interest Payment Date.

“ARS Interest Payment Date” shall mean, when used with respect to ARS in an Auction Period other than a Special Auction Period, the Business Day immediately following each Auction Period, and, when used with respect to a Special Auction Period of seven days or more but fewer than 183 days, the Business Day immediately following such Special Auction Period, and, when used with respect to a Special Auction Period of 183 days or more, each May 1 and November 1 and on the Business Day immediately following such Special Auction Period.

“ARS Interest Period” shall mean the period commencing on and including an ARS Interest Payment Date and ending on but excluding the next succeeding ARS Interest Payment Date; provided, that the first ARS Interest Period within each ARS Interest Rate Period shall commence on and include the Issue Date or the Conversion Date, as the case may be.

“ARS Interest Rate Period” shall mean each period during which the Bonds are ARS.

“ARS Maximum Rate” shall mean 15% per annum; provided that in no event shall the ARS Maximum Rate be more than the Maximum Lawful Rate.

“ARS Payment Default” shall mean (a) (i) a default by the Issuer in the due and punctual payment of any installment of interest on ARS or (ii) a default by the Issuer in the due and punctual payment of any principal of ARS at stated maturity or pursuant to a mandatory redemption and (b) a payment default by the Bond Insurer under the Bond Insurance Policy.

“ARS Rating Agency” shall mean Moody’s, Fitch or S&P, or if any of Moody’s, Fitch or S&P discontinues its securities rating service, then such other nationally recognized securities rating agency as may be specified by the Broker-Dealer with the consent of the Borrower.

“Auction” shall mean the implementation of the Auction Procedures on an Auction Date.

“Auction Agent” shall mean the Initial Auction Agent unless and until a Substitute Auction Agent Agreement becomes effective, after which “Auction Agent” shall include both the Initial Auction Agent (if it is continuing to act in such capacity under this Indenture) and each such Substitute Auction Agent so acting.

“Auction Agent Agreement” shall mean, on any date, each Initial Auction Agent Agreement and each Substitute Auction Agent Agreement, in each case as from time to time in effect.

“Auction Agent Fee” shall have the meaning provided in each Auction Agent Agreement.

“Auction Date” shall mean, with respect to ARS, the Business Day next preceding the first day of each Auction Period, other than

(i) each Auction Period commencing after the ownership of such ARS is no longer maintained in book-entry form by a Securities Depository;

(ii) each Auction Period commencing after the occurrence and during the continuance of an ARS Payment Default; or

(iii) any Auction Period commencing less than two Business Days after the cure or waiver of an ARS Payment Default.

The Auction Date determined as provided in this definition may be adjusted as provided in Section 3A.10(b).

“Auction Period” shall mean (i) with respect to ARS in a seven-day mode, any of (A) a period, generally of seven days, beginning on and including a Monday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Sunday) and ending on and including the Sunday thereafter (unless such Sunday is not followed by a Business Day, in which case ending on and including the next succeeding day which is followed by a Business Day), (B) a period, generally of seven days, beginning on and including a Tuesday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Monday) and ending on and including the Monday thereafter (unless such Monday is not followed by a Business Day, in which case ending on and including the next succeeding day which is followed by a Business Day), (C) a period, generally of seven days, beginning on and including a Wednesday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Tuesday) and ending on and including the Tuesday thereafter (unless such Tuesday is not followed by a Business Day, in which case ending on and including the next succeeding day which is followed by a Business Day), (D) a period, generally of seven days, beginning on and including a Thursday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Wednesday) and ending on and including the Wednesday thereafter (unless such Wednesday is not followed by a Business Day, in which case ending on and including the next succeeding day which is followed by a Business Day) or (E) a period, generally of seven days, beginning on and including a Friday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Thursday) and ending on and including the Thursday thereafter (unless such Thursday is not followed by a Business Day, in which case ending on and including the next succeeding day which is followed by a Business Day); (ii) with respect to ARS in a 28-day mode, any of (A) a period, generally of 28 days, beginning on and including a Monday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Sunday) and ending on and including the fourth Sunday thereafter (unless such Sunday is not followed by a Business Day, in which case ending on and including the next succeeding day which is followed by a Business Day), (B) a period, generally of 28 days, beginning on and including a Tuesday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Monday) and ending on and including the fourth Monday thereafter (unless such Monday is not followed by a Business Day, in which case ending on and including the next succeeding day followed by a Business Day), (C) a period, generally of 28 days, beginning on and including a Wednesday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Tuesday) and ending on and including the fourth Tuesday thereafter (unless such Tuesday is not followed by a Business Day, in which case ending on and including the next succeeding day followed by a Business Day), (D) a period, generally of 28 days, beginning on and including a Thursday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Wednesday) and ending on and including the fourth Wednesday thereafter (unless such Wednesday is not followed by a Business Day, in which case ending on and including the next succeeding day followed by a Business Day) or (E) a period, generally of 28 days, beginning on and including a Friday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Thursday) and ending on and including the fourth Thursday thereafter (unless such Thursday is not followed by a Business Day, in which case ending on and including the next succeeding day which is followed by a Business Day); (iii) with respect to ARS in a 35-day mode, any of (A) a period, generally of 35 days, beginning on and including a Monday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Sunday) and ending on and including the fifth Sunday thereafter (unless such Sunday is not followed by a Business Day, in which case ending on and including the next succeeding day which is followed by a Business Day), (B) a period, generally of 35 days, beginning on and including a Tuesday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Monday) and ending on and including the fifth Monday thereafter (unless such Monday is not followed by a Business Day, in which case ending on and including the next succeeding day followed by a Business Day), (C) a period, generally of 35 days, beginning on and including a Wednesday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Tuesday) and ending on and including the fifth Tuesday thereafter (unless such Tuesday is not followed by a Business Day, in which case ending on and including the next succeeding day followed by a Business Day), (D) a period, generally of 35 days, beginning on and including a Thursday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Wednesday) and ending on and including the fifth Wednesday thereafter (unless such Wednesday is not followed by a Business Day, in which case ending on and including the next succeeding day followed by a Business Day) or (E) a period, generally of 35 days, beginning on and including a Friday (or the day following the last day of the prior Auction Period if the prior Auction Period does not end on a Thursday) and ending on and including the fifth Thursday thereafter (unless such Thursday is not followed by a Business Day, in which case ending on and including the next succeeding day which is followed by a Business Day) and (iv) a Special Auction Period; provided, however, that the initial Auction Period with respect to the Bonds shall begin on and include the Issue Date, and that in the event of a Conversion of the Bonds from another Interest Rate Period to an ARS Interest Rate Period the initial Auction Period following such Conversion shall begin on and include the Conversion Date.

“Auction Procedures” shall mean the provisions set forth in Exhibit B to this Indenture.

“Auction Rate” shall mean, with respect to the interest rate on ARS, the rate of interest per annum that results from implementation of the Auction Procedures, and determined as described in Section 1.03 of the Auction Procedures; provided, however, that the Auction Rate shall not exceed the ARS Maximum Rate. While Auction Procedures are suspended, the Auction Rate will be determined as otherwise described herein.

“Authorized Borrower Representative” shall mean each person at the time designated to act on behalf of the Borrower by written certificate furnished to the Issuer and the Trustee containing the specimen signature of such person and signed on behalf of the Issuer.

“Authorized Denominations” shall mean (a) with respect to any Long-Term Interest Rate Period, $5,000 and any integral multiple thereof; (b) with respect to any Daily Interest Rate Period, Weekly Interest Rate Period or Short-Term Interest Rate Period, $100,000 and any integral multiple of $5,000 in excess of $100,000; and (c) with respect to ARS, $25,000 and any integral multiple thereof while the ARS are in any Auction Period.

“Available ARS” shall have the meaning provided in Section 1.03(b) of the Auction Procedures.

“Available Moneys” shall mean (i) with respect to any date occurring during the term of a Credit Facility, (a) proceeds of a drawing under a Credit Facility which have been directly deposited in the Bond Fund or the Purchase Fund, as applicable, (b) moneys deposited in the Bond Fund or the Purchase Fund by or on behalf of the Borrower and which have been on deposit with the Trustee or the Tender Agent, as applicable, for at least one hundred and twenty-four (124) days prior to and during which no petition by or against the Issuer or the Borrower or any affiliate of the Borrower, under any Bankruptcy Act shall have been filed or any bankruptcy or similar proceeding shall have been commenced, unless such petition or proceeding shall have been dismissed and such dismissal shall be final and not subject to appeal, (c) any other money (including the proceeds of the sale of refunding obligations of the Issuer) the application of which would not, in the written opinion of Bond Counsel or other nationally recognized counsel experienced in bankruptcy matters and acceptable to the Issuer, the Rating Agencies, if any, and the Trustee and delivered to the Trustee and the Tender Agent, constitute a voidable preference in the case of a filing for protection under the Bankruptcy Act of the Issuer or the Borrower or any affiliate of the Borrower and (d) the proceeds from the investment of moneys described above, and (ii) with respect to any date not occurring during the term of a Credit Facility, any moneys furnished to the Trustee or the Tender Agent, as applicable, and the proceeds from the investment thereof.

“Bank” shall mean the issuer of a Letter of Credit, if any, with respect to the Bonds, and, any subsequently issued Credit Facility, the issuer of such other Credit Facility so long as such other Credit Facility shall be in effect, in its capacity as such issuer, its successors in such capacity and their assigns.

“Bankruptcy Act” shall mean the United States Bankruptcy Code, any successor act thereto or amendment thereof or any other applicable federal or state bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, now or hereafter in effect..

“Beneficial Owner” shall mean any Person which (a) has the power, directly or indirectly, to vote or consent with respect to, or to dispose of ownership of, any Bond (including any Person holding a Bond through nominees, depositories or other intermediaries), or (b) is treated as the owner of any Bond for federal income tax purposes.

“Bid” shall have the meaning provided in Section 1.01(a) of the Auction Procedures.

“BMA Index” shall mean on any date, a rate determined on the basis of the seven-day high grade market index of tax-exempt variable rate demand obligations, as produced by Municipal Market Data and published or made available by the Bond Market Association (“BMA”) or any person acting in cooperation with or under the sponsorship of BMA and acceptable to the Remarketing Agent and effective from such date.

“Bond” or “Bonds” shall mean the bonds issued in accordance with this Indenture as referenced in Section 2.01(a).

“Bond Counsel” shall mean Pillsbury Winthrop Shaw Pittman LLP, New York, New York or any firm of nationally recognized bond counsel which is experienced in the financing of pollution control facilities and acceptable to the Issuer, the Remarketing Agent, the Trustee and the Borrower.

“Bond Fund” shall mean the fund created by Section 5.01.

“Bond Insurance Policy” shall mean the municipal bond new issue insurance policy issued by the Bond Insurer that guarantees payment of principal of and interest on the Bonds.

“Bond Insurer” shall mean Financial Guaranty Insurance Company, a New York stock insurance company, or any successor thereto.

“Bond Interest Term” or “BIT” shall mean, with respect to each Bond bearing interest at a BIT Rate, the period established in accordance with the terms of Section 2.01(c)(v) hereof.

“Bond Interest Term Rate” or “BIT Rate” shall mean the interest rate on any Bond established in accordance with Section 2.01(c)(v) hereof.

“Book-Entry Bonds” shall mean any Bonds which are then held in book-entry form as provided in Section 2.01(e) hereof.

“Borrower” shall mean (i) El Paso Electric Company, a corporation organized under the laws of the State of Texas and its successors and assigns, and (ii) any surviving, resulting or transferee corporation as provided in Section 6.02 of the Agreement.

“Broker-Dealer” shall mean Citigroup Global Markets Inc. or any other broker or dealer (each as defined in the Securities Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures which (i) is a participant in or member of the Securities Depository as determined by the rules or bylaws of the Securities Depository (or an affiliate of such a participant or member), (ii) has been appointed as such by the Borrower pursuant to Section 3A.07 of this Indenture, and (iii) has entered into a Broker-Dealer Agreement that is in effect on the date of reference. When used herein at a time when more than one Broker-Dealer is acting under this Indenture, the term “the Broker-Dealer” shall mean, as the context dictates, either all such Broker-Dealers collectively, or only each Broker-Dealer acting with respect to the ARS.

“Broker-Dealer Agreement” means each agreement among the Auction Agent, Borrower and a Broker-Dealer pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as from time to time amended or supplemented. Each Broker-Dealer Agreement shall be substantially in the form of the Broker-Dealer Agreement dated as of August 1, 2005 among the Initial Auction Agent, the Borrower and Citigroup Global Markets Inc.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which the New York Stock Exchange, Inc. or banks are authorized or required to close in New York, New York, or in the cities in which the Principal Offices of the Trustee, the Auction Agent, the Registrar, the Paying Agent, the Tender Agent, if any, and the Remarketing Agent, if any, are located, and in the city or cities in which drawings under a Credit Facility are required to be made.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference herein to a section of the Code shall be deemed to include the United States Treasury Regulations adopted under the Code, as the same may be in effect from time to time, unless the context clearly requires otherwise.

“Conversion” shall mean a conversion of the Bonds from one Interest Rate Period to another Interest Rate Period (including the establishment of a new interest period within the Long-Term Interest Rate Period) as provided in Sections 2.01(c)(ii)(B), (iii)(B), (iv)(B), (v)(B) or 3A.11 of this Indenture.

“Conversion Date” shall mean the effective date of a Conversion of the Bonds.

“Credit Facility” shall mean, collectively, the Letter of Credit, if any, and any extensions thereof, and, upon the issuance and delivery of any Alternate Credit Support in accordance with Section 6.08 of the Agreement, “Credit Facility” shall mean such Alternate Credit Support.

“County” shall mean the County of Maricopa, Arizona.

“Daily Interest Rate” shall mean the variable interest rate on any Bond established in accordance with Section 2.01(c)(ii) hereof.

“Daily Interest Rate Period” shall mean each period during which a Daily Interest Rate is in effect.

“Default” shall mean any Event of Default or any event or condition which, with the passage of time or giving of notice or both, would constitute an Event of Default.

“Determination of Taxability” means a determination that, due to the untruth or inaccuracy of any representation or warranty made by the Borrower in the Agreement or the breach of any covenant or warranty of the Borrower contained in the Agreement, interest on the Bonds, or any of them, is determined not to be Tax-Exempt by a final administrative determination of the Internal Revenue Service or a final judicial decision of a court of competent jurisdiction in a proceeding of which the Borrower received notice and in which the Borrower was afforded an opportunity to participate to the full extent permitted by law. A determination or decision will not be considered final for purposes of the preceding sentence unless (A) the Issuer or the holder or Owners of the Bonds involved in the proceeding in which the issue is raised (i) shall have given the Borrower and the Trustee prompt written notice of the commencement thereof, and (ii) shall have offered the Borrower the opportunity to control the proceeding; provided the Borrower agrees to pay all expenses in connection therewith and to indemnify such holder or holders against all liability for such expenses (except that any such holder may engage separate counsel, and the Borrower shall not be liable for the fees or expenses of such counsel); and (B) such proceeding shall not be subject to a further right of appeal or shall not have been timely appealed.

“DTC” shall mean The Depository Trust Company, New York, New York.

“Electronic” notice shall mean notice by any form of electronic transmission capable of producing a written record and shall constitute written notice as required herein.

“Event of Default” shall mean any of the events listed in Section 10.01.

“Existing Owner” shall mean, with respect to any Auction, a Person who is the Beneficial Owner of ARS at the close of business on the Business Day immediately preceding such Auction; provided, however, that for purposes of conducting an Auction, the Auction Agent may consider a Broker-Dealer acting on behalf of its customer as an Existing Owner.

“Facilities” or “Project” shall mean the pollution control, solid waste disposal and sewage disposal facilities at the Plant, which are described in Exhibit A to the Agreement, as from time to time revised, changed, amended or modified, and related improvements and any substitutions therefor.

“Favorable Opinion of Bond Counsel” shall mean, with respect to any action relating to the Bonds, the occurrence of which requires such an opinion, a written legal opinion of Bond Counsel addressed to the Issuer, the Bank, the Trustee, the Borrower, the Remarketing Agent or the Broker-Dealers, as applicable, to the effect that the action proposed to be taken (i) is authorized or permitted by the laws of the State of Arizona and federal law and this Indenture, and all conditions precedent, if any, have been satisfied and (ii) will not adversely affect any exclusion from gross income for federal income tax purposes of interest on the Bonds.

“Fitch” shall mean Fitch Ratings, a corporation organized and existing under the laws of the State of Delaware, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, shall be deemed to refer to any other nationally recognized securities rating agency designated by the Borrower by notice to the Issuer and the Trustee.

“Government Obligations” shall mean direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed as to full and timely payment by, the United States of America and which are not subject to prepayment or redemption prior to maturity.

“Hold Order” shall have the meaning provided in Section 1.01(a) of the Auction Procedures.

“Indenture” shall mean this Indenture of Trust, as originally executed or as it may from time to time be supplemented, modified or amended by any supplemental indenture entered into pursuant to the provisions hereof.

“Index” shall mean, on any Auction Date with respect to the Bonds in any Auction Period of 35 days or less, the One Month LIBOR Rate on such date and, with respect to ARS in any Auction Period of more than 35 days, the yield on United States Treasury securities on the date the Auction Period began which has a maturity which most closely matches the last day of the Auction Period. If such rate is unavailable, the Index for the Bonds means an index or rate agreed to by all Broker-Dealers. If for any reason on any Auction Date the Index shall not be determined as provided above, the Index shall mean the Index for the Auction Period ending on such Auction Date.

“Initial Auction Agent” shall mean The Bank of New York, its successors and assigns.

“Initial Auction Agent Agreement” shall mean the Auction Agent Agreement dated as of August 1, 2005 among the Trustee, the Borrower and the Initial Auction Agent, relating to the Bonds, including any amendment thereof or supplement thereto.

“Initial Interest Rate Period” shall mean the Interest Rate Period for the Bonds on the date of issuance and delivery of the Bonds as specified in Section 2.01(b) hereof.

“Insurance Agreement” shall mean the Insurance Agreement dated as of August 1, 2005 between the Bond Insurer and the Borrower, as amended or supplemented from time to time.

“Interest Accrual Date” shall mean (i) with respect to any Daily Interest Rate Period, the first day thereof and, thereafter, the first day of each calendar month during that Daily Interest Rate Period, (ii) with respect to any Weekly Interest Rate Period, the first day thereof and, thereafter, the first day of each calendar month during that Weekly Interest Rate Period, (iii) with respect to any Long-Term Interest Rate Period, the first day thereof and, thereafter, each Interest Payment Date in respect thereof, other than the last such Interest Payment Date, and (iv) with respect to each Bond Interest Term within a Short-Term Interest Rate Period, the first day thereof.

“Interest Payment Date” shall mean (i) with respect to any Daily Interest Rate Period or Weekly Interest Rate Period, the first Business Day of each calendar month, (ii) with respect to any Long-Term Interest Rate Period, each May 1 and November 1 occurring during such Long-Term Interest Rate Period and the Business Day next succeeding the last day thereof, (iii) with respect to any Short-Term Interest Rate Period, the Business Day next succeeding the last day of thereof, (iv) with respect to ARS, each ARS Interest Payment Date, and (v) in all events, the redemption date or the Maturity Date.

“Interest Rate Period” shall mean any Daily Interest Rate Period, Weekly Interest Rate Period, Short-Term Interest Rate Period, Long- Term Interest Rate Period or ARS Interest Rate Period.

“Investment Securities” shall mean any of the following obligations or securities (only to the extent investment therein would not violate the laws of the State of Arizona) on which the

Borrower (or any affiliate) is not the obligor, maturing at such time or times as to enable disbursements to be made from the Bond Fund in accordance with the terms hereof, or which shall be marketable prior to the maturities thereof:

(i) direct obligations of, or obligations the principal and interest of which are guaranteed as to the full and timely payment by, the United States of America, which obligations, in either case, are not subject to redemption or prepayment at less than par by anyone other than the holder;

(ii) obligations issued or guaranteed by an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, including obligations of the Federal National Mortgage Association, Federal Intermediate Credit Banks, Banks for Cooperatives, Federal Land Banks or Federal Home Loan Banks;

(iii) commercial paper rated at the time of investment in the highest short-term grade by the Rating Agencies;

(iv) bankers’ acceptances drawn on and accepted by commercial banks (including the Trustee, the Paying Agent, and the Bank) having at least $10,000,000 in capital stock, surplus and undivided profits the unsecured, uninsured obligations of which are rated not less than “Prime - 1” or “Aa2” by Moody’s and “A-1” or “A+” by S&P;

(v) certificates of deposit, deposit accounts and savings accounts fully insured by the Federal Deposit Insurance Corporation;

(vi) repurchase agreements with solvent banking or other financial institutions (including the Trustee, the Paying Agent, and the Bank) rated at the time of investment not less than the then current rating of the Bonds by each of the Rating Agencies;

(vii) obligations of a state, a territory, Puerto Rico, or a possession of the United States of America, or any political subdivision of the foregoing, or of the District of Columbia and which are rated at the time of investment not less than the then current rating of the Bonds by each of the Rating Agencies;

(viii) money market funds registered under the federal Investment Company Act of 1940, whose shares are registered under the federal Securities Act of 1933, and having a rating by S&P of “AAAm-G”, “AAAm” or “Aam”, and by Moody’s of “Aaa” or “Aa”, including funds for which the Trustee (or any affiliate of the Trustee) provides investment advice or other services;

(ix) custodial agreements providing for the investment of moneys through a custodian, reverse purchase agreements, option agreements and agreements to lend securities; and

(x) any other obligations and securities not prohibited by law and which are rated at least “Aaa” or “Aa” by Moody’s and “AAA” or “AA” by S&P.

“Issue Date” shall mean August 1, 2005, the date of issuance and delivery of the Bonds to the Underwriters against payment therefor.

“Issuer” shall mean Maricopa County, Arizona Pollution Control Corporation, an Arizona nonprofit corporation designated as a political subdivision existing under the laws of the State of Arizona, incorporated for and with the approval of the County, pursuant to the provisions of the Constitution of the State of Arizona and the Act, and its successors and assigns.

“Letter of Credit” shall mean the irrevocable direct pay letter of credit, if any, issued by the Bank and delivered to the Trustee in accordance with Section 6.08 of the Agreement and any extension thereof.

“Long-Term Interest Rate” shall mean with respect to each Bond, a fixed, non-variable interest rate on such Bond established in accordance with Section 2.01(c)(iv) hereof.

“Long-Term Interest Rate Period” shall mean each period during which a Long-Term Interest Rate is in effect.

“Maturity Date” shall mean May 1, 2040.

“Maximum Bond Interest Rate” shall mean (a) with respect to Bonds other than ARS the lesser of 12% per annum and the Maximum Lawful Rate and (b) with respect to ARS, the lesser of 15% per annum and the Maximum Lawful Rate, in each case calculated in the same manner as interest is calculated for the particular interest rate on the Bonds.

“Maximum Lawful Rate” shall mean the maximum rate of interest on the relevant obligation permitted by applicable law.

“Moody’s” shall mean Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Borrower, with the approval of the Remarketing Agent, the Bank and the Bond Insurer, by notice to the Trustee, the Tender Agent and the Issuer.

“Nominee” shall have the meaning specified in Section 2.01(e) hereof.

“Non-Payment Rate” shall mean, on any date of determination, 15% per annum; provided, that in no event shall the Non-Payment Rate be more than the Maximum Lawful Rate.

“Notice of ARS Payment Default” shall mean a notice substantially in the form of Exhibit A to the Auction Agent Agreement.

“Notice of Cure of ARS Payment Default” shall mean a notice substantially in the form of Exhibit B to the Auction Agent Agreement.

“Official Statement” shall mean the Official Statement relating to the Bonds, including all appendices thereto.

“One Month LIBOR Rate” shall mean, as of any date of determination, the offered rate (rounded up to the next highest 0.001%) for deposits in U.S. dollars for a one-month period which appears on the Telerate Page 3750 at approximately 11:00 a.m., London time, on such date, or if such date is not a date on which dealings in U.S. dollars are transacted in the London interbank market, then on the next preceding day on which such dealings were transacted in such market.

“Order” shall have the meaning provided in Section 1.01(a) of the Auction Procedures.

“Outstanding” when used in reference to the Bonds, shall mean, as at any particular date, the aggregate of all Bonds authenticated and delivered in accordance with this Indenture except:

(i) those cancelled at or prior to such date or delivered to or held by the Trustee at or prior to such date for cancellation;

(ii) those deemed to be paid in accordance with Article IX hereof;

(iii) those in lieu of or in exchange, replacement or substitution for which other Bonds shall have been authenticated and delivered in accordance with this Indenture, unless proof satisfactory to the Trustee and the Borrower is presented that such Bond is held by a bona fide holder in due course; and

(iv) Bonds deemed purchased pursuant to Section 4.10 hereof.

“Owner” shall mean the person or entity in whose name any Bond is registered upon the registration books maintained pursuant to Section 2.04 hereof.

“Participant” shall mean, with respect to DTC or another Securities Depository, a member of or participant in DTC or such other Securities Depository, respectively.

“Paying Agent” shall mean the initial and any successor paying agent or agents appointed in or in accordance with Section 11.21 hereof. “Principal Office” of the Paying Agent shall mean the Principal Office of the Trustee (if the Trustee is the Paying Agent) or such other office of the Paying Agent designated in writing to the Issuer, the Trustee, the Auction Agent, the Broker-Dealers, the Bank, the Tender Agent and the Remarketing Agent, as applicable.

“Payment Date” shall mean each Interest Payment Date or any other date on which any principal of, premium, if any, or interest on any Bond is due and payable for any reason, including without limitation upon any redemption of Bonds pursuant to Section 4.01.

“Person” shall mean a corporation, association, partnership, limited liability company, joint venture, trust, organization, business, individual or government or any governmental agency or political subdivision thereof.

“Plant” shall mean Units 1, 2 and 3 of the Palo Verde Nuclear Generating Station, a nuclear power generating plant located in Maricopa County, Arizona, at which the Project is located.

“Potential Owner” shall mean, with respect to any Auction, any Person, including any Existing Owner, who may be interested in acquiring a beneficial interest in ARS subject to such Auction in addition to the ARS, if any, currently owned by such Person.

“Prior Bonds” shall have the meaning set forth in the 5th Whereas clause of this Indenture.

“Purchase Fund” shall mean the fund created by Section 14.01 hereof.

“Rating Agencies” shall mean S&P, Moody’s or Fitch.

“Receipts and Revenues” shall mean (a) the Repayment Installments including all moneys drawn by the Trustee under a Credit Facility in satisfaction of the Borrower’s obligations to make Repayment Installments (b) all other moneys received by the Trustee (for the account of the Issuer) pursuant to the Agreement, (c) all moneys and investments in the Bond Fund and (d) all income and profit from the investment of the foregoing moneys. The term “Receipts and Revenues” does not include any moneys or investments in the Purchase Fund or amounts required to be paid to the Issuer pursuant to Sections 5.04, 5.08, 8.03 and 8.05 of the Agreement.

“Record Date” shall mean (a) with respect to any Interest Payment Date in respect of any Daily Interest Rate Period, the last Business Day of each calendar month or, in the case of the last Interest Payment Date in respect of a Daily Interest Rate Period, the Business Day immediately preceding such Interest Payment Date, (b) with respect to any Interest Payment Date in respect of any Weekly Interest Rate Period or any Bond Interest Term within a Short-Term Interest Rate Period, the Business Day immediately preceding such Interest Payment Date, (c) with respect to any Interest Payment Date in respect of any Long-Term Interest Rate Period, the fifteenth day of the month immediately preceding such Interest Payment Date or, in the event that an Interest Payment Date shall occur within 16 days after the first day of a Long-Term Interest Rate Period, such first day, and (d) with respect to ARS, the second Business Day next preceding each ARS Interest Payment Date.

“Registrar” shall mean the registrar or registrars appointed in or in accordance with Section 11.23 hereof. “Principal Office” of the Registrar shall mean the Principal Office of the Trustee (if the Trustee is the Registrar) or such other office of the Registrar designated in writing to the Issuer, the Trustee, the Tender Agent and the Remarketing Agent.

“Reimbursement Agreement” shall mean the Reimbursement Agreement, between the Borrower and the Bank issued in connection with the Letter of Credit and delivered to the Trustee in connection with Section 6.08 of the Agreement and any extension thereof.

“Remarketing Agent” shall mean Citigroup Global Markets Inc. and any successor remarketing agent appointed in accordance with Section 14.01 hereof. “Principal Office” of the Remarketing Agent shall mean Citigroup Global Markets Inc., 390 Greenwich Street, 5th Floor, New York, New York 10013, Attention: Kevin Stowe, or such other office thereof designated in writing to the Issuer, the Trustee, the Bank and the Tender Agent.

“Remarketing Agreement” shall mean the Remarketing Agreement, executed and delivered at or prior to the initial issuance of the Bonds, between the Borrower and the Remarketing Agent, relating to the Bonds other than ARS, as supplemented or amended in accordance with the provisions thereof.

“Repayment Installment” shall mean any amount that the Borrower is required to pay to the Trustee pursuant to Section 5.02(a) of the Agreement as a repayment of the loan made by the Issuer under the Agreement.

“Representation Letter” shall have the meaning set forth in Section 2.01(e) hereof.

“S&P” shall mean Standard & Poor’s Ratings Group (a division of The McGraw-Hill Companies, Inc.), a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized securities rating agency designated by the Borrower, with the approval of the Remarketing Agent and the Bank and the Bond Insurer, by notice to the Trustee, the Tender Agent and the Issuer.

“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor thereto.

“Securities Depository” shall mean DTC or, if applicable, any successor securities depository appointed pursuant to this Indenture.

“Securities Exchange Act” shall mean the Securities and Exchange Act of 1934, as amended, and any successor thereto.

“Sell Order” shall have the meaning provided in Section 1.01(a) of the Auction Procedures.

“Short-Term Interest Rate Period” shall mean, with respect to each Bond bearing interest at a BIT Rate, the period established in accordance with Section 2.01(c)(v) hereof.

“Special Auction Period” shall mean, with respect to ARS, (a) any period of less than 183 days which is not another Auction Period and which is divisible by seven and which begins on an Interest Payment Date and ends (i) in the case of ARS with Auctions generally conducted on Fridays, on a Sunday unless such Sunday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (ii) in the case of ARS with Auctions generally conducted on Mondays, on a Monday unless such Monday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (iii) in the case of ARS with Auctions generally conducted on Tuesdays, on a Tuesday unless such Tuesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, (iv) in the case of ARS with Auctions generally conducted on Wednesdays, on a Wednesday unless such Wednesday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day, and (v) in the case of ARS with Auctions generally conducted on Thursdays, on a Thursday unless such Thursday is not followed by a Business Day, in which case on the next succeeding day which is followed by a Business Day or (b) any period which is 183 days or longer which begins on an Interest Payment Date and ends not later than the day prior to the final scheduled maturity date of ARS.

“Special Record Date” shall mean, (a) with respect to any Bond other than ARS, the date established by the Trustee in connection with the payment of overdue interest on that Bond pursuant to Section 2.01(b) hereof and (b) with respect to ARS, a special date fixed to determine the names and addresses of holders of ARS for purposes of paying interest on a special interest payment date for the payment of defaulted interest, all as further provided in Section 3A.01(f)(ii) hereof.

“State” shall mean the State of Arizona.

“Submission Processing Deadline” shall mean the earlier of (i) 40 minutes after the Submission Deadline and (ii) the time when the Auction Agent begins to disseminate the results of the Auction to the Broker-Dealers.

“Submission Processing Representation” shall mean the written representation in the form attached to the Broker-Dealer Agreement as Exhibit D to be used in the event that Broker-Dealers submit an Order after the Submission Deadline and prior to the Submission Processing Deadline and the Order was (i) received by the Broker-Dealer from Existing Owners or Potential Owners prior to the Submission Deadline or (ii) initiated internally by the Broker-Dealer for its own account prior to the Submission Deadline. Each Order submitted to the Auction Agent after the Submission Deadline and prior to the Submission Processing Deadline shall constitute a representation by the Broker-Dealer that such Order was (i) received from an Existing Owner or Potential Owner prior to the Submission Deadline or (ii) initiated internally by the Broker-Dealer for its own account prior to the Submission Deadline (the “Submission Processing Representation”).

“Submitted Hold Order” shall have the meaning provided in Section 1.03(b) of the Auction Procedures.

“Substitute Auction Agent” shall mean the Person with whom the Trustee at the direction of the Borrower enters into a Substitute Auction Agent Agreement.

“Substitute Auction Agent Agreement” shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement whereby a Person having the qualifications required by Section 3A.06 of this Indenture agrees with the Trustee at the direction of the Borrower to perform the duties of the Auction Agent herein with respect to the Bonds.

“Sufficient Clearing Bids” shall have the meaning provided in Section 1.03(b) of the Auction Procedures.

“Supplemental Indenture” shall mean any supplemental indenture hereafter duly authorized and entered into between the Issuer and the Trustee in accordance with the provisions of this Indenture.

“Tax Certificate” shall mean the “Tax Certificate”, executed by the Issuer in connection with the issuance of the Bonds.

“Tax-Exempt” shall mean, with respect to interest on any obligations of a state or local government, including the Bonds, that such interest is excluded from the gross income of the holders thereof (other than any holder who is a “substantial user” of facilities financed with such obligations or a “related person” within the meaning of Section 147(a) of the Code) for federal income tax purposes, whether or not such interest is includable as an item of tax preference or otherwise includable directly or indirectly for purposes of calculating other tax liabilities, including any alternative minimum tax or environmental tax under the Code.

“Tender Agent” shall mean Citigroup Global Markets Inc. and any successor tender agent appointed in accordance with Section 14.01 hereof. “Principal Office” of the Tender Agent shall mean the Principal Office of the Remarketing Agent (if the Remarketing Agent is the Tender Agent), or such other office thereof designated in writing to the Issuer, the Trustee and the Remarketing Agent.

“Tender Agreement” shall mean the Tender Agreement, if any, executed and delivered at or prior to the initial issuance of the Bonds, between the Borrower and the Tender Agent, relating to the Bonds other than ARS, as supplemented or amended in accordance with the provisions thereof.

“Trustee” shall mean Union Bank of California, N.A., as trustee under this Indenture, and its successor or successors hereunder. “Principal Office” of the Trustee shall mean a principal office of the Trustee at which at any particular time its corporate trust business shall be administered in California, which office at the date of the execution of this Indenture, is 120 South San Pedro Street, 4th Floor, Los Angeles, CA 90012, Corporate Trust Department; except that with respect to the presentation of Bonds for payment or for registration of transfer, exchange or tender, such term shall mean the office or agency of the Trustee at Union Bank of California, N.A., Corporate Trust Department, 120 South San Pedro Street, 4th Floor, Los Angeles, CA 90012, Attn: Bond Redemption.

“Trust Estate” shall mean at any particular time all right, title and interest of the Issuer in and to the Agreement (except its rights under Sections 5.04, 5.08 and 8.05 thereof and any rights of the Issuer to receive notices, certificates, requests, requisitions, directions and other communications thereunder), including without limitation the Receipts and Revenues, all moneys and obligations which at such time are deposited or are required to be deposited with, or are held or are required to be held by or on behalf of, the Trustee or any Paying Agent in trust under any of the provisions of this Indenture and all other rights, titles and interests which at such time are subject to the lien of this Indenture, except for moneys or obligations deposited with or paid to the Trustee or any Paying Agent for the redemption or payment of Bonds which are deemed to have been paid in accordance with Article IX hereof and funds held pursuant to Section 5.06 hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and any successor thereto.

“Underwriters” means Citigroup Global Markets Inc., BNY Capital Markets, Inc. and J.P. Morgan Securities Inc.

“Weekly Interest Rate” shall mean a variable interest rate on the Bonds established in accordance with Section 2.01(c)(iii) hereof.

“Weekly Interest Rate Period” shall mean each period during which a Weekly Interest Rate is in effect.

“Winning Bid Rate” shall have the meaning provided in Section 1.03(b) of the Auction Procedures.

Section 1.02 Number and Gender. The singular form of any word used herein, including the terms defined in Section 1.01, shall include the plural, and vice versa. The use herein of a word of any gender shall include all genders.

Section 1.03 Articles, Sections, Etc. All references herein to “Articles,” “Sections” and other subdivisions are to the corresponding Articles, Sections or subdivisions of this Indenture as originally executed; and the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or subdivision hereof. The headings or titles of the several Articles and Sections hereof, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not affect the meaning, construction or effect of this Indenture.

Section 1.04 Content of Certificates and Opinions. Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or the Agreement (except for the certificate of cancelled Bonds provided for in Sections 2.05, 2.06 and 4.05 hereof) shall include (a) a statement that the person or persons making or giving such certificate or opinion have read such covenant or condition and the definitions herein relating thereto; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (c) a statement that, in the opinion of the signers, they have made or caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether, in the opinion of the signers, such condition or covenant has been complied with.

Any such certificate or opinion made or given by an officer of the Issuer or the Borrower may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous. Any such certificate or opinion made or given by counsel may be based, insofar as it relates to factual matters (with respect to which information is in the possession of the Issuer or the Borrower), upon the certificate or opinion of or representations by an officer of the Issuer or the Borrower, as applicable, unless such counsel knows that the certificate or opinion or representations with respect to the matters upon which his or her opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should have known that the same were erroneous.

Section 1.05 Findings. It is hereby found and determined by the Issuer that:

(a) The Borrower is a corporation which is conducting operations in the County and is qualified under the Act to borrow the proceeds of the sale of the Bonds from the Issuer to redeem and repay the outstanding principal amount of the Prior Bonds for purposes of the Act;

(b) The Project promotes the purposes of the Act by preventing or limiting air, water and other forms of pollution for the purpose of protecting the health and welfare of the citizens of the State of Arizona, and facilitates compliance by the Borrower with existing and possible future air, water and other quality standards designed to improve the environment in the State of Arizona;

(c) The loan pursuant to the Agreement is in furtherance of the purposes of the Issuer;

(d) It is advisable that the Bonds be subject to redemption as provided in this Indenture;

(e) The manner in which the Bonds are sold is most advantageous and it is necessary and advantageous that the expenses, premiums and commissions, if any, in connection with the issuance of the Bonds be paid by the Borrower; and

(f) It is advisable that this Indenture contain the provisions set forth herein.

ARTICLE II

THE BONDS

Section 2.01 Authorization and Terms of Bonds.

(a) Authorization. Bonds designated as “Maricopa County, Arizona Pollution Control Corporation Pollution Control Refunding Revenue Bonds, 2005 Series C (El Paso Electric Company Palo Verde Project)” may be issued under this Indenture. The aggregate principal amount of Bonds which may be issued and Outstanding under this Indenture shall not exceed Thirty-seven Million One Hundred Thousand Dollars ($37,100,000). No Bonds may be issued hereunder except in accordance with this Article.

(b) General Terms. The Bonds shall be issued as fully registered Bonds, without coupons, in Authorized Denominations and shall be dated as of the Issue Date. The Bonds shall mature, subject to prior redemption as provided in Article IV, upon the terms and conditions hereinafter set forth, on the Maturity Date. The initial interest rate on the Bonds will be the rate the Underwriters determine is necessary to sell the Bonds at par. The Bonds shall initially be issued as ARS. While the Bonds are ARS and except as otherwise specifically provided herein, the provisions of Article IIIA shall govern the interest rates per annum and the payment terms of the Bonds. The provisions of this Section 2.01 shall govern the interest rates per annum and payment terms of Bonds other than ARS.

The Bonds shall be numbered from R-1 consecutively upwards in order of authentication. Each Bond shall bear interest from the last date to which interest has been paid in full or, if no interest has been paid in full or duly provided on such Bond, from the Issue Date. All Bonds shall mature on the date set forth above and shall bear interest at the rates determined from time to time in accordance with the provisions of this Indenture. Payment of the interest on any Bond shall be made to the person appearing on the bond registration books of the Registrar as the registered holder thereof as of the close of business on the Record Date, such interest to be paid by the Paying Agent to such registered holder (i) in the event such Bond is a Book-Entry Bond, in immediately available funds on the Interest Payment Date in accordance with the Representation Letter, and (ii) in the event such Bond is not a Book-Entry Bond (A) in immediately available funds (by wire transfer or by deposit to the account of the holder of at least $1,000,000 of Bonds if such account is maintained with the Paying Agent), according to the written instructions given by such holder to the Registrar prior to the Record Date or (B) in all other cases, by check mailed by first class mail to the holder at such holder’s address as it appears as of the Record Date on the registration books of the Registrar; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the holders in whose name any such Bonds are registered as of a Special Record Date to be fixed by the Trustee, notice of which shall be given to such holders not less than ten (10) days prior thereto. Both the principal of and premium, if any, on the Bonds shall be payable upon surrender thereof in lawful money of the United States of America at the Principal Office of the Paying Agent. Notwithstanding the foregoing, interest on any Bond bearing a Bond Interest Term Rate (except any such Bond which is a Book-Entry Bond) shall be paid only upon presentation to the Tender Agent of the Bond on which such payment is due. The Bonds shall be dated as of the Issue Date. The Bonds shall be substantially in the form attached hereto as Exhibit A.

If and to the extent, however, that the Issuer fails to make payment or provision for payment of interest on any Bond on any Interest Payment Date, that interest shall cease to be payable to the Owner of that Bond on the applicable Record Date. When moneys become available for payment of the interest, (a) the Trustee shall, pursuant to Section 10.10 hereof, establish a Special Record Date for the payment of that interest which shall be not more than 15 nor fewer than 10 days prior to the date of the proposed payment, and (b) the Trustee shall give notice by first-class mail of the proposed payment and of the Special Record Date to each owner not fewer than 10 days prior to the Special Record Date and, thereafter, the interest shall be payable to the owners of the Bonds as of the Special Record Date at the close of business on the Special Record Date.

(c) Interest Rates and Rate Periods. The Bonds shall bear interest until final payment of the principal or redemption price thereof shall have been made in accordance with the provisions hereof, whether at the Maturity Date, upon redemption or otherwise. During Daily Interest Rate Periods, interest on the Bonds shall be computed on the basis of a 365- or 366-day year for the number of days actually elapsed during Daily Interest Rate Periods. During Short-Term Interest Rate Periods or Weekly Interest Rate Periods, interest on the Bonds shall be computed on the basis of a 365- or 366-day year for the number of days actually elapsed based on the calendar year in which the Short-Term Interest Rate Period or Weekly Interest Rate Period commences. During any Long-Term Interest Rate Period, interest on the Bonds shall be computed upon the basis of a 360-day year, consisting of twelve 30-day months.

(i) Rate Periods. The Bonds shall initially bear interest as set forth in Section 2.01(b), and shall remain in such Interest Rate Period until adjusted to a different

Interest Rate Period as provided herein. After any such adjustment, the term of the Bonds shall be divided into consecutive Interest Rate Periods during which the Bonds may bear interest at the Daily Interest Rate, Weekly Interest Rate, Bond Interest Term Rate or Long-Term Interest Rate. Any Daily Interest Rate Period, Weekly Interest Rate Period or Short-Term Interest Rate Period established with respect to the Bonds shall continue in effect unless and until adjusted to a different Interest Rate Period as provided herein.

(ii) Daily Interest Rate.

(A) Determination of Daily Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate, determined by the Remarketing Agent on or before each Business Day for such Business Day. The Daily Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent to be the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. The Remarketing Agent shall provide the Trustee and the Borrower with telephonic or Electronic notice of the Daily Interest Rate determined by 10:30 a.m. (New York City time) on the date of determination. If the Remarketing Agent shall not have determined a Daily Interest Rate for any day by 10:30 a.m. (New York City time) on such day, the Daily Interest Rate shall be the same as the Daily Interest Rate for the immediately preceding day. In no event shall the Daily Interest Rate be greater than the Maximum Bond Interest Rate.

(B) Adjustment to a Daily Interest Rate Period. At any time, the Borrower, by written notice to the Issuer, the Trustee, the Bank, the Tender Agent and the Remarketing Agent may elect that the Bonds shall bear interest at a Daily Interest Rate. Such notice (1) shall specify the effective date of such adjustment to a Daily Interest Rate, which shall be (a) a Business Day not earlier than thirty-five (35) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee); (b) in the case of an adjustment from a Long-Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Borrower pursuant to Section 4.01(a)(ii)(C) hereof; and (c) in the case of an adjustment from a Weekly Interest Rate Period or a Short-Term Interest Rate Period, an Interest Payment Date on which interest is payable for the Weekly Interest Rate Period or Bond Interest Term from which the adjustment is to be made; provided, however, that if prior to the Borrower’s making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Daily Interest Rate Period shall not precede such redemption date; and (2) if the adjustment is from a Long-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act, and (b) will not adversely affect the Tax-Exempt status of the interest on the Bonds.

(C) Notice of Adjustment to a Daily Interest Rate Period. The Trustee shall give notice by first class mail of an adjustment to a Daily Interest Rate Period to the Owners of the Bonds not less than 15 days (30 days if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the effective date of such Daily Interest Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to a Daily Interest Rate (subject to the Borrower’s ability to rescind its election as described in Section 2.01(c)(viii) hereof), (2) the effective date of the Daily Interest Rate Period, (3) that the Bonds are subject to mandatory tender for purchase on such effective date (except in the case of adjustment between Daily Interest Rate Periods and Weekly Interest Rate Periods), (4) the procedures for such mandatory tender, and (5) the purchase price of the Bonds on such effective date (expressed as a percentage of the principal amount thereof).

(iii) Weekly Interest Rate.

(A) Determination of Weekly Interest Rate. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent no later than the first day of such Weekly Interest Rate Period and thereafter no later than 10:00 a.m. (New York City time) on Wednesday of each week during such Weekly Interest Rate Period, unless any such Wednesday shall not be a Business Day, in which event the Weekly Interest Rate shall be determined by the Remarketing Agent no later than the Business Day immediately preceding such Wednesday. The Weekly Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent to be the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If for any reason, a Weekly Interest Rate is not so established for any period by the time specified above by the Remarketing Agent, the Weekly Interest Rate shall be the same as the Weekly Interest Rate in effect for the immediately preceding week. In no event shall any Weekly Interest Rate exceed the Maximum Bond Interest Rate. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday. Thereafter, each Weekly Interest Rate shall apply to the period commencing on each Wednesday and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Interest Rate Period and ending on such last day. The Remarketing Agent shall provide the Trustee and the Borrower with written, telephonic or Electronic notice of each Weekly Interest Rate, as determined, by 12:00 noon (New York City time) on the effective date of such Weekly Interest Rate.

(B) Adjustment to Weekly Interest Rate. At any time, the Borrower, by written direction to the Issuer, the Trustee, the Bank, the Tender Agent and the Remarketing Agent may elect that the Bonds shall bear interest at a Weekly Interest Rate. Such direction (1) shall specify the effective date of such adjustment to a Weekly Interest Rate, which shall be (a) a Business Day not earlier than thirty-five (35) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee); (b) in the case of an adjustment from a Long-Term Interest Rate Period, a day on which the Bonds would otherwise be permitted to be redeemed at the option of the Borrower pursuant to Section 4.01(a)(ii)(C) hereof; and (c) in the case of an adjustment from a Daily Interest Rate Period or Short-Term Interest Rate Period, an Interest Payment Date on which interest is payable for the Daily Interest Rate Period or Bond Interest Term from which the adjustment is to be made; provided, however, that if prior to the Borrower’s making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Weekly Interest Rate Period shall not precede such redemption date; and (2) if the adjustment is from a Long-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

(C) Notice of Adjustment to a Weekly Interest Rate Period. The Trustee shall give notice by first class mail of an adjustment to a Weekly Interest Rate Period to the Owners of the Bonds not less than fifteen (15) days (thirty (30) days if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the effective date of such Weekly Interest Rate Period. Such notice shall state (1) that the Interest Rate on the Bonds will be adjusted to a Weekly Interest Rate (subject to the Borrower’s ability to rescind its election as provided in Section 2.01(c)(viii) hereof), (2) the effective date of the Weekly Interest Rate Period, (3) that the Bonds are subject to mandatory tender for purchase on such effective date (except in the case of adjustments between Daily Interest Rate Periods and Weekly Interest Rate Periods), (4) the procedures for such mandatory tender, and (5) the purchase price of such Bonds on such effective date (expressed as a percentage of the principal amount thereof).

(iv) Long-Term Interest Rate.

(A) Determination of Long-Term Interest Rate. During each Long-Term Interest Rate Period, the Bonds shall bear interest at the Long-Term Interest Rate, which shall be determined by the Remarketing Agent on a Business Day selected by the Remarketing Agent, but not more than forty (40) days prior to and not later than the effective date of such Long-Term Interest Rate Period. The Long-Term Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent on such date, and communicated by the close of business on such date to the Trustee, the Paying Agent and the Borrower, by written, telephonic or Electronic notice, as being the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such Long-Term Interest Rate Period at a price (without regard to accrued interest) equal to 100% of the principal amount thereof; provided, however, that if, for any reason, a Long-Term Interest Rate for any Long-Term Interest Rate Period shall not be determined or effective or if an adjustment from a Long-Term Interest Rate Period to another Interest Rate Period shall not be effective, the Interest Rate Period for the Bonds shall automatically convert to a Daily Interest Rate Period; provided, further, however, that if the Favorable Opinion of Bond Counsel required by Section 2.01(c)(ii)(B) in connection with an adjustment to a Daily Interest Rate Period from a Long-Term Interest Rate Period cannot be obtained, then the Interest Rate Period for the Bonds shall automatically convert to a Long-Term Interest Rate Period of one year and one day. If a Daily Interest Rate for the first day of such Daily Interest Rate Period is not determined as provided in Section 2.01(c)(ii) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be equal to the BMA Index. In no event shall any Long-Term Interest Rate be greater than the Maximum Bond Interest Rate.

(B) Adjustment to or Continuation of a Long-Term Interest Rate Period. At any time, the Borrower, by written notice to the Issuer, the Bank, the Trustee, the Tender Agent and the Remarketing Agent may elect that the Bonds shall bear, or continue to bear, interest at a Long-Term Interest Rate, and if it shall so elect, shall determine the duration of the Long-Term Interest Rate Period during which the Bonds shall bear interest at such Long-Term Interest Rate. Each Long-Term Interest Rate Period shall have a duration such that the last day of such Long-Term Interest Rate Period is (1) a day which both immediately precedes a Business Day and is at least one year after the effective date of such Long-Term Interest Rate Period or (2) if earlier, the day immediately preceding the Maturity Date. At the time the Borrower so elects an adjustment to or continuation of a Long-Term Interest Rate Period, the Borrower may specify two or more consecutive Long-Term Interest Rate Periods and, if the Borrower so specifies, shall specify the duration of each such Long-Term Interest Rate Period as provided in this paragraph. Such notice shall specify the effective date of each Long-Term Interest Rate Period, which shall be (a) a Business Day not earlier than thirty-five (35) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee); (b) in the case of an adjustment from or continuation of a Long-Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed by the Borrower pursuant to Section 4.01(a)(ii)(C) hereof; and (c) in the case of an adjustment from a Daily, Weekly or Short-Term Interest Rate Period, an Interest Payment Date on which interest is payable for the Daily or Weekly Interest Rate Period or Bond Interest Term from which the adjustment is to be made; provided, however, that if prior to the Borrower’s making such election, any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Long-Term Interest Rate Period shall not precede such redemption date. In addition, such notice (i) shall specify the last day of such Long-Term Interest Rate Period, and (ii) if the adjustment is from a Daily,

Weekly or Short-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

If, by the thirty-fifth day prior to the last day of any Long-Term Interest Rate Period, the Trustee shall not have received notice of the Borrower’s election that, during the next succeeding Interest Rate Period, the Bonds shall bear interest at a Daily Interest Rate, a Weekly Interest Rate, a Long-Term Interest Rate or a Bond Interest Term Rate accompanied by appropriate opinions of Bond Counsel, if required by Section 2.01(c)(ii)(B), (iii)(B), (iv)(B) or (v)(B) hereof, the next succeeding Interest Rate Period for the Bonds shall be a Daily Interest Rate Period; provided, however, that if the opinion of Bond Counsel required by Section 2.01(c)(ii)(B) in connection with an adjustment to a Daily Interest Rate Period from a Long-Term Interest Rate Period cannot be obtained, then the Interest Rate Period for the Bonds shall automatically convert to a Long-Term Interest Rate Period of one year and one day. If a Daily Interest Rate for the first day of such Daily Interest Rate Period is not determined as provided in Section 2.01(c)(ii) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be equal to the BMA Index.

At the same time that the Borrower elects to have the Bonds bear interest at a Long-Term Interest Rate or continue to bear interest at a Long-Term Interest Rate, the Borrower may also specify to the Trustee optional redemption prices and periods different from (including that there be no such optional redemption) those set out in Section 4.01(a)(ii)(C) during the Long-Term Interest Rate Period(s) with respect to which such election is made; provided, however, that such notice shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such changes (i) are authorized or permitted by the Act and this Indenture, and (ii) will not adversely affect the Tax-Exempt status of interest on the Bonds.

(C) Notice of Adjustment to or Continuation of a Long-Term Interest Rate Period. The Trustee shall give notice by first class mail of an adjustment to or continuation of a Long-Term Interest Rate Period to the Owners of the Bonds not less than fifteen (15) days (thirty (30) days if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the effective date of such Long-Term Interest Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to, or continue to be, a Long-Term Interest Rate (subject to the Borrower’s ability to rescind its election as provided in Section 2.01(c)(viii) hereof), (2) the effective date of such Long-Term Interest Rate Period, (3) that the Bonds shall be subject to mandatory tender for purchase on such effective date, (4) the procedures for such mandatory tender, and (5) the purchase price of the Bonds on such effective date (expressed as a percentage of the principal amount thereof).

(v) Bond Interest Term Rate.

(A) Determination of Bond Interest Terms and Bond Interest Term Rates. During each Short-Term Interest Rate Period, each Bond shall bear interest during each Bond Interest Term for such Bond at the Bond Interest Term Rate for such Bond. Each Bond Interest Term for any Bond shall be a period of at least one day but not more than the lesser of (x) 270 days or (y) the number of days of interest coverage on the Bonds provided for in any Credit Facility then in effect minus five (5) days. When a Credit Facility, if any, other than any initial Letter of Credit is in effect with respect to the Bonds or no Credit Facility is in effect with respect to the Bonds, each Bond Interest Term for any Bond shall be a period of at least one day but not more than 270 days. Each Bond Interest Term for any Bond shall be a period determined by the Remarketing Agent to be, in its judgment, the period which, taking into account prevailing market conditions and all other Bond Interest Terms and Bond Interest Term Rates for all Bonds then Outstanding, is likely to result in the lowest overall net interest expense on all such Bonds; provided, however, that any such Bond purchased on behalf of the Borrower and remaining unsold in the hands of the Remarketing Agent as of 1:00 p.m. (New York City time) on the effective date of the Bond Interest Term for such Bond shall have a Bond Interest Term of one day or, if such Bond Interest Term would not end on a day immediately preceding a Business Day, a Bond Interest Term of more than one day ending on the day immediately preceding the next Business Day; provided, further, however, that (1) each Bond Interest Term shall end on a day which immediately precedes a Business Day and no Bond Interest Term shall extend beyond the day immediately preceding the Maturity Date or, if a Credit Facility, if any, is then in effect with respect to the Bonds, the scheduled expiration date of such Credit Facility, and (2) if for any reason the Remarketing Agent fails or is unable to determine a Bond Interest Term on any Bond, the Bond Interest Term for such Bond shall be one day, unless such Bond Interest Term would end on a day which does not precede a Business Day, in which case such Bond Interest Term shall end on the day immediately preceding the next succeeding Business Day.

The Bond Interest Term Rate for each Bond Interest Term for each Bond shall be the rate of interest per annum determined by the Remarketing Agent no later than 1:00 p.m. (New York City time) on the first day of such Bond Interest Term to be the lowest interest rate which would enable the Remarketing Agent to sell such Bonds on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. The Remarketing Agent shall provide the Trustee and the Borrower with telephonic or Electronic notice of each Bond Interest Term Rate and Bond Interest Term by 1:00 p.m. (New York City time) on the date of determination. If a Bond Interest Term Rate for a Bond Interest Term of one day is not determined or effective by 1:00 p.m. (New York City time) on such day, the Bond Interest Term Rate for such Bond Interest Term of one day shall be equal to the BMA Index. In no event shall any Bond Interest Term Rate exceed the Maximum Bond Interest Rate.

Notwithstanding the foregoing, in the event that notice of redemption with respect to any Bond in a Short-Term Interest Rate Period shall have been given to the holder of such Bond by the Trustee pursuant to Section 4.03 hereof, no subsequent Bond Interest Terms or Bond Interest Term Rates shall be determined with respect to such Bond.

(B) Adjustment to or Continuation of Bond Interest Term Rates. At any time, the Borrower, by written direction to the Issuer, the Trustee, the Bank, if any, the Tender Agent and the Remarketing Agent may elect that the Bonds shall bear interest at Bond Interest Term Rates. Such direction (1) shall specify the effective date of the Short-Term Interest Rate Period during which the Bonds shall bear interest at Bond Interest Term Rates, which shall be (a) a Business Day not earlier than thirty-five (35) days after delivery of such notice (or such shorter period as shall be acceptable to the Trustee), (b) in the case of an adjustment from a Long-Term Interest Rate Period, a day on which the Bonds would be permitted to be redeemed at the option of the Borrower pursuant to Section 4.01(a)(ii)(C) hereof; and (c) in the case of an adjustment from a Daily or Weekly Interest Rate Period, an Interest Payment Date on which interest is payable for the Daily or Weekly Interest Rate Period from which the adjustment is to be made; provided, however, that if prior to the Borrower’s making such election any Bonds shall have been called for redemption and such redemption shall not have theretofore been effected, the effective date of such Short-Term Interest Rate Period shall not precede such redemption date; and (2) shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

(C) Notice of Adjustment to a Bond Interest Term. The Trustee shall give notice by first class mail of an adjustment to a Short-Term Interest Rate Period to the Owners of the Bonds not less than fifteen (15) days (thirty (30) days if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the effective date of such Short-Term Interest Rate Period. Such notice shall state (1) that the interest rate on the Bonds will be adjusted to Bond Interest Term Rates (subject to the Borrower’s ability to rescind its election as provided in Section 2.01(c)(viii) hereof), (2) the effective date of the Short-Term Interest Rate Period, (3) that the Bonds are subject to mandatory tender for purchase on the effective date of such Short-Term Interest Rate Period, (4) the procedures for such mandatory tender, and (5) the purchase price of the Bonds on such effective date (expressed as a percentage of the principal amount thereof).

(D) Adjustment from a Short-Term Interest Rate Period. At any time during a Short-Term Interest Rate Period, the Borrower may elect that the Bonds shall no longer bear interest at Bond Interest Term Rates and shall instead bear interest as otherwise permitted under this Indenture. The Borrower shall give written notice to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent, if any, of such election and shall specify the Interest Rate Period to follow with respect to such Bonds upon cessation of the Short-Term Interest Rate

Period and instruct the Remarketing Agent to (1) determine Bond Interest Terms of such duration that, as soon as possible, all Bond Interest Terms shall end on the same date, not earlier than twenty-four (24) days (or such shorter period acceptable to the Trustee) following the delivery by the Borrower of such written notice, and upon the establishment of such Bond Interest Term the day next succeeding the last day of all such Bond Interest Terms shall be the effective date of the Interest Rate Period elected by the Borrower; or (2) determine Bond Interest Terms that will best promote an orderly transition to the next succeeding Interest Rate Period to apply to the Bonds, beginning not earlier than twenty-four (24) days (or such shorter period acceptable to the Trustee) following the delivery by the Borrower of such written notice. If the alternative in clause (2) above is selected (and if the Trustee requests, a Favorable Opinion of Bond Counsel is received), the day next succeeding the last day of the Bond Interest Term for each Bond shall be with respect to such Bond the effective date of the Interest Rate Period elected by the Borrower. The Remarketing Agent, promptly upon the determination thereof, shall give written notice of such last day and such effective dates to the Borrower, the Trustee and the Tender Agent. During any transitional period from a Short-Term Interest Rate Period to the next succeeding Interest Rate Period in accordance with clause (2) above, the provisions of this Indenture shall be deemed to apply to the Bonds as follows: the Bonds continuing to bear interest at Bond Interest Term Rates shall have applicable to them the provisions hereunder theretofore applicable to such Bonds as if all Bonds were continuing to bear interest at Bond Interest Term Rates and the Bonds bearing interest in the Interest Rate Period to which the transition is being made will have applicable to them the provisions hereunder as if all Bonds were bearing interest in such Interest Rate Period.

(vi) Terms of Credit Facility, If Any. If a Credit Facility in the form of a letter of credit is to be held by the Trustee after the effective date of any adjustment from one Interest Rate Period to another Interest Rate Period, such Credit Facility, if any, shall be in an amount sufficient to provide payment of (x) the principal amount of the Outstanding Bonds plus (y) the amount of interest (computed on the basis of a 365-day year in the case of an adjustment to a Daily Interest Rate Period, Weekly Interest Rate Period or Short-Term Interest Rate Period, and on the basis of a 360-day year consisting of twelve 30-day months in the case of an adjustment to a Long-Term Interest Rate Period) which will accrue on the Outstanding Bonds for a period equal to the maximum number of days between Interest Payment Dates during the new Interest Rate Period plus five (5) days. In the case of an adjustment to a Long-Term Interest Rate Period, a Credit Facility, if any, to be in effect after the effective date of such adjustment shall (i) extend for a period ending on a date no earlier than five (5) days after the first date on which the Bonds may be called for redemption pursuant to Section 4.01(a)(ii)(C) and (ii) cover the premium, if any, which would be included in the purchase price upon mandatory purchase of the Bonds pursuant to Section 4.08(b) hereof if the term of such Credit Facility was not extended beyond the expiration date set forth therein.

(vii) Determination Conclusive. The determination of any Bond Interest Term Rate, Daily Interest Rate, Weekly Interest Rate and Long-Term Interest Rate and each Bond Interest Term and the calculation of interest payable on the Bonds by the Remarketing Agent shall be conclusive and binding upon such Remarketing Agent, the Trustee, the Tender Agent, the Issuer, the Borrower, the Bank and the Owners of the Bonds.

(viii) Rescission of Election. Notwithstanding anything herein to the contrary, the Borrower may rescind any election by it to adjust to or continue an Interest Rate Period pursuant to Sections 2.01(c)(ii)(B), (iii)(B), (iv)(B), (v)(B) or 3A.11 hereof prior to the effective date of such adjustment or continuation by giving written notice thereof to the Issuer, the Trustee, the Tender Agent, the Auction Agent, the Broker-Dealers and the Remarketing Agent, if any, prior to such effective date. If the Trustee receives notice of such rescission prior to the time the Trustee has given notice to the Owners of the Bonds pursuant to Section 2.01(c)(ii)(C), (iii)(C), (iv)(C) or (v)(C), as applicable, then the notice of adjustment or continuation previously delivered by the Borrower shall be of no force and effect. If the Trustee receives notice from the Borrower of rescission of an adjustment to or continuation of an Interest Rate Period after the Trustee has given notice to the Owners of the Bonds pursuant to Section 2.01(c)(ii)(C), (iii)(C), (iv)(C) or (v)(C), as applicable, then the Interest Rate Period for the Bonds shall automatically adjust to a Daily Interest Rate Period on the date originally scheduled for such adjustment or continuation; provided, however, that if the Bonds are then in a Long-Term Interest Rate Period and the Favorable Opinion of Bond Counsel required by Section 2.01(c)(ii)(B) in connection with an adjustment to a Daily Interest Rate Period from a Long-Term Interest Rate Period cannot be obtained, then the Interest Rate Period for the Bonds shall automatically convert to a Long-Term Interest Rate Period of one year and one day. If a Daily Interest Rate for the first day of such Daily Interest Rate Period is not determined as provided in Section 2.01(c)(ii) hereof, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be equal to the BMA Index.

(d) Form of Bonds. The Bonds may be engraved, printed, lithographed or typewritten, shall be in Authorized Denominations and may contain such references to any of the provisions of this Indenture as may be appropriate. The form of the Bonds, the certificate of authentication to be executed on all the Bonds by the Trustee and the forms for registration of transfer shall be in substantially the forms thereof set forth in Exhibit A hereto, with necessary or appropriate variations, omissions and insertions as permitted or required by this Indenture. The Bonds and the certificate of authentication to be executed thereon shall be in substantially the form attached hereto as Exhibit A, with such appropriate variations, omissions and insertions as are permitted or required by this Indenture. Pursuant to recommendations promulgated by the Committee on Uniform Security Identification Procedures, “CUSIP” numbers may be printed on the Bonds. The Bonds may bear such endorsement or legend relating thereto as may be required to conform to usage or law with respect thereto. If appropriate, the Bonds may be printed with a portion of the text printed on the reverse side thereof and with a legend printed on the front referring to such text to the following effect: “Reference is hereby made to the further provisions of this Bond set forth on the back hereof and such further provisions are hereby incorporated by reference as if set forth here in full.” Upon adjustment to a Long-Term Interest Rate Period, the form of Bond may include a summary of the mandatory and optional redemption provisions to apply to the Bonds during such Long-Term Interest Rate Period, or a statement to the effect that the Bonds will not be optionally redeemed during such Long-Term Interest Rate Period, provided that the Registrar shall not authenticate such a revised Bond form prior to receiving a Favorable Opinion of Bond Counsel that such Bond form conforms to the terms of the Act and of this Indenture and that authentication thereof will not adversely affect the Tax-Exempt status of the Bonds.

(e) Book-Entry System. Bonds shall be issued in the form of a single certificated fully registered Bond, registered in the name of Cede & Co., as nominee of the Depository Trust Company (such entity and its successors and assigns are referred to herein as “DTC”), or such other name as may be requested by an authorized representative of DTC, or any successor nominee (the “Nominee”). Except as provided in paragraph (C) below, all of the Outstanding Bonds shall be so registered in the registration books kept by the Registrar, and the provisions of this Section 2.01(e) shall apply thereto.

(i) The Issuer, the Borrower, the Remarketing Agent, the Tender Agent, the Trustee, the Registrar, the Paying Agent and any Co-Registrar and Co-Paying Agent shall have no responsibility or obligation to any DTC participant or to any person on behalf of which a DTC participant holds an interest in the Bonds, except as otherwise expressly provided herein. Without limiting the immediately preceding sentence, the Issuer, the Borrower, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent and any Co-Registrar and Co-Paying Agent shall have no responsibility or obligation with respect to (i) the accuracy of the records of DTC, the Nominee, any DTC participant or indirect participant with respect to any ownership interest in the Bonds, (ii) the delivery to any DTC participant or any other person, other than an Owner as shown in the registration books kept by the Registrar, of any notice with respect to the Bonds, including any notice of redemption (except that the Trustee and Tender Agent, if any, shall have the obligation to deliver notices of optional and mandatory tender to the Remarketing Agent, if any, as provided herein) or (iii) the payment to any DTC participant or any other person, other than an Owner, as shown in the registration books kept by the Registrar, of any amount with respect to principal or purchase price of, premium, if any, or interest on the Bonds. The Paying Agent shall pay all principal, premium, if any, and interest on the Bonds only to or upon the order of the respective Owners, as shown in the registration books kept by the Registrar, or their respective attorneys duly authorized in writing, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer’s obligations with respect to payment of principal of, premium, if any, and interest on the Bonds to the extent of the sum or sums so paid. The Issuer, the Borrower, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent and any Co-Registrar and Co-Paying Agent may treat and consider the person in whose name each Bond is registered in the registration books kept by the Registrar as the holder and absolute owner of such Bond for the purpose of payment of principal, purchase price, premium and interest with respect to such Bond, for the purpose of giving notices of redemption and other matters with respect to such Bond, for the purpose of registering transfers with respect to such Bond, and for all other purposes whatsoever; provided, however, notwithstanding the foregoing provisions, the Tender Agent, if any, shall accept any notice of optional tender pursuant to Section 4.08(a) from any Owner of any Book-Entry Bond, but shall make payment of the purchase price thereof only to the registered owner of such Bond in the manner provided in the Representation Letter (as defined below); and provided further, that no person other than an Owner, as shown in the registration books kept by the Registrar, shall receive a certificated Bond evidencing the obligation of the Issuer to make payments of principal, premium, if any, and interest pursuant to this Indenture.

(ii) The Issuer, the Paying Agent, the Registrar, the Tender Agent and/or the Trustee shall, if not previously on file, execute and deliver to DTC a letter of representation in customary form with respect to the Bonds (the “Representation Letter”), but such Representation Letter shall not in any way limit the provisions of the foregoing paragraph (i) or in any other way impose upon the Issuer any obligation whatsoever with respect to persons having interests in the Bonds other than the Owners, as shown on the registration books kept by the Registrar. The Trustee, the Tender Agent and the Paying Agent shall take all actions necessary for representations of the Issuer in the Representation Letter with respect to the Trustee, the Tender Agent and the Paying Agent to be complied with at all times.

(iii) The Issuer, with the consent of the Borrower, may, and upon request of the Borrower shall, terminate the services of DTC with respect to the Bonds. DTC may determine to discontinue providing its services with respect to the Bonds at any time by giving written notice and all relevant information on the Beneficial Owners of the Bonds to the Issuer, the Borrower, the Tender Agent, if any, and the Trustee and discharging its responsibilities with respect thereto under applicable law. Upon the discontinuance or termination of the services of DTC with respect to the Bonds, unless a substitute securities depository is appointed by the Issuer (with the consent, or at the request, of the Borrower) to undertake the functions of DTC hereunder, the Issuer, at the expense of the Borrower, is obligated to deliver Bond certificates to the Owners of such Bonds, as described in this Indenture, and such Bonds shall no longer be restricted to being registered in the registration books kept by the Registrar in the name of the Nominee, but may be registered in whatever name or names Owners transferring or exchanging such Bonds shall designate, in accordance with the provisions of this Indenture.

(iv) In connection with any notice or other communication to be provided to Owners pursuant to this Indenture by the Issuer, the Borrower the Remarketing Agent, the Tender Agent, the Trustee, the Registrar, the Paying Agent, and any Co-Registrar and Co-Paying Agent with respect to any consent or other action to be taken by the Owners of the Bonds, the Issuer, the Borrower the Remarketing Agent, the Tender Agent, the Trustee, the Registrar, the Paying Agent, any Co-Registrar and Co-Paying Agent, as the case may be, the Trustee shall establish a record date for such consent or other action and give DTC notice of such record date not less than 15 calendar days in advance of such record date to the extent possible.

(v) So long as any Bond is registered in the name of the Nominee, all payments with respect to principal, purchase price, premium, if any, and interest on such Bond and all notices with respect to such Bond shall be made and given, respectively, in the manner provided in the Representation Letter. Owners shall have no lien or security interest in any rebate or refund paid by DTC to the Tender Agent, if any, or the Paying Agent which arises from the payment by the Tender Agent, if any, or Paying Agent of principal of or purchase price, premium, if any, or interest on the Bonds in immediately available funds to DTC.

Section 2.02 Execution of Bonds. The Bonds shall be executed on behalf of the Issuer by its President, a Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer and such execution shall be attested by its President, a Vice-President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer; provided that the officer so attesting such execution shall not be the same officer that executed such Bond. The signatures of the President, a Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer of the Issuer may be facsimile signatures.

The Bonds and the interest thereon shall not be general obligations or an indebtedness of the Issuer but shall be limited obligations of the Issuer, which is obliged to pay the principal and premium, if any, and interest on the Bonds only out of the Receipts and Revenues of the Issuer from the Agreement and other moneys pledged therefor under this Indenture. The Bonds shall never constitute an indebtedness of the State of Arizona, or the County, or the Issuer within the meaning of any Arizona Constitutional provision or statutory limitation and shall never constitute or give rise to a pecuniary liability of the State of Arizona, or the County, or the Issuer or a charge against the general credit or taxing powers of the State of Arizona, or the County, or the general credit of the Issuer and such fact shall be plainly stated on each Bond. The Issuer has no taxing power.

The Bonds shall then be delivered to the Trustee for authentication by the Trustee. In case any officer who shall have signed any of the Bonds shall cease to be such officer before the Bonds so signed or attested shall have been authenticated or delivered by the Trustee or issued by the Issuer, such Bonds may nevertheless be authenticated, delivered and issued and, upon such authentication, delivery and issuance, shall be as binding upon the Issuer as though those who signed and attested the same had continued to be such officers of the Issuer. Also, any Bond may be signed on behalf of the Issuer by such persons as on the actual date of the execution of such Bond shall be the proper officers although on the nominal date of such Bond any such person shall not have been such officer.

Only such of the Bonds as shall bear thereon a certificate of authentication in the form recited in Exhibit A hereto, manually executed by the Trustee, shall be valid or obligatory for any purpose or entitled to the benefits of this Indenture, and such certificate of the Trustee shall be conclusive evidence that the Bonds so authenticated have been duly authenticated and delivered hereunder and are entitled to the benefits of this Indenture. The Trustee’s certificate of authentication on any Bond shall be deemed to have been executed by it if manually signed by an authorized signatory on behalf of the Trustee but it shall not be necessary that the same person sign the certificate of authentication on all of the Bonds issued hereunder.

Upon authentication of any Bond, the Trustee, Registrar or the Tender Agent, if any, as the case may be, shall set forth on such Bond (1) the date of such authentication and (2) in the case of a Bond bearing interest at a Bond Interest Term Rate which is not a Book-Entry Bond, such Bond Interest Term Rate, the day next succeeding the last day of the applicable Short-Term Interest Rate Period, the number of days comprising such Short-Term Interest Rate Period and the amount of interest to accrue during such Short-Term Interest Rate Period.

So long as Union Bank of California, N.A. is serving as Trustee hereunder, it shall also serve as Registrar hereunder.

Section 2.03 Transfer and Exchange of Bonds. Registration of any Bond may, in accordance with the terms of this Indenture, be transferred, upon the books of the Registrar required to be kept pursuant to the provisions of Section 2.04, by the person in whose name it is registered, in person or by his duly authorized attorney, upon surrender of such Bond for cancellation, accompanied by a written instrument of transfer in a form approved by the Registrar, duly executed. Whenever any Bond shall be surrendered for registration of transfer, the Issuer shall execute and the Trustee shall authenticate and deliver a new Bond or Bonds of the same tenor in Authorized Denominations. No registration of transfer of Bonds upon the books of the Registrar required to be kept pursuant to the provisions of Section 2.04 hereof shall be required to be made during the period after any Record Date and prior to the related Interest Payment Date or during the period of fifteen (15) days immediately preceding the date on which the Trustee mails any notice of redemption, nor shall any registration of transfer of Bonds called for redemption be required.

Bonds may be exchanged at the Principal Office of the Trustee for a like aggregate principal amount of Bonds of the same tenor of Authorized Denominations. The Trustee shall require the payment by the Owner requesting such exchange of any tax or other governmental charge required to be paid with respect to such exchange, and there shall be no other charge to any Owners for any such exchange. Except with respect to Bonds remarketed after being purchased pursuant to Sections 4.07 and 4.08 hereof, no exchange of Bonds shall be required to be made during the period after any Record Date and prior to the related Interest Payment Date or during the period of fifteen (15) days immediately preceding the date on which the Trustee gives notice of redemption, nor shall any exchange of Bonds called for redemption be required. If a Bond is presented for transfer or exchange after notice of redemption of such Bond has been given as provided in Section 4.03 hereof, the Registrar shall deliver a copy of such notice of redemption to the new owner of such Bond.

Section 2.04 Bond Register. The Registrar will keep or cause to be kept at its Principal Office sufficient books for the registration and the registration of transfer of the Bonds, which shall at all times, during regular business hours, be open to inspection by the Issuer, the Trustee, the Bond Insurer and the Borrower; and, upon presentation for such purpose, the Registrar shall, under such reasonable regulations as it may prescribe, register the transfer or cause to be registered the transfer, on said books, of Bonds as hereinbefore provided.

Section 2.05 Bonds Mutilated, Lost, Destroyed or Stolen. If any Bond shall become mutilated, the Issuer, upon the request and at the expense of the holder of said Bond, shall execute, and the Trustee shall thereupon authenticate and deliver a new Bond of like tenor in exchange and substitution for the Bond so mutilated, but only upon surrender to the Registrar of the Bond so mutilated. Every mutilated Bond so surrendered to the Registrar shall be treated by the Trustee in accordance with its document retention policies (provided that the Trustee shall not be required to destroy such Bonds) and, upon the written request of the Issuer, a certificate evidencing such disposition shall be delivered to the Issuer, with a copy to the Borrower. If any Bond issued hereunder shall be lost, destroyed or stolen, evidence of such loss, destruction or theft may be submitted to the Issuer, the Borrower and the Registrar, and if such evidence be satisfactory to them and indemnity satisfactory to them shall be given by or on behalf of the holder of such lost, destroyed or stolen Bond, the Issuer, at the expense of the holder, shall execute, and the Trustee shall thereupon authenticate and deliver, a new Bond of like tenor in lieu of and in substitution for the Bond so lost, destroyed or stolen (or if any such Bond shall have matured or shall be about to mature, instead of issuing a substitute Bond the Trustee shall, at the direction of the Issuer, pay the same without surrender thereof). The Issuer may require payment of a reasonable fee for each new Bond issued under this Section and payment of the expenses which may be incurred by the Issuer and the Trustee. Any Bond issued under the provisions of this Section in lieu of any Bond mutilated or alleged to be lost, destroyed or stolen shall constitute an original additional contractual obligation on the part of the Issuer whether or not the Bond mutilated or so alleged to be lost, destroyed or stolen shall be at any time enforceable by anyone, and shall be equally and proportionately entitled to the benefits of this Indenture with all other Bonds secured by this Indenture.

All Bonds shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of lost, destroyed or improperly cancelled Bonds, notwithstanding any law or statute now existing or hereafter enacted.

Section 2.06 Disposition of Cancelled Bonds. When paid in full, all Bonds shall be delivered to the Trustee, who shall forthwith cancel such Bonds and deliver upon request a certificate evidencing such cancellation to the Issuer and the Borrower. The Trustee shall treat such cancelled Bonds in accordance with its document retention policies and shall not be required to destroy such Bonds.

Section 2.07 CUSIP Numbers. As provided in Section 2.01(d) of this Indenture, the Issuer in issuing the Bonds may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to holders of Bonds; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Bonds or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Bonds, and any such redemption shall not be affected by any defect in or omission of such CUSIP numbers. The Issuer shall promptly notify the Trustee of any changes in the CUSIP numbers.

Section 2.08 Other Obligations. The Issuer expressly reserves the right to issue, to the extent permitted by law, obligations under another ordinance(s) and/or indenture(s) to provide additional funds or, at the request of the Borrower, to refund all or any principal amount of the Bonds.

Section 2.09 Temporary Bonds. Pending the preparation of definitive Bonds, the Issuer may execute and the Trustee shall authenticate and deliver temporary Bonds. Temporary Bonds shall be issuable as fully registered Bonds, of any Authorized Denomination, and substantially in the form of the definitive Bonds but with such omissions, insertions and variations as may be appropriate for temporary Bonds, all as may be determined by the Issuer. Temporary Bonds may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Bond shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Bonds. As promptly as practicable, the Issuer shall execute and shall furnish definitive Bonds and thereupon temporary Bonds may be surrendered in exchange therefor without charge at the Principal Office of the Trustee, and the Trustee shall authenticate and deliver in exchange for such temporary Bonds a like aggregate principal amount of the definitive Bonds of Authorized Denominations. Until so exchanged the temporary Bonds shall be entitled to the same benefits under this Indenture as definitive Bonds.

ARTICLE III

ISSUANCE OF BONDS

Section 3.01 Authentication and Delivery of Bonds. Forthwith upon the execution and delivery of this Indenture, the Issuer shall execute and deliver to the Trustee and the Trustee shall authenticate the Bonds and deliver the Bonds to the initial purchasers thereof as directed hereinafter in this Section 3.01. Without any further action on the part of the Issuer, the Trustee shall authenticate the Bonds in an aggregate principal amount of Thirty-Seven Million One Hundred Thousand Dollars ($37,100,000). Prior to the delivery on original issuance by the Trustee of any authenticated Bonds there shall be or have been delivered to the Trustee:

(i) An original duly executed counterpart of this Indenture.

(ii) An original duly executed counterpart of the Agreement.

(iii) A written order of the Issuer to the Trustee to authenticate and deliver the Bonds to the purchaser or purchasers therein identified upon payment to the Trustee, but for the account of the Issuer, of a sum specified in such request and authorization plus any accrued interest on such Bonds to the date of delivery.

(iv) A written statement on behalf of the Borrower, executed by an Authorized Borrower Representative, (i) approving the issuance and delivery of the Bonds and (ii) consenting to each and every provision of this Indenture.

(v) The Bond Insurance Policy.

Section 3.02 Application of Proceeds of Bonds. The proceeds received by the Issuer from the sale of the Bonds in the amount of $37,100,000 shall be deposited with the Trustee, and the Trustee shall transfer such proceeds to JPMorgan Chase Bank, National Association, as trustee for the Prior Bonds, to be applied to the redemption of the Prior Bonds.

Section 3.03 Payment of Principal and Interest. For the payment of interest on the Bonds, the Issuer shall cause to be deposited in the Bond Fund established under Section 5.01 hereof, on or prior to each Interest Payment Date, solely out of the Receipts and Revenues, an amount sufficient to pay the interest to become due on such Interest Payment Date. The obligation of the Issuer to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on such Interest Payment Date for the payment of interest on the Bonds.

For the payment of the principal of the Bonds on the Maturity Date or upon earlier redemption, the Issuer shall cause to be deposited in the Bond Fund, on or prior to the Maturity Date or redemption date of the Bonds, solely out of the Receipts and Revenues, an amount sufficient to pay the principal of the Bonds then due. The obligation of the Issuer to cause any such deposit to be made hereunder shall be reduced by the amount of moneys in the Bond Fund available on the Maturity Date or redemption date for the payment of the principal of the Bonds.

ARTICLE IIIA

ARS PROVISIONS

Section 3A.01 Payments with Respect to ARS.

(a) Interest with respect to ARS shall accrue from and including, as applicable, the Issue Date, the Conversion Date or the most recent ARS Interest Payment Date to which interest has been paid or duly provided for.

(b) The Trustee shall determine the aggregate amount of interest payable in accordance with subsection (e) below with respect to ARS on each ARS Interest Payment Date. Interest due on any ARS Interest Payment Date with respect to each $25,000 in principal amount of ARS shall equal (i) the Applicable ARS Rate multiplied by (ii) the principal amount of $25,000 multiplied by (iii) if the number of days in the Auction Period is less than 183, the number of days in the applicable ARS Interest Period, and, if the number of days in the Auction Period is 183 or greater, the number of days in the applicable ARS Interest Period assuming twelve 30-day months, divided by (iv) 360, and rounding the resultant figure to the nearest cent (a half cent being rounded upward). The Trustee shall notify the Securities Depository of its calculations, as provided in Section 3A.03(b) of this Indenture.

(c) Interest on the ARS shall be computed on the basis of a 360-day year for the actual number of days elapsed, except in the case of a Special Auction Period of 183 days or more in which case it will be computed on the basis of twelve 30-day months. The Applicable ARS Rate for each ARS Interest Period after the first ARS Interest Period shall be the Auction Rate; provided that

(i) Reserved.

(ii) in the event the Auction Agent fails to calculate or, for any reason, fails to timely provide the Auction Rate for any Auction Period (except as contemplated otherwise herein pursuant to (x), (y) and (z) below), the new Auction Period shall be the same as the preceding Auction Period if the preceding Auction Period was a period of 35 days or less and the new Auction Period shall be a seven-day Auction Period if the preceding Auction Period was a period of greater than 35 days and the Auction Rate for the new Auction Period shall be the same as the Auction Rate for the preceding Auction Period. The ARS shall continue in such Auction Period until changed pursuant to Section 3A.10(a) hereof.

Notwithstanding the foregoing:

(x) if the ownership of the ARS is no longer maintained in book-entry form by a Securities Depository, the Applicable ARS Rate for any Auction Period commencing after the delivery of certificates representing the ARS shall equal the ARS Maximum Rate;

(y) if an ARS Payment Default shall have occurred with respect to the ARS, the Applicable ARS Rate for the Auction Period commencing on or immediately after such ARS Payment Default and for each Auction Period thereafter, to and including the Auction Period, if any, during which, or commencing less than two Business Days after, such ARS Payment Default is cured in accordance with this Indenture, shall equal the Non-Payment Rate on the first day of each such Auction Period, provided that if an Auction occurred on the Business Day immediately preceding any such Auction Period, the Applicable ARS Rate for such Auction Period shall be the Non-Payment Rate; or

(z) for any Auction Period during which there is no duly appointed Auction Agent, or during which there is no duly appointed Broker-Dealer, no Auction will be held and, if the preceding Auction Period was 35 days or less, the new Auction Period shall be the same as the preceding Auction Period and, if the preceding Auction Period was more than 35 days, the new Auction Period shall be a seven-day Auction Period and the Auction Rate in each case shall be the ARS Maximum Rate. The ARS shall continue in such Auction Period until changed pursuant to Section 3A.10(a) hereof.

(d) Medium of Payment.

(i) The principal of and interest on the ARS shall be payable in any currency of the United States of America which on the respective dates for payment thereof is legal tender for the payment of public and private debts. The principal of and interest on the ARS (other than at maturity) shall be payable by check mailed on the date due to the registered owner thereof on the Record Date at the address of such registered owner as it appears on the registration books maintained by the Trustee.

(ii) Interest payable on any ARS Interest Payment Date to a registered owner of ARS in the aggregate principal amount of $1,000,000 or more may, upon written request by such registered owner received by the Trustee prior to the Record Date preceding such ARS Interest Payment Date, be paid by wire transfer on the date due to a designated account in the United States. Such written request shall remain in effect until rescinded in writing by such registered owner. The principal of each ARS at maturity will be paid upon presentation and surrender thereof at the Principal Office of the Trustee.

(iii) Unless otherwise requested by the Securities Depository, payments of the principal of ARS, at maturity or upon redemption, and payments of interest on ARS made by wire transfer, shall be made by the Trustee in immediately available funds, provided, however, that such method of payment may be modified by written agreement among the Trustee, the Securities Depository and the Auction Agent.

(e) Computation of Interest Distributable on ARS. The amount of interest distributable to ARS Beneficial Owners, in respect of each $25,000 in principal amount thereof for any ARS Interest Period or part thereof, shall be calculated by the Trustee by applying the Applicable ARS Rate with respect to the ARS, for such ARS Interest Period or part thereof, to the principal amount of $25,000, multiplying such product by the actual number of days in such ARS Interest Period or part thereof if the number of days in the Auction Period is less than 183 and multiplying the product by the number of days in such ARS Interest Period assuming twelve 30-day months if the number of days in the Auction Period is 183 days or more in each case divided by 360 and rounding the resultant figure to the nearest cent (half a cent being rounded upward).

(f) ARS Defaulted Interest.

(i) The Trustee shall determine not later than 2:00 p.m., New York City time, on each ARS Interest Payment Date, whether an ARS Payment Default has occurred. If an ARS Payment Default has occurred, the Trustee shall, not later than 2:30 p.m. New York City time on such Business Day, send a Notice of ARS Payment Default to the Auction Agent and each Broker-Dealer by telecopy or similar means and, if such ARS Payment Default is cured, the Trustee shall immediately send a Notice of Cure of ARS Payment Default to the Auction Agent and each Broker-Dealer by telecopy or similar means.

(ii) ARS Defaulted Interest shall forthwith cease to be payable to the ARS Beneficial Owner on the relevant Record Date by virtue of having been such ARS Beneficial Owner and such ARS Defaulted Interest shall be payable to the Person in whose name the ARS are registered at the close of business on a Special Record Date fixed therefor by the Trustee, which shall not be more than 15 days and not less than ten days prior to the date of the proposed payment of ARS Defaulted Interest. The Trustee shall promptly notify the Issuer and the Borrower of the Special Record Date and, at the Borrower’s expense, mail to each ARS Beneficial Owner of which it has knowledge pursuant to Section 11.01, not less than ten days before the Special Record Date, notice of the Special Record Date and the date of the proposed payment of such ARS Defaulted Interest.

Section 3A.02 Calculation of All-Hold Rate. The Auction Agent shall calculate the All-Hold Rate on each Auction Date. If the ownership of the ARS is no longer maintained in book-entry form by the Securities Depository, the Auction Agent shall announce the ARS Maximum Rate on the Business Day immediately preceding each ARS Interest Payment Date after the delivery of certificates representing the ARS. If an ARS Payment Default shall have occurred, the Trustee shall announce the Non-Payment Rate on the first day of (i) each Auction Period commencing on or after the date of the occurrence and during the continuance of such ARS Payment Default and (ii) any Auction Period commencing less than two Business Days after the cure of any ARS Payment Default. The determination by the Auction Agent of the All-Hold Rate shall (in the absence of manifest error) be final and binding upon all ARS Beneficial Owners and all other parties. The Auction Agent shall promptly advise the Trustee of the All-Hold Rate.

Section 3A.03 Notification of Rates, Amounts and Payment Dates.

(a) So long as the ownership of the ARS is maintained in book-entry form by the Securities Depository, the Trustee shall advise the Securities Depository (i) of each Record Date for the ARS at least two Business Days prior thereto and (ii) of each succeeding Interest Payment Date on each Interest Payment Date.

(b) On the Issue Date, or as soon as practicable thereafter, and on the Business Day preceding each ARS Interest Payment Date with respect to the ARS, the Trustee shall advise the Securities Depository, so long as the ownership of the ARS is maintained in book-entry form by the Securities Depository, of the amount of interest distributable in respect of each $25,000 in principal amount of ARS for any ARS Interest Period or part thereof, calculated in accordance with Section 3A.01(e) of this Indenture.

If any day scheduled to be an ARS Interest Payment Date shall be changed after the Trustee shall have given notice, the Trustee shall, not later than 9:15 a.m., New York City time, on the Business Day next preceding the earlier of the new ARS Interest Payment Date or the old ARS Interest Payment Date, by such means as the Trustee deems practicable, give notice of such change to the Auction Agent, so long as no ARS Payment Default has occurred and is continuing and the ownership of the ARS is maintained in book-entry form by the Securities Depository.

Section 3A.04 Adjustments with Respect to ARS Provisions. Notwithstanding any other provision of this Indenture relating to ARS, including without limitation the mandatory tender provisions and the definitions of terms used in this Article IIIA (including without limitation the definitions of Applicable ARS Rate, All-Hold Rate, ARS Maximum Rate and Non-Payment Rate), the ARS provisions may be amended by the Issuer at the written request of the Borrower, (i) upon obtaining an opinion of Counsel that the same does not materially adversely affect the rights of the ARS Beneficial Owners or (ii) by obtaining the consent of a majority of the ARS Beneficial Owners and, in each case, delivering a Favorable Opinion of Bond Counsel. In the case of clause (ii) above, the Trustee shall mail notice of such amendment to the ARS Beneficial Owners of which it has knowledge pursuant to Section 11.01, and if, on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed such notice, Sufficient Clearing Bids have been received or all of the ARS are subject to Submitted Hold Orders, the proposed amendment shall be deemed to have been consented to by the ARS Beneficial Owners. Written notice of each such amendment shall be delivered by the Issuer to the Trustee, the Borrower, the Auction Agent, and each Broker-Dealer.

Section 3A.05 Maximum Bond Interest Rate, Non-Payment Rate. If the Auction Rate on the Bonds shall be the Maximum Bond Interest Rate, the ARS Maximum Rate, or Non-Payment Rate for a period (A) in excess of thirty (30) days, the Borrower agrees to take all steps necessary to ensure that the Auction Rate does not exceed the interest rate payable on similar securities (taking into account the interest period and enhanced/insured rating of the Bonds) or (B) in excess of sixty (60) days, the Borrower agrees to convert, or cause to be converted, all Bonds to a Long-Term Interest Rate Period extending through the maturity of the Bonds or, with the approval of the Bond Insurer, to a variable interest rate mode, in each case at the lowest interest rate that will permit the Remarketing Agent to sell all the Bonds on the conversion date at a price equal to 100% of the principal amount thereof plus accrued interest thereon. If an Event of Default shall have occurred and be continuing under the Indenture or the Borrower fails to cause a conversion of the Bonds to another interest rate mode as required by the foregoing sentence, the Bond Insurer may, in its discretion, direct the conversion of the Bonds to a fixed rate or any other interest rate mode.

Section 3A.06 Auction Agent.

(a) The Trustee is hereby directed to enter into the Initial Auction Agent Agreement with the Initial Auction Agent and to appoint The Bank of New York as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) subject to the written approval of each Broker-Dealer, (ii) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof and having a combined capital stock, surplus and undivided profits of at least $15,000,000, or (iii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $15,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement and a member of or a participant in, the Securities Depository. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 45 days’ notice to the Trustee, the Broker-Dealer, the Issuer, the Borrower, and the Bond Insurer. The Auction Agent may be removed at any time by the Trustee, upon the written direction of (i) the Borrower, with the consent of the Bond Insurer, (ii) the Bond Insurer, or (iii) the ARS Beneficial Owners of 66-2/3% of the aggregate principal amount of the ARS then Outstanding, with the consent of the Bond Insurer, by an instrument signed by the Trustee and filed with the Auction Agent, the Bond Insurer, the Issuer and the Borrower upon at least 30 days’ notice. Neither the resignation nor the removal of the Auction Agent pursuant to the preceding two sentences shall be effective until and unless a Substitute Auction Agent has been appointed and has accepted such appointment; provided, however, that if a Substitute Auction Agent has not been so appointed within 45 days of the notice of resignation of the Auction Agent, the Auction Agent may petition a court of competent jurisdiction to appoint a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 30 days after notifying the Trustee, the Issuer, the Borrower, and the Bond Insurer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

(b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee, at the direction of the Borrower, shall use its best efforts to appoint a Substitute Auction Agent.

(c) In the absence of willful misconduct, grossly negligent failure to act or gross negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the

Auction Agent shall have been grossly negligent in ascertaining (or failing to ascertain) the pertinent facts necessary to make such judgment. The Trustee shall not be liable for any action, omission or error in judgment by the Auction Agent. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(d) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; acts of terrorism; epidemics; riots; interruptions, loss or malfunctions of utilities; computer (software or hardware) or communications services; accidents; labor disputes; acts of civil or military authority or governmental actions; it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 3A.07 Broker-Dealers.

(a) The Auction Agent shall enter into a Broker-Dealer Agreement with Citigroup Global Markets Inc., as the initial Broker-Dealer. The Borrower may, from time to time, approve one or more additional Persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent. No such party shall constitute a Broker-Dealer until a fully executed Broker-Dealer Agreement is delivered to the Trustee and the Auction Agent.

(b) Any Broker-Dealer may be removed at any time, at the written request of the Borrower, with the written consent of the Issuer.

Section 3A.08 Provisions Relating to Auctions. None of the Borrower, the Issuer, the Trustee or the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner, nor shall any of the Borrower, the Issuer, the Trustee or the Auction Agent be responsible for failure by any Securities Depository to effect any transfer or to provide the Auction Agent with current information regarding registration of transfers. None of the Borrower, the Issuer, the Trustee, the Broker-Dealers or the Auction Agent shall have any liability in the event that there are not Sufficient Clearing Bids from time to time pursuant to the Auction Procedures.

Section 3A.09 Agreement of Holders. By purchasing ARS, whether in an Auction or otherwise, each prospective purchaser of ARS and its Broker-Dealer will be deemed to have agreed to the provisions for the replacement of the Auction Agent and each Broker-Dealer as provided in this Indenture, and relevant agreements among the Issuer, the Borrower, the Trustee, the Auction Agent, and the Broker-Dealer, as appropriate.

Section 3A.10 Changes in Auction Period or Auction Date.

(a) Changes in Auction Period.

(i) The Auction Period for the ARS Interest Rate Period commencing on the Issue Date initially shall be a seven-day period commencing generally on a Tuesday. The Auction Period for the Bonds with respect to each subsequent ARS Interest Rate Period, if any, initially shall be either a seven-day period, a 28-day period, a 35-day period or a Special Auction Period, commencing generally on a Monday, generally on a Tuesday, generally on a Wednesday, generally on a Thursday or generally on a Friday, in each case as announced by the Borrower in its notice of the proposed Conversion to such subsequent ARS Interest Rate Period as provided in Section 3A.11.

(ii) During any Auction Period, the Borrower may from time to time and on any ARS Interest Payment Date immediately following an Auction Period, change the length of the Auction Period between seven-days, 28-days, 35-days and a Special Auction Period in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by the Bonds. The Borrower shall initiate the change in the length of the Auction Period by giving written notice to the Trustee, the Issuer, the Auction Agent, the Broker-Dealer and the Securities Depository that the Auction Period shall change if the conditions described herein are satisfied and the proposed effective date of the change, at least three Business Days prior to the Auction Date for such Auction Period.

(iii) Any such changed Auction Period shall be for a period of seven days, 28 days, 35 days or for a Special Auction Period and shall apply for all of the Bonds.

(iv) The change in length of the Auction Period for the Bonds shall take effect only if Sufficient Clearing Bids exist at the Auction on the Auction Date for the first such Auction Period. For purposes of the Auction for such first Auction Period only, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its ARS except to the extent such Existing Owner submits an Order with respect to such

ARS. If the condition referred to in the first sentence of this clause (iv) is not met, the Auction Rate for the next Auction Period shall be the ARS Maximum Rate, and the Auction Period shall be a seven-day Auction Period.

(b) Changes in Auction Date. During any Auction Period, the Auction Agent, with the written consent of the Borrower may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the ARS. The Auction Agent shall provide notice of its determination to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Trustee, the Paying Agent, the Borrower, the Issuer, the Broker-Dealers and the Securities Depository, which will, in turn, notify the holders. In the event the Auction Agent specifies an earlier Auction Date, the days of the week on which a Special Auction Period begins and ends and the Interest Payment Date relating to a Special Auction Period shall be adjusted accordingly.

(c) Conditions Precedent. No change in the length or the day of commencement of the Auction Period for the Bonds (as provided in subsection (a) or (b), as applicable) shall be allowed unless Sufficient Clearing Bids exist at the Auction immediately preceding the proposed change and, in the sole discretion of the Broker-Dealer, at the Auction before the date on which the notice of the proposed change was given.

Section 3A.11 Conversion of Bonds to Applicable ARS Rate.

(a) Conversion to Applicable ARS Rate. Subject to Section 2.01 hereof, the Borrower on behalf of the Issuer may, from time to time, by written direction to the Issuer, the Trustee, the Tender Agent (if any), the Bank (if any), the Remarketing Agent (if any), the Auction Agent (if any) and each Broker-Dealer (if any), elect that the Bonds shall bear interest at the Applicable ARS Rate. The direction of the Borrower shall specify (A) the proposed effective date of the Conversion to the Applicable ARS Rate, which shall be (1) in each case, a Business Day not earlier than the 30th day following the second Business Day after receipt by the Trustee of such direction, (2) in the case of a Conversion from a Long-Term Interest Rate Period, the day immediately following the last day of the then-current Long-Term Interest Rate Period or a day on which the Bonds would otherwise be subject to optional redemption pursuant to Section 4.01(a) hereof if such Conversion did not occur, and (3) in the case of a Conversion from a Short-Term Interest Rate Period, the day immediately following the last day of the Short-Term Interest Rate Period, (B) the Tender Date for the Bonds to be purchased, which shall be the proposed effective date of the adjustment to the Applicable ARS Rate and (C) the initial Auction Period. In addition, the direction of the Borrower shall be accompanied by a form of notice to be mailed to the holders of the Bonds by the Trustee as provided in Section 3A.11(b). During each ARS Interest Rate Period for the Bonds commencing on the Conversion Date and ending on the day immediately preceding the Conversion Date to the next succeeding Interest Rate Period, the interest rate borne by the Bonds shall be the Applicable ARS Rate.

(b) Notice of Conversion to Applicable ARS Rate. The Trustee shall give notice by first-class mail of an adjustment to an ARS Interest Rate Period to the holders of the Bonds not less than 30 days prior to the proposed effective date of such ARS Interest Rate Period. Such notice shall state (A) that the interest rate shall be adjusted to the Applicable ARS Rate unless the Borrower rescinds its election to adjust the interest rate to the Applicable ARS Rate as provided in Section 2.01(c)(viii); (B) the proposed effective date of the ARS Interest Rate Period; (C) that the Bonds are subject to mandatory tender for purchase on the proposed effective date and setting forth the Tender Price and the place of delivery for purchase of the Bonds; and (D) the information set forth in Section 4.08(b).

ARTICLE IV

REDEMPTION AND PURCHASE OF BONDS

Section 4.01 Redemption of Bonds. The Bonds shall be subject to redemption if and to the extent the Borrower is entitled or required to make and makes a prepayment pursuant to Article IX of the Agreement. The Trustee shall not give notice of any optional redemption under Section 4.01(a) hereof unless the Borrower has so directed in accordance with Section 9.02 of the Agreement. In the event of a failure by the Borrower to give a notice of mandatory prepayment under Section 9.03 of the Agreement, such notice may be given by the Issuer, the Trustee or any holder or holders of ten percent (10%) or more in aggregate principal amount of the Outstanding Bonds.

The Bonds shall be redeemed upon the following terms:

(a) Redemption Upon Optional Prepayment.

(i) Extraordinary Events. During any Long-Term Interest Rate Period, the Bonds shall be redeemed prior to the Maturity Date in whole or in part, and if in part by lot, at any time at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date, upon receipt by the Trustee of a written notice of the Borrower and signed by an Authorized Borrower Representative stating that any of the following events has occurred (which determination shall be in the sole discretion of the Borrower) and that the Borrower therefore intends to exercise its option to prepay all payments due under the Agreement, including Repayment Installments, in whole or in part pursuant to Section 9.01 of the Agreement and thereby effect the redemption of Bonds in whole or in part to the extent of such prepayments:

(A) All or part of the Project or the Plant shall have been damaged or destroyed to such an extent that, in the opinion of the Borrower, (i) the Project or the Plant or such affected portion could not reasonably be restored within a period of four (4) months to the condition thereof immediately preceding such damage or destruction, and the Borrower or the operator of the Project or the Plant will be prevented, or is likely to be prevented for a period of four (4) consecutive months or more, from carrying on all or substantially all of its normal operation of the Project or the Plant, or (ii) the cost of restoration of the Project or the Plant or such affected portion will be substantially in excess of the net proceeds of insurance thereon.

(B) Title to, or the temporary use of, all or a part of the Project or the Plant shall have been taken under the exercise of the power of eminent domain.

(C) Changes in economic availability of raw materials, operating supplies or facilities necessary to operate all or a part of the Project or the Plant, or technological or other changes which make the continued operation of the Project or the Plant or such affected portion uneconomical, in the opinion of the Borrower, shall have occurred and shall have resulted in a cessation of all or substantially all of the Borrower’s normal operations of either the Project or the Plant.

(D) Unreasonable burdens or excessive liabilities shall have been imposed upon the Issuer or the Borrower in respect of all or a part of the Project or the Plant including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement, as well as any statute or regulation enacted or promulgated after the date of the Agreement that prevents the Borrower from deducting interest in respect of the Agreement for federal income tax purposes.

(E) All or substantially all of the property of the Borrower shall be transferred or sold to any entity other than an affiliate of the Borrower or the Borrower shall be consolidated with or merged into an entity other than an affiliate of the Borrower in such manner that the Borrower is not the surviving entity and the surviving, resulting or transferee entity does not agree to perform the obligations of the Borrower.

(ii) Borrower Option. The Bonds shall be subject to redemption prior to the Maturity Date by the exercise by the Borrower of any of its options to prepay all or part of the unpaid balance of the Repayment Installments and cause the Bonds to be redeemed, in whole, or in part by lot, prior to the Maturity Date, as follows:

(A) During any Short-Term Interest Rate Period, each Bond shall be subject to such redemption on the day next succeeding the last day of each Bond Interest Term for such Bond at a redemption price equal to 100% of the principal amount thereof.

(B) During any Daily Interest Rate Period or Weekly Interest Rate Period, the Bonds shall be subject to such redemption on any Interest Payment Date at a redemption price equal to 100% of the principal amount thereof.

(C) On the day next succeeding the last scheduled day of any Long-Term Interest Rate Period, the Bonds shall be subject to such redemption at a redemption price of 100% of the principal amount thereof. During any Long-Term

Interest Rate Period, the Bonds shall be subject to redemption during the periods specified below, in whole or in part, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated (unless different redemption terms shall be specified by the Borrower pursuant to Section 2.01(c)(iv)(B)):

Length of Long-Term Interest Rate Period (expressed in years)	Redemption Prices
Greater than 17	After 10 years at 102% declining by 1% every 12 months to 100%

Less than or equal to 17 and greater than 10	After 8 years at 102%, declining by 1% every 12 months to 100%

Less than or equal to 10 and greater than 7	After 6 years at 101%, declining by 1/2 of 1% every 6 months to 100%

Less than or equal to 7 and greater than 4	After 3 years at 101%, declining by 1/2 of 1% every 6 months to 100%

Less than or equal to 4 and greater than 3	After 2 years at 100 1/2%, declining by 1/2 of 1% after 6 months to 100%

Less than or equal to 3 and greater than 2	After 1 year at 100 1/2%, declining by 1/2 of 1% after 6 months to 100%

Less than or equal to 2 and greater than 1	After 1 year at 100%

1 year or less	Not redeemable.

(iii) Change of Use. During any Long-Term Interest Rate Period, the Bonds shall be subject to redemption prior to the Maturity Date upon prepayment of the Repayment Installments attributable to the Bonds at the option of the Borrower in whole or in part by lot on any Interest Payment Date, at a redemption price equal to 100% of the principal amount thereof, if the Borrower delivers to the Trustee a written or Electronic notice to the effect that either:

(A) the Borrower has determined that some or all of the interest payable under the Agreement for any sixty (60) days (which need not be consecutive) within any consecutive twenty-four (24) month period is not or will not be deductible, in whole or in part, for federal income tax purposes by reason of Section 150(b) of the Code (or would not be deductible unless some or all of the Bonds are redeemed) due to a change in use of the Project or any portion thereof, and the Borrower will not claim deductions for such interest on its federal income tax returns; or

(B) the Borrower after reasonable effort has been unable to obtain an opinion of Bond Counsel that it is more likely than not that Section 150 of the Code will not prevent interest payable under the Agreement for any sixty (60) days (which need not be consecutive) within any consecutive twenty-four (24) month period from being deductible, in whole or in part, for federal income tax purposes.

(iv) ARS Interest Rate Period. The ARS shall be subject to redemption prior to the Maturity Date by the Issuer, at the written direction of the Borrower, on the ARS Interest Payment Date immediately following an Auction Period, in whole or in part in an Authorized Denomination, at a redemption price equal to the principal amount thereof to be redeemed, plus accrued but unpaid interest to the redemption date, without premium.

In either such case, the Borrower shall only cause the Trustee to redeem Bonds pursuant to this Section 4.01(a) (iii) on or after the Interest Payment Date immediately preceding the date on which, due to a change in use in the Project or any portion thereof, the period of potential interest expense disallowance described above commences, and the Borrower may only cause the Trustee to redeem such principal amount of Bonds as the Borrower determines is necessary to assure that the Borrower retains its right to all such deductions otherwise allowable or, if a partial redemption will not enable the Borrower to retain the right to deduct such interest, the Borrower may cause the Trustee to redeem all the Outstanding Bonds.

Notwithstanding any term or provision of Section 4.01(a) of this Indenture to the contrary, the Bonds shall not be subject to optional redemption unless (i) the Bank, if any, shall consent thereto in writing and deliver such consent to the Borrower and the Trustee, (ii) in connection with such redemption, the proceeds of a refunding shall be sufficient to pay, and shall be used to pay, the redemption price of the Bonds so redeemed or (iii) sufficient Available Moneys (other than proceeds of any drawing under the Letter of Credit) shall have been deposited by the Borrower with the Trustee for the payment of all amounts due in respect of all Bonds called for redemption pursuant to Section 4.01(a) of this Indenture. This paragraph shall be inapplicable if at the time of such optional redemption there is no Letter of Credit or other Credit Facility with respect to the Bonds.

(b) Redemption Upon Mandatory Prepayment. The Bonds shall be subject to redemption prior to the Maturity Date from amounts which are required to be prepaid by the Borrower under Section 9.03 of the Agreement, as set forth below.

(i) The Bonds shall be redeemed in whole on any date at a redemption price equal to the principal amount thereof plus interest accrued to the redemption date upon the occurrence of a Determination of Taxability; provided, however, that if, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of such Bonds Outstanding would have the result that interest payable on such Bonds remaining Outstanding after such redemption would remain Tax-Exempt, then such

Bonds shall be redeemed in part by lot (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

(ii) The Bonds shall be redeemed in whole at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date in the event that as a result of any changes in the Constitution of the United States of America or the Constitution of the State of Arizona or as a result of any legislative, judicial or administrative action, the Agreement shall have become void or unenforceable or impossible to perform in accordance with the intention and purposes of the parties thereto, or shall have been declared unlawful.

(iii) The Bonds shall be redeemed in whole at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date in the event that at least thirty-five (35) days prior to the expiration of any Credit Facility, if any, then in effect with respect to the Bonds the Trustee shall not have received (a) a renewal or extension of the existing Credit Facility, for a period of at least one (1) year (or, if shorter, the period to the Maturity Date) or (b) a substitute Credit Facility meeting the requirements of Section 6.08 of the Agreement. Such redemption shall occur on the last Business Day which is not less than five (5) calendar days preceding the expiration date of a Credit Facility, if any, then in effect.

(iv) The Bonds shall be redeemed in whole on any date at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date prior to any merger, consolidation, reorganization or conversion of the Borrower, or any sale or other disposition of any of the Borrower’s assets; provided, however, that if the successor to such merger, consolidation or disposition is a public utility regulated by the applicable state regulatory body or the Federal Energy Regulatory Commission, then this Section 4.01(b)(iv) shall not apply.

(c) Extraordinary Mandatory Redemption. The Bonds shall be subject to mandatory redemption prior to the Maturity Date on any date, in whole but not in part, at a redemption price equal to the principal amount thereof plus interest accrued to the redemption date prior to any merger, consolidation, reorganization or conversion of the Borrower, or any sale or other disposition of all or substantially all of the Borrower’s assets if the successor to such merger, consolidation or disposition is not a public utility (including a holding company) regulated by the applicable state regulatory body or the Federal Energy Regulatory Commission.

Section 4.02 Selection of Bonds to be Redeemed. If less than all the Bonds shall be called for redemption, the Trustee shall select the Bonds or any given portion thereof to be redeemed, from Outstanding Bonds or any given portion thereof not previously called for redemption, by lot. For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations. The Trustee shall promptly notify the Issuer and the Borrower in writing of the numbers of the Bonds or portions thereof so selected for redemption. Notwithstanding the foregoing, if less than all of the Bonds are to be redeemed at any time while the Bonds are Book-Entry Bonds, selection of the Bonds to be redeemed shall be made in accordance with customary practices of DTC or the applicable successor depository, as the case may be.

Section 4.03 Notice for Redemption. The Trustee shall give notice, Electronically or by first class mail, in the name of the Issuer, of the redemption of the Bonds, not less than thirty (30) nor more than sixty (60) days prior to the redemption date for Bonds bearing interest fixed to the Maturity Date or at Daily, Weekly or Long-Term Interest Rates, and at any time not more than sixty (60) days prior to the redemption date for Bonds bearing interest at Bond Interest Term Rates. Each notice of redemption shall (i) specify the Bonds to be redeemed, the redemption date, the redemption price, the place where amounts due upon such redemption will be payable (which shall be the Principal Office of the Paying Agent) and the source of the funds to be used for such redemption, the principal amount, the CUSIP numbers (if any) of the Bonds to be redeemed and, if less than all, the distinctive certificate numbers of the Bonds to be redeemed and, in the case of Bonds to be redeemed in part only, the respective portions of the principal amount thereof to be redeemed. Each such notice shall also state that the interest on the Bonds designated for redemption shall cease to accrue from and after such redemption date and that on said date there will become due and payable on each of said Bonds the principal amount thereof to be redeemed, interest accrued thereon, if any, to the redemption date and the premium, if any, thereon (such premium to be specified) and shall require that such Bonds be then surrendered at the address or addresses of the Paying Agent specified in the redemption notice; provided, however, the failure to duly give such notice, or any defect therein, shall not affect the validity of any proceedings for the redemption of Bonds with respect to which no such failure or defect occurred. In the event that any Bond selected for redemption shall be tendered for purchase pursuant to Section 4.08 hereof, the Tender Agent shall note on each Bond delivered to an Owner pursuant to Section 14.05 hereof upon the purchase of such tendered Bond that such Bond has been called for redemption and the date of such redemption. Upon presentation and surrender of Bonds so called for redemption at the place or places of payment, such Bonds shall be redeemed and cancelled. Notice of any redemption hereunder shall also be given to the Tender Agent and the Bank. The cost of the mailing of any such notice of redemption shall be paid by the Borrower.

With respect to any notice of optional redemption of Bonds pursuant to Section 4.01(a), unless upon the giving of such notice such Bonds shall be deemed to have been paid within the meaning of Article IX hereof, such notice shall state that such redemption shall be conditional upon the receipt by the Trustee on or prior to the date fixed for such redemption of Available Moneys sufficient to pay the principal of, premium, if any, and interest on, such Bonds to be redeemed, and that if such Available Moneys shall not have been so received said notice shall be of no force and effect and the Issuer shall not be required to redeem such Bonds. In the event that such notice of redemption contains such a condition and such Available Moneys are not so received, the redemption shall not be made and the Trustee shall within a reasonable time thereafter give notice, to the persons and in the manner in which the notice of redemption was given, that such Available Moneys were not so received.

Any notice for the redemption of any Bond mailed as provided herein shall be conclusively deemed to have been duly given whether or not such notice is received. Failure to mail the notices required by this paragraph to any holder of a Bond, or any defect in any notice so mailed, shall not affect the validity of the proceedings for redemption of any Bonds nor impose any liability on the Trustee.

Section 4.04 Partial Redemption of Bonds. Upon surrender of any Bond redeemed in part only, the Registrar shall exchange the Bond redeemed for a new Bond of like tenor and in an Authorized Denomination without charge to the holder in the principal amount of the portion of the Bond not redeemed. In the event of any partial redemption of a Bond which is registered in the name of the Nominee, DTC may elect to make a notation on the Bond certificate which reflects the date and amount of the reduction in principal amount of said Bond in lieu of surrendering the Bond certificate to the Registrar for exchange. The Issuer, the Trustee and the Registrar shall be fully released and discharged from all liability upon, and to the extent of, payment of the redemption price for any partial redemption and upon the taking of all other actions required hereunder in connection with such redemption.

If any Auction Bonds are to be redeemed and those Bonds are held by a Securities Depository, the Borrower shall include in the notice of the call for redemption delivered to the Securities Depository (i) a date placed under an item entitled “Publication Date for Securities Depository Purposes” and such date shall be three Business Days after the Auction Date immediately preceding such redemption date and (ii) an instruction to Securities Depository to (x) determine on such Publication Date after the Auction held on the immediately preceding Auction Date has settled, the Participants whose Securities Depository positions will be redeemed and the principal amount of such Auction Bonds to be redeemed from each such position (the “Securities Depository Redemption Information”), and (y) notify the Auction Agent immediately after such determination of the positions of the Participants in such Auction Bonds immediately prior to such Auction settlement, the position of the Participants in such Auction Bonds immediately following such auction settlement, and the Securities Depository Redemption Information.

Section 4.05 Effect of Redemption. Notice of redemption having been duly given as aforesaid, and moneys for payment of the redemption price being held by the Trustee, the Bonds so called for redemption shall, on the redemption date designated in such notice, become due and payable at the redemption price specified in such notice, interest on the Bonds so called for redemption shall cease to accrue, said Bonds shall cease to be entitled to any lien, benefit or security under this Indenture, and the holders of said Bonds shall have no rights in respect thereof except to receive payment of the redemption price thereof (including interest, if any, accrued to the redemption date), without interest accrued on any funds held after the redemption date to pay such redemption price.

All Bonds fully redeemed pursuant to the provisions of this Article IV shall upon surrender thereof be cancelled by the Trustee, who shall deliver a certificate evidencing such cancellation to the Issuer and the Borrower. The Trustee shall treat such cancelled Bonds in accordance with its document retention policies and shall not be required to destroy such Bonds.

Section 4.06 Payment of Redemption Price.

(i) For the redemption of any of the Bonds, the Issuer shall cause to be deposited in the Bond Fund, on or prior to the date fixed for redemption, solely out of the

Receipts and Revenues, an amount sufficient to pay the principal of and interest and any premium to become due on the date fixed for such redemption on the Bonds; provided that so long as a Credit Facility is in effect with respect to the Bonds and such Credit Facility does not cover some or all of the optional or mandatory redemption price, any amount payable as the optional or mandatory redemption price upon redemption of Bonds and not covered by such Credit Facility shall be on deposit in the Bond Fund and constitute Available Moneys prior to the Trustee giving any notice of redemption hereunder. The Bond Insurance Policy shall not cover payments for the redemption of any of the Bonds, other than payments of the redemption price and accrued interest due on the redemption date upon the mandatory redemption resulting from the occurrence of the Determination of Taxability pursuant to Section 4.01(b) hereof and payments of the redemption price and accrued interest due on the redemption date upon the extraordinary mandatory redemption pursuant to Section 4.01(c) hereof.

(ii) Moneys for payment of the principal of and interest and any premium to the date fixed for redemption on Bonds called for redemption and not presented for payment on the date fixed for redemption shall be set aside by the Trustee in trust for the Owners of such Bonds and shall be held uninvested. Interest on such Bonds shall cease to accrue on the date fixed for redemption.

Section 4.07 Bank Purchase Option.

(i) Notwithstanding any term or provision of this Indenture to the contrary, if a Credit Facility is in effect, (i) if an Event of Default shall occur and the Bonds are accelerated or (ii) if any Bonds shall be subject to redemption pursuant to Section 4.01 of this Indenture, or (iii) if the Remarketing Agent shall be unable to remarket Bonds as provided in Article XIV of this Indenture, then in any of such cases the Bank may from time to time in its discretion (in the manner provided in this Section 4.07) purchase all of the Bonds or the portion thereof that is subject to redemption, acceleration or which the Remarketing Agent has been unable to remarket, on the terms provided herein.

(ii) The Bank shall notify the Trustee in writing of its exercise of its purchase option pursuant hereto at or before the time by which payment of any drawing of a Credit Facility is required in respect of the relevant acceleration, redemption or failure to remarket Bonds which gives rise to such purchase option. Such notice may be given after presentation by the Trustee of any document or draft under such Credit Facility with respect to such acceleration, redemption or failure to remarket, in which case purchase of the relevant Bonds by the Bank shall take precedence over such drawing; provided, that if the Bank has not exercised its purchase option and paid the purchase price of the Bonds being purchased by the time by which payment is due under such Credit Facility in respect of such drawing, the Bank shall pay such drawing pursuant to such Credit Facility. If the Trustee shall have presented drafts or documents under such Credit Facility, the Bank’s notice of exercise of its purchase option may accompany payment of the purchase price of Bonds being acquired. The purchase price of Bonds purchased by the Bank pursuant hereto shall be paid to the Trustee at such account as it shall specify and shall be distributed by the Trustee to the former owners from which such Bonds shall have been purchased; provided, that in the case of any Bonds purchased upon a failed remarketing pursuant to paragraph (vi) of this Section 4.07, the purchase price shall be paid to the Remarketing Agent for distribution to the former Owners of such Bonds which tendered them to the Tender Agent.

(iii) No purchase of any Bonds by the Bank in accordance herewith shall cause such Bonds to be extinguished or deemed paid, and upon payment of the purchase price of Bonds by the Bank, the Trustee shall authenticate and deliver to the Bank (or its nominee) as Owner a Bond or Bonds in an aggregate principal amount equal to the aggregate principal amount of Bonds so purchased (which shall be deemed to be in an “Authorized Denomination” for all purposes of this Indenture), and such Bonds so delivered shall be Outstanding Bonds that are entitled to the benefits of this Indenture equally and proportionately with all other Bonds; provided that the Trustee shall not make any drawing on a Credit Facility in respect of Bonds known by the Trustee to be held by the Bank (or its nominee) except as provided in paragraph (viii) of this Section 4.07. Bonds purchased by the Bank which are not delivered to the Trustee by the date upon which such Bonds were to have been purchased nonetheless will be deemed to have been purchased by the Bank, and the former Owner or Owners of such Bonds shall have no claim thereon, under this Indenture or otherwise, for any amount other than the purchase price thereof. Interest accruing after the purchase date of such Bonds shall no longer be payable to the former Owners thereof.

(iv) Bonds called for and subject to redemption pursuant to Section 4.01 of this Indenture may, at the option of the Bank, be purchased by the Bank pursuant to this Section 4.07 in lieu of such redemption on the date upon which such Bonds were to have been redeemed at a purchase price equal to the amount that would have been payable on such Bonds if such Bonds had been so redeemed, except as provided in paragraph (vii) of this Section 4.07; provided, that no Bond called for redemption shall be subject to purchase by the Bank pursuant to this Section 4.07 if (i) in connection with such redemption, the proceeds of a refunding shall be sufficient to pay, and shall be used to pay, the redemption price of the Bonds so redeemed or (ii) sufficient Available Moneys (other than proceeds of any drawing under a Credit Facility) shall have been deposited by the Borrower with the Trustee for the payment of all amounts due in respect of all Bonds called for redemption pursuant to Section 4.01 of this Indenture. The Bank shall pay the purchase price for Bonds purchased by the Bank on such redemption date.

(v) If an Event of Default occurs and the Bonds are accelerated, the Bank may purchase all Bonds, pursuant to this Section 4.07, for a purchase price equal to the principal amount of such Bonds plus interest accrued thereon to the date of purchase, except as otherwise provided in paragraph (vii) of this Section 4.07.

(vi) In the event that the Remarketing Agent shall be unable to remarket any Bonds as provided in Article XIV hereof, the Bank may, at its option, purchase all such unremarketed Bonds pursuant to this Section 4.07, at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, on the date on which such Bonds would otherwise be purchased by the Remarketing Agent pursuant to Section 14.03(b), except as otherwise provided in paragraph (vii) of this Section 4.07.

(vii) Upon a purchase of Bonds by the Bank pursuant to this Section 4.07, the Bank may, in its discretion, purchase all Bonds, if any, then held by the Trustee which have been purchased by or on behalf of the Borrower with moneys drawn under a Credit Facility as to which drawing the Borrower has not reimbursed the Bank in accordance with the Reimbursement Agreement without the payment of any cash purchase price therefor, but the Borrower’s reimbursement obligations under the Reimbursement Agreement shall be reduced by an amount equal to the principal amount of such Bonds so deemed purchased. The Bank may exercise its option pursuant to the preceding sentence by a notice to the Trustee given with or included in the relevant notice to the Trustee under paragraph (ii) of this Section 4.07, together with a notice which shall confirm that a Credit Facility has been reinstated in an equal amount.

(viii) Notwithstanding any term or provision of this Indenture to the contrary, the Trustee shall not without the prior written consent of the Bank make any drawing under a Credit Facility with respect to the principal amount of any Bonds known by the Trustee to be held by the Bank or its nominee; provided, that the Trustee shall make drawings of interest under a Credit Facility with respect to the Bonds held by the Bank or its nominee, as provided in this Indenture.

(ix) The purchase price of any Bonds to be purchased by the Bank in accordance with this Section 4.07 shall be paid by the Bank with its general funds and not directly or indirectly from funds or collateral on deposit with or pledged to the Bank for the account of the Issuer or the Borrower or any affiliate thereof, and such payment by the Bank shall not be deemed to be a draw under a Credit Facility.

(x) Notwithstanding any term or provision of this Indenture or the Bonds to the contrary, if at any time all of the Outstanding Bonds are in aggregate held by the Bank or its nominee (whether pursuant to the provisions hereof or otherwise), the Bank shall not be entitled to exercise its rights under Section 4.08 of this Indenture or under the Bonds to require that the Bonds be purchased unless either (i) the Bank shall have given the Borrower, the Trustee and the Remarketing Agent at least 30 days prior written notice of its intention to exercise such rights or (ii) the Remarketing Agent shall have received from the Borrower offering materials relating to the Bonds which are, in the opinion of the counsel to the Borrower and the counsel to the Issuer, correct and complete in all material respects.

Section 4.08 Purchase of Bonds.

(a) Holder’s Option to Tender for Purchase.

(i) During any Daily Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Accrual Date immediately prior to the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount thereof), payable in immediately available funds, upon (A) delivery to the Tender Agent at its Principal Office, by no later than 11:00 a.m. (New

York City time) on such Business Day, of an irrevocable written, telephonic or Electronic notice which states the principal amount of such Bond to be tendered for purchase and the date of purchase, and (B) delivery of such Bond tendered for purchase to the Tender Agent at its Principal Office on the date of purchase in accordance with Section 4.09 hereof. The Tender Agent shall keep a written record of the notice described in Clause (A).

(ii) During any Weekly Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, from the Interest Accrual Date immediately prior to the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount thereof), payable in immediately available funds, upon (A) delivery to the Tender Agent at its Principal Office by no later than 5:00 p.m. (New York City time), on such Business Day at least seven (7) days prior to the date of purchase of an irrevocable written, telephonic or Electronic notice, which states the principal amount of such Bond to be tendered for purchase and the date of purchase, and (B) delivery of such Bond tendered for purchase to the Tender Agent at its Principal Office on the date of purchase in accordance with Section 4.09 hereof. The Tender Agent shall keep a written record of the notice described in Clause (A).

(iii) If any Bond is to be purchased in part pursuant to (i) or (ii) above, the amount so purchased and the amount not so purchased must each be an Authorized Denomination.

(iv) Any instrument delivered to the Tender Agent in accordance with this Section 4.08 shall be irrevocable with respect to the purchase for which such instrument was delivered and shall be binding upon any subsequent Owner of the Bond to which it relates, including any Bond issued in exchange therefor or upon the registration of transfer thereof, and as of the date of such instrument, the Owner of the Bonds specified therein shall not have any right to optionally tender for purchase such Bonds prior to the date of purchase specified in such notice. The Tender Agent and the Trustee may conclusively assume that any person (other than a holder) providing notice of optional tender pursuant to (i) or (ii) above is the Owner of the Bond to which such notice relates, and neither the Tender Agent nor the Trustee shall assume any liability in accepting such notice from any person whom it reasonably believes to be an Owner of Bonds.

(b) Mandatory Tender for Purchase.

(i) The Bonds shall be subject to mandatory tender for purchase at a purchase price, except as provided in paragraph (ii) below, equal to 100% of the principal amount thereof, plus accrued interest to the date of purchase described below, upon the occurrence of any of the events stated below:

(A) as to any Bond, on the effective date of any change in an Interest Rate Period for such Bond, other than the effective date of any change from a Daily Interest Rate Period to a Weekly Interest Rate Period or from a Weekly Interest Rate Period to a Daily Interest Rate Period; or

(B) as to each Bond in a Short-Term Interest Rate Period, on the day next succeeding the last day of each Bond Interest Term with respect to such Bond; or

(C) as to all Bonds, on the effective date of any Credit Facility which may be provided with respect to the Bonds pursuant to Section 6.08 of the Agreement or of any substitute Credit Facility provided with respect to the Bonds pursuant to Section 6.08 of the Agreement.

(ii) In the event that on a date the Bonds are subject to optional redemption pursuant to Section 4.01(a)(ii), the Borrower elects to change the Interest Rate Period with respect to the Bonds during a Long-Term Interest Rate Period to a different Interest Rate Period or to provide, substitute or terminate a Credit Facility, if any, during a Long-Term Interest Rate Period and thereby causes a mandatory tender of such Bonds as provided in Section 4.08(b)(i)(A) or (C), as the case may be, the Bonds shall be purchased on the applicable mandatory tender date at a purchase price equal to the principal amount thereof plus an amount equal to any premium which would have been payable on such day had the Borrower directed redemption of the Bonds pursuant to Section 4.01(a)(ii) hereof.

(iii) The Trustee shall give notice Electronically or by first class mail of the provision of any Credit Facility with respect to the Bonds or the provision of any substitute Credit Facility with respect to the Bonds to the holders of the Bonds at their addresses shown on the registration books kept by the Registrar, not later than the fifteenth day (thirtieth day if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the date on which the Bonds are subject to mandatory tender pursuant to Section 4.08(b)(i)(C), which notice shall (i) state the date of such provision or substitution; and (ii) state that such Bonds shall be subject to mandatory tender for purchase on the effective date of such provision or substitution in accordance with Section 4.08(b)(i)(C) hereof.

(c) Mandatory Tender for Purchase on Termination or Expiration of Credit Facility. In the event that any Credit Facility either is to terminate or is to expire in accordance with its terms (other than because a final drawing thereunder shall have been made in accordance with its terms), unless the term of the Credit Facility shall be extended or unless the Borrower shall provide the Trustee, no later than the 35th day preceding the mandatory purchase date set forth herein with a substitute Credit Facility and with written evidence from Moody’s, if the Bonds shall be rated at the time by Moody’s, and from S&P, if the Bonds shall be rated at the time by S&P, and from Fitch, if the Bonds shall be rated at the time by Fitch to the effect that such substitute Credit Facility will not, by itself, result in a reduction or withdrawal of the rating on the Bonds by Moody’s, S&P or Fitch, as the case may be (and the Trustee shall have received written notice of such extension or such substitution and evidence thereof prior to giving the notice required in paragraph (b) above), the Bonds shall be subject to mandatory tender for purchase at a purchase price, payable in immediately available funds, of 100% of their principal amount, plus accrued interest, if any, to the mandatory purchase date, on the second Business Day prior to the date of such termination or expiration.

Section 4.09 Delivery of Tendered Bonds. With respect to any Book-Entry Bond, delivery of such Bond to the Tender Agent in connection with any optional or mandatory tender pursuant to Section 4.08 hereof shall be effected by the making of, or the irrevocable authorization to make, appropriate entries on the books of DTC or any DTC Participant to reflect the transfer of the beneficial ownership interest in such Bond to the account of the Tender Agent, or to the account of a DTC Participant acting on behalf of the Tender Agent. With respect to any Bond which is not a Book-Entry Bond, delivery of such Bond to the Tender Agent in connection with any optional or mandatory tender pursuant to Section 4.08 hereof shall be effected by physical delivery of such Bond to the Tender Agent at its Principal Office, by 1:00 p.m. (New York City time) on the purchase date, accompanied by a proper instrument of transfer thereof, in a form satisfactory to the Tender Agent, executed in blank by the holder thereof with the signature of such holder guaranteed in accordance with the guidelines set forth by one of the nationally recognized medallion signature programs.

Section 4.10 Bonds Deemed Purchased.

(a) If moneys sufficient to pay the purchase price of Bonds to be purchased pursuant to Section 4.08 shall be held by the Tender Agent on the date such Bonds are to be purchased, such Bonds shall be deemed to have been purchased for all purposes of this Indenture, irrespective of whether or not such Bonds shall have been delivered to the Tender Agent, and neither the former holder of such Bonds nor any other person shall have any claim thereon, under this Indenture or otherwise, for any amount other than the purchase price thereof.

(b) In the event of non-delivery of any Bond to be purchased pursuant to Section 4.08 hereof, the Tender Agent shall segregate and hold uninvested the moneys for the purchase price of such Bonds in trust, without liability for interest thereon, for the benefit of the former holders of such Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such Bonds. Any moneys which the Tender Agent shall segregate and hold in trust for the payment of the purchase price of any Bond and remaining unclaimed for two (2) years after the date of purchase shall be paid, upon the Borrower’s written request, to the Borrower. After the payment of such unclaimed moneys to the Borrower, the former holder of such Bond shall look only to the Borrower for the payment thereof.

Section 4.11 Payment Procedure Pursuant to Bond Insurance Policy. As long as the Bond Insurance Policy shall be in full force and effect, the Issuer and the Trustee shall comply with the following provisions:

(a) If, on the third day next preceding any Interest Payment Date for the Bonds there is not on deposit with the Trustee sufficient moneys available to pay all principal of and interest on the Bonds due on such date, the Trustee shall immediately notify the Bond Insurer and U.S. Bank Trust National Association, New York, New York, or its successor as its Fiscal Agent (the “Fiscal Agent”) of the amount of such deficiency. If, by said Interest Payment Date, the Issuer has not provided the amount of such deficiency, the Trustee shall simultaneously make available to the Bond Insurer and to the Fiscal Agent the Bond Register for the Bonds maintained by the Trustee. In addition:

(i) The Trustee shall provide the Bond Insurer with a list of the Owners entitled to receive principal or interest payments from the Bond Insurer under the terms of the Bond Insurance Policy and shall make arrangements for the Bond Insurer and its Fiscal Agent (1) to mail checks or drafts to Owners entitled to receive full or partial interest payments from the Bond Insurer and (2) to pay principal of the Bonds surrendered to the Fiscal Agent by the Owners entitled to receive full or partial principal payments from the Bond Insurer; and

(ii) The Trustee shall, at the time it makes the Bond Register available to the Bond Insurer pursuant to subsection (a) above, notify Owners entitled to receive the payment of principal of or interest on the Bonds from the Bond Insurer (1) as to the fact of such entitlement, (2) that the Bond Insurer will remit to them all or part of the interest payments coming due subject to the terms of the Bond Insurance Policy, (3) that, except as provided in subsection (b) below, in the event that any Owner is entitled to receive full payment of principal from the Bond Insurer, such Owner must tender its Bond with the instrument of transfer in the form provided on the Bond executed in the name of the Bond Insurer, and (4) that, except as provided in subsection (b) below, in the event that such Owner is entitled to receive partial payment of principal from the Bond Insurer, such Owner must tender its Bond for payment first to the Trustee, which shall note on such Bond the portion of principal paid by the Trustee, and then, with an acceptable form of assignment executed in the name of the Bond Insurer, to the Fiscal Agent, which will then pay the unpaid portion of principal to the Owner subject to the terms of the Bond Insurance Policy.

(b) In the event that the Trustee has notice that any payment of principal of or interest on a Bond has been recovered from an Owner pursuant to the United States Bankruptcy Code by a trustee in bankruptcy in accordance with the final, nonappealable order of a court having competent jurisdiction, the Trustee shall, at the time it provides notice to the Bond Insurer, notify all Owners that in the event that any Owner’s payment is so recovered, such Owner shall be entitled to payment from the Bond Insurer to the extent of such recovery, and the Trustee shall furnish to the Bond Insurer its records evidencing the payments of principal of and interest on the Bonds which have been made by the Trustee and subsequently recovered from Owners, and the dates on which such payments were made.

(c) The Bond Insurer shall, to the extent it makes payment of principal of or interest on the Bonds, become subrogated to the rights of the recipients of such payments in accordance with the terms of the Bond Insurance Policy and, to evidence such subrogation, (1) in the case of subrogation as to claims for past due interest, the Trustee shall note the Bond Insurer’s rights as subrogee on the Bond Register upon receipt from the Bond Insurer of proof of the payment of interest thereon to the Owners of such Bonds and (2) in the case of subrogation as to claims for past due principal, the Trustee shall note the Bond Insurer’s rights as subrogee on the Bond Register for the Bonds upon receipt of proof of the payment of principal thereof to the Owners of such Bonds. Notwithstanding anything in this Indenture or the Bonds to the contrary, the Trustee shall make payment of such past due interest and past due principal upon receipt thereof directly to the Bond Insurer to the extent that the Bond Insurer is a subrogee with respect thereto.

ARTICLE V

THE BOND FUND

Section 5.01 Creation of Bond Fund. There is hereby created by the Issuer and ordered established with the Trustee a trust fund in the name of the Issuer to be designated “Maricopa County, Arizona Pollution Control Corporation Pollution Control Refunding Revenue Bonds, 2005 Series C (El Paso Electric Company Palo Verde Project) Bond Fund,” (the “Bond Fund”). The Trustee shall establish one or more accounts within the Bond Fund for the purpose of segregating moneys drawn under a Credit Facility, if any, and Available Moneys therein, and may establish one or more accounts within the Bond Fund for other purposes.

Section 5.02 Deposits into Bond Fund.

There shall be deposited in the Bond Fund:

(i) The accrued interest and purchase premium, if any, paid by the initial purchasers of the Bonds;

(ii) All Repayment Installments and moneys drawn by the Trustee under a Credit Facility for the payment of principal of and interest and any premium on the Bonds, other than moneys paid by the Bank pursuant to Section 4.07 hereof or drawn under a Credit Facility pursuant to subsection (b) of Section 14.03 hereof or Section 4.07 hereof;

(iii) All other moneys received by the Trustee under and pursuant to any provision of the Agreement, other than Sections 5.04, 5.08 and 8.05 thereof, or from any other source when accompanied by directions by the Borrower that such moneys are to be paid into the Bond Fund; and

(iv) All moneys required to be deposited therein under any other provision of this Indenture.

Section 5.03 Use of Moneys in Bond Fund. Except as otherwise provided in Sections 5.05, 5.06, 5.08, 9.01, 10.10 and 11.04 hereof, moneys in the Bond Fund shall be used solely for the payment of the principal of and interest and any premium on the Bonds as the same shall become due and payable on an Interest Payment Date or at the Maturity Date, upon redemption or acceleration or otherwise. Funds for such payments of the principal of and interest and any premium on the Bonds shall be derived from the following sources in the order of priority indicated:

(i) moneys paid into the Bond Fund pursuant to Section 5.02(i) hereof, which shall be applied to the payment of interest on the Bonds;

(ii) proceeds of the sale of refunding obligations and proceeds from the investment thereof, deposited into the Bond Fund which constitute Available Moneys;

(iii) moneys furnished by the Borrower to the Trustee pursuant to the Agreement which have been deposited into the Bond Fund and constitute Available Moneys (other than funds under a Credit Facility) and proceeds from the investment thereof;

(iv) moneys drawn by the Trustee under a Credit Facility for the payment of the principal of or interest or any premium on the Bonds and deposited into the Bond Fund;

(v) moneys furnished by the Borrower to the Trustee pursuant to the Agreement and any other moneys available therefor and proceeds from the investment thereof;

(vi) In addition to amounts required to be paid into the Bond Fund, the Trustee shall (i) in the case of Bonds to be purchased by the Tender Agent on behalf of the Borrower pursuant to Article IV hereof, draw moneys under a Credit Facility in accordance with the terms thereof to the extent necessary to make timely payments of the purchase price of the Bonds pursuant to such Article IV, but only to the extent moneys are not available from the sources set forth in clauses (i) and (ii) of Section 14.03(b) hereof, and furnish said moneys to the Tender Agent and (ii) in connection with the purchase of Bonds by the Trustee on behalf of or for the account of the Bank pursuant to Section 4.07, draw moneys under such Credit Facility in accordance with the terms hereof and of such Credit Facility in amounts sufficient to pay the purchase price of the Bonds so purchased to the extent sufficient funds are not otherwise timely furnished by the Bank to the Trustee; provided, however, that the principal of, premium, if any, and interest on Bonds held by the Borrower, the Tender Agent or the Trustee on behalf of the Borrower (or any affiliate thereof), shall not be paid from moneys drawn under such Credit Facility.

Section 5.04 Credit Facility.

(a) No Credit Facility relating to the Bonds will be delivered as of the date of issuance and delivery of the Bonds. A Credit Facility shall be required if the Bonds are converted to any Interest Rate Period other than a Long-Term Interest Rate Period and in such event, the Borrower shall be required to obtain prior written approval from the Bond Insurer for such Credit Facility and for a Bank providing such Credit Facility stating that the terms of such Credit Facility shall be satisfactory to the Bond Insurer, which approval shall not be unreasonably withheld.

(b) A Credit Facility shall be the obligation of a Bank to pay to the Trustee, in accordance with the terms thereof, such amounts as shall be specified therein and available to be drawn thereunder for the timely payment of the principal of and interest and, if permitted by a Credit Facility, any premium on the Bonds (whether at the Maturity Date, or upon acceleration or redemption or otherwise), and portions of the purchase price of Bonds corresponding to principal and interest thereon, and, if permitted by a Credit Facility, portions of the purchase price corresponding to premium on the Bonds, required to be made pursuant to, and in accordance with the provisions of this Indenture. Such Credit Facility shall be reduced to the extent of any drawings thereunder and reinstated in accordance with the terms thereof.

(c) The Trustee shall draw moneys under a Credit Facility in accordance with the terms thereof and the terms of the Tender Agreement to the extent necessary to make timely payments of principal of and interest and any premium, if drawings thereunder shall be available to pay premium, on the Bonds required to be made from the Bond Fund or to enable the Tender Agent to pay the purchase price of Bonds purchased pursuant to Section 14.03(b) hereof; provided, however, that, anything herein to the contrary notwithstanding, in no event shall the Trustee draw moneys under such Credit Facility in order to make payments of principal of or interest or any premium on, or to enable the Tender Agent to pay the purchase price of, Bonds held of record by the Borrower (or any affiliate thereof) or held by the Tender Agent or the Trustee for the account of the Borrower or delivered to and held of record by, or held for the account of, the Bank pursuant to Section 14.05(c) hereof if such Credit Facility prohibits by its terms a drawing thereunder for such purpose; provided, further, however, that the Trustee may draw moneys under such Credit Facility in order to make payment of interest on Bonds held of record by the Borrower (or any affiliate thereof), the Bank or by the Tender Agent or the Trustee for the account of the Borrower or the Bank pursuant to Section 14.05(c) hereof if such Bond was not so held by or for the account of the Borrower or the Bank on the immediately preceding Record Date. Upon any reduction in the aggregate principal amount of Bonds Outstanding, the Trustee shall request the Bank to permanently reduce the amounts that may be drawn under the applicable Credit Facility to those amounts which are then required pursuant to Section 6.08 of the Agreement. For extensions of the term of a Credit Facility, the Trustee shall surrender the applicable Credit Facility to the Bank (if so directed by the Bank) in exchange for a Credit Facility of the Bank conforming in all material respects to the applicable Credit Facility except that the expiration date shall be extended. If at any time there shall cease to be any Bonds Outstanding hereunder, the Trustee shall promptly surrender the applicable Credit Facility to the Bank, in accordance with the terms of the applicable Credit Facility, for cancellation.

(d) If at any time there shall have been delivered to the Trustee, all as described in and in accordance with Section 6.08 the Agreement, (i) a notice of the Borrower, (ii) the required opinion of Bond Counsel and (iii) a Credit Facility, if any, described in such notice, then the Trustee shall accept such Credit Facility, if any, and comply with the direction of the Borrower, if any, contained in such notice. If the delivery of such Credit Facility does not result in a mandatory tender for purchase of all Bonds pursuant to Section 4.08(b) hereof, the Trustee shall give notice by first-class mail of the delivery of such Credit Facility to the Owners of the Bonds not less than 20 days prior to the date of the expiration or termination of a Credit Facility then in effect. Such notice shall state that the Borrower has caused to be provided the new Credit Facility, shall describe the new Credit Facility (including. its effective date and scheduled expiration date) and shall state that the Borrower has delivered written evidence from Moody’s, if the Bonds are then rated by Moody’s and from S&P, if the Bonds are then rated by S&P, and from Fitch, if the Bonds are then rated by Fitch, that none of Moody’s nor S&P nor Fitch will reduce or withdraw its rating then in effect with respect to the Bonds as a result of the proposed delivery of the new Credit Facility.

Section 5.05 Custody of Bond Fund; Withdrawal of Moneys. The Bond Fund shall be in the custody of the Trustee but in the name of the Issuer and the Issuer hereby irrevocably authorizes and directs the Trustee to withdraw from the Bond Fund and furnish to the Paying Agent funds sufficient to pay the principal of and interest and any premium on the Bonds as the same shall become due and payable, and to withdraw from the Bond Fund funds sufficient to pay any other amounts payable therefrom as the same shall become due and payable. If and to the extent that moneys remain in the Bond Fund after payment of such principal, interest and premium, if any, and are not required to be held therein pursuant to Section 5.06, such moneys shall be paid to the Bank, to the extent that there shall then be amounts due and payable to the Bank pursuant to the Reimbursement Agreement and the Bank has notified the Trustee thereof and the Bond Insurer, to the extent that there shall then be amounts due and payable to the Bond Insurer pursuant to the Insurance Agreement and the Bond Insurer has notified the Trustee thereof.

Section 5.06 Bonds Not Presented for Payment. In the event any Bond shall not be presented for payment when the principal thereof (or any portion of such principal) becomes due, either at the Maturity Date or at the date fixed for redemption thereof or otherwise or in the event that any interest payment remains unclaimed, if moneys sufficient to pay such Bonds or portions thereof or such interest are held by the Paying Agent for the benefit of the Owners thereof, the Paying Agent shall segregate and hold such moneys uninvested without liability for interest thereon, for the benefit of Owners of such Bonds, who shall, except as provided in the following paragraph, thereafter be restricted exclusively to such fund or funds for the satisfaction of any claim of whatever nature on their part under this Indenture or relating to said Bonds.

Any moneys which the Paying Agent shall segregate and hold for the payment of the principal of or interest or any premium on any Bond and remaining unclaimed for two years after such principal, interest or any premium shall have become due and payable shall be paid to the extent legally permissible (i) if, at the time, there shall be amounts due and payable to the Bond Insurer or the Bank pursuant to the Reimbursement Agreement, or (ii) if no such amounts shall be due and payable, to the Borrower, with notice to the Trustee of such action. For purposes of this Indenture, the Paying Agent may conclusively assume that no such indebtedness, liability or obligation is owing to the Bond Insurer or the Bank unless the Bond Insurer or the Bank shall otherwise give written notice to the Paying Agent. After the payment of such unclaimed moneys to the Bond Insurer, the Bank or the Borrower, the Owner of such Bond shall look only to the Borrower for the payment thereof.

Section 5.07 Moneys Held in Trust. All moneys required to be deposited with or paid to the Trustee for deposit into the Bond Fund under any provision hereof and all moneys withdrawn from the Bond Fund and held by the Trustee or the Paying Agent shall be held by the Trustee or the Paying Agent, as the case may be, in trust, and such moneys (other than moneys held pursuant to Section 5.06 hereof) shall, while so held, constitute part of the Trust Estate and be subject to the lien hereof for the benefit of the Owners.

Section 5.08 Payment to the Bank and to the Borrower. Any moneys remaining in the Bond Fund after the right, title and interest of the Trustee in and to the Trust Estate and all covenants, agreements and other obligations of the Issuer under this Indenture shall have ceased, terminated and become void and shall have been satisfied and discharged in accordance with

Article IX hereof, shall be paid (a) if, at that time, there shall be amounts due and payable to the Bank pursuant to the Reimbursement Agreement, if any, and the Bank has notified the Trustee thereof, to the Bank, or (b) if, at that time, there shall be amounts due and payable to the Bond Insurer pursuant to the Insurance Agreement, to the Bond Insurer, or (c) no such amounts shall be so due and payable, to the Borrower.

ARTICLE VI

[RESERVED]

ARTICLE VII

INVESTMENTS

Section 7.01 Investments. The moneys in the Bond Fund (other than the moneys described in Sections 4.06(ii), 5.04(c) and 5.06 hereof, which may not be invested) shall, but only at the direction of the Borrower, be invested and reinvested in Investment Securities to the extent not prohibited by applicable law as determined by the Borrower. The income from, and any gain or loss from, any investment shall be credited or charged to the Bond Fund from which such investment was made. Investment Securities will be registered in the name of the Trustee or its nominee and held by or under the control of the Trustee. Subject to the further provisions of this Section 7.01, such investment shall be made, and such agreements entered into, by the Trustee as directed and designated by the Borrower in a certificate of, or telephonic advice promptly confirmed by a certificate of, an Authorized Borrower Representative. In the absence of any such direction, the Trustee shall invest all funds in the Investment Securities defined by clause (viii) of the definition thereof. As and when any amounts thus invested (including investments of Available Moneys) may be needed for disbursements from the Bond Fund; the Trustee shall cause a sufficient amount of such investments to be sold or otherwise converted into cash to the credit of such Bond Fund. As long as no Event of Default (as defined in Section 10.01 hereof) shall have occurred and be continuing, the Borrower shall have the right to designate the investments to be sold and to otherwise direct the Trustee in the sale or conversion to cash of the investments made with the moneys in the Bond Fund; provided that, the Trustee shall be entitled to conclusively assume the absence of any such Event of Default unless it has notice thereof within the meaning of Section 11.05 hereof. The Trustee shall have no responsibility under this Indenture with respect to the compliance by the Borrower or the Issuer with any covenant herein or in the Agreement regarding the yield on, or tax-exempt nature of investments made in accordance with this Section 7.01, other than to use its best efforts to comply with instructions from the Borrower or the Issuer regarding such investments and the Trustee shall bear no responsibility for losses incurred from such investments or the sale thereof. Moneys held by the Tender Agent in the Purchase Fund shall not be invested. The Trustee may acquire or sell any Investment Security through itself or an affiliate, as principal or agent.

ARTICLE VIII

GENERAL COVENANTS

Section 8.01 Limited Obligation; Payment of Principal and Interest. Each and every covenant herein made, including all covenants made in the various Sections of this Article VIII, is predicated upon the condition that any obligation for the payment of money incurred by the Issuer shall not be the general obligation of the Issuer within the meaning of the Constitution of Arizona, and shall never constitute an indebtedness of the Issuer within the meaning of any State of Arizona constitutional provision or statutory limitation, and shall never constitute or give rise to any pecuniary liability of the Issuer or a charge against its general credit or taxing powers, but shall be payable by the Issuer solely from the Receipts and Revenues from the Agreement, which are required to be set apart and transferred to the Bond Fund, and which, along with the balance of the Trust Estate, are hereby specifically pledged to the payment thereof in the manner and to the extent specified in this Indenture, and nothing in the Bonds or in this Indenture shall be considered as pledging or obligating any other funds or assets of the Issuer.

The Issuer will in the manner provided herein and in the Bonds, according to the true intent and meaning thereof, promptly cause to be paid, solely from the sources stated herein, at the place and on the dates provided herein, the principal of and premium, if any, and interest on every Bond issued under this Indenture.

Section 8.02 Performance of Agreements; Authority. The Issuer will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture, in any and every Bond executed, authenticated and delivered hereunder, and in all proceedings pertaining thereto. The Issuer represents that it has the authority under the Constitution and laws of the State of Arizona to issue the Bonds authorized hereby, to enter into the Agreement, and to pledge to the Trustee the Receipts and Revenues from the Agreement and to pledge and assign to the Trustee all or any part of the Issuer’s right, title and interest under the Agreement pledged and assigned hereunder, and that the Bonds in the hands of the Owners thereof are and will be valid and enforceable obligations of the Issuer according to the import thereof.

Section 8.03 Maintenance of Corporate Existence; Compliance with Laws. The Issuer will at all times maintain its corporate existence or assure the assumption of its obligations under this Indenture by any public body succeeding to its powers under the Act, and it will use its best efforts to maintain, preserve and renew all the rights and powers provided to it by the Act; and it will comply with all valid acts, rules, regulations, orders and directions of any legislative, executive, administrative or judicial body applicable to the Agreement.

Section 8.04 Enforcement of Borrower’s Obligations under the Agreement. So long as any of the Bonds are Outstanding, upon receipt of written notification from the Trustee, the Issuer will, in the manner provided herein and giving due recognition to the role of the Trustee hereunder, enforce the obligation of the Borrower to pay, or cause to be paid, all the payments and other costs and charges payable by the Borrower under the Agreement, provided, however, that the Issuer shall not be required to spend any of its own funds in any such enforcement. The Issuer will not enter into any agreement with the Borrower amending the Agreement without the prior written consent of the Trustee and compliance with Sections 13.06 and 13.07 hereof.

Section 8.05 Further Assurances. The Issuer will, upon the reasonable request of the Trustee, from time to time execute and deliver such further instruments and take such further action as may be reasonable and as may be required to carry out the purpose of this Indenture; provided, however, that no such instruments or actions shall give rise to any pecuniary liability of the Issuer or pledge the credit or taxing power of the State of Arizona, the Issuer or any other political subdivision of said State.

Section 8.06 No Disposition or Encumbrance of Issuer’s Interests. Except as permitted by this Indenture, the Issuer will not sell, lease, pledge, assign or otherwise dispose of or encumber its interest in the Receipts and Revenues from the Agreement or its rights and interest under the Agreement pledged and assigned hereunder and will promptly pay or cause to be discharged or make adequate provision to satisfy and discharge any lien or charge on any part thereof not permitted by this Indenture.

Section 8.07 Trustee’s Access to Books Relating to Facilities. All books and documents in the possession of the Issuer relating to the Facilities and the moneys, revenues and receipts derived from the Facilities shall at all reasonable times be open to inspection by such accountants or other agencies as the Trustee may from time to time designate. The Trustee shall permit the Borrower or its designee reasonable access to records relating to the investment of the proceeds of the Bonds or any other records relating to the Bonds necessary to assure compliance with Section 148 of the Code.

Section 8.08 Filing of Financing Statements. Appropriate financing statements, naming the Trustee as secured party with respect to the Receipts and Revenues from the Agreement and the other moneys pledged by the Issuer under this Indenture for the payment of the principal of and premium, if any, and interest on the Bonds, and as pledgee and assignee of certain of the Issuer’s rights and interest under the Agreement, shall be duly filed and recorded in the appropriate state and county offices as required by the provisions of the Uniform Commercial Code or other similar law as adopted in the State of Arizona, the state in which lies the Principal Office of the Trustee and any other applicable jurisdiction, as from time to time amended. The Trustee will file and record, with such assistance as necessary from the Issuer and the Borrower, such necessary continuation statements from time to time as may be required pursuant to the provisions of said Uniform Commercial Code or other similar law to protect the interest of the Trustee.

Section 8.09 Tax Covenant. The Issuer covenants for the benefit of the purchasers of the Bonds that it will not take any action or fail to take any action reasonably within its control which would, under the Code, Regulations of the Department of the Treasury of the United States of America (including Temporary Regulations and Proposed Regulations) under the Code applicable to the Bonds, rulings and court decisions, cause the interest payable on the Bonds to be includable in the gross income of the holders thereof for Federal income tax purposes (other than a “substantial user” of the Facilities or a “related person” as those terms are used in Section 147(a) of the Code). Pursuant to such covenant, the Issuer obligates itself to comply throughout the term of the issue of the Bonds with the requirements of Section 148 of the Code and any regulations promulgated thereunder.

The Borrower by its execution of the Agreement has covenanted to restrict the investment of money in the funds created under this Indenture in such manner and to such extent, if any, as may be necessary, so that the Bonds will not constitute “arbitrage bonds” under Section 148 of the Code.

Section 8.10 Notices by Trustee. The Trustee shall give the same notices to the Issuer that it is required to give to the Borrower, and to the Borrower that it is required to give to the Issuer, pursuant to the terms of this Indenture and, additionally, shall give written or Electronic notice to the Issuer, the Borrower and the Remarketing Agent of any prior redemption pursuant to Section 4.01 hereof.

Section 8.11 No Transfer of Credit Facility. Except as provided in Section 5.04 hereof, the Trustee shall not sell, assign or transfer a Credit Facility except to a successor trustee under this Indenture and as contemplated by Section 11.16 hereof.

ARTICLE IX

DEFEASANCE

Section 9.01 Defeasance. If the Issuer shall pay or cause to be paid with Available Moneys to the Owner of any Outstanding Bond secured hereby the principal of and interest and any premium due and payable, and thereafter to become due and payable, on such Bond, or any portion of such Bond in an Authorized Denomination, such Bond or portion thereof shall cease to be entitled to any lien, benefit or security under this Indenture (except as set forth in Section 9.02 hereof). If the Issuer shall pay or cause to be paid with Available Moneys to the owners of all the Bonds the principal thereof and interest and any premium due and payable and thereafter to become due and payable thereon, and shall pay or cause to be paid all other sums payable hereunder by the Issuer, or payable under the Agreement by the Borrower, then the right, title and interest of the Trustee in and to the Trust Estate shall thereupon cease, terminate and become void. In such event, the Trustee shall assign, transfer and turn over the Trust Estate, including, without limitation, any surplus in the Bond Fund and any balance remaining in any other fund created under this Indenture, (i) if, at that time, there shall be amounts due and payable to the Bank pursuant to the Reimbursement Agreement and the Bank has notified the Trustee thereof, to the Bank, or (ii) if no such amounts shall be so due and payable, to the Borrower.

All Outstanding Bonds shall, prior to the Maturity Date or redemption date thereof, be deemed to have been paid within the meaning and with the effect expressed in this Article IX (except as set forth in Section 9.02 hereof) when

(a) in the event the Bonds are to be redeemed, the Trustee shall have given, or the Borrower shall have given to the Trustee in form satisfactory to the Trustee irrevocable instruction to give, on a date in accordance with the provisions of Article IV hereof, notice of redemption of the Bonds,

(b) all Outstanding Bonds then bear interest at a Long-Term Interest Rate during a Long-Term Interest Rate Period ending on or after the redemption date or on the day immediately preceding the Maturity Date, as the case may be, or at Bond Interest Term Rates for Bond Interest Terms which end on the redemption date or the day immediately preceding the Maturity Date, as the case may be, and there shall have been deposited with the Trustee either moneys in an amount which shall be sufficient, or fixed rate Government Obligations (i) which shall not contain provisions permitting the redemption or prepayment thereof at the option of the issuer thereof, (ii) which mature no later than the earlier of (A) the date fixed for the redemption of the Bonds and (B) the Maturity Date, and (iii) the principal of and the interest on which, when due, and without any regard to reinvestment thereof, will provide moneys which, together with the moneys, if any, deposited with or held by the Trustee, shall be sufficient, based on the written opinion of a firm of certified public accountants acceptable to the Trustee, delivered to the Trustee, to pay when due the principal of and interest and any premium due and to become due on the Bonds on and prior to the redemption date or Maturity Date, as the case may be; provided, however, that such moneys shall constitute Available Moneys and that such Government Obligations shall have been purchased with Available Moneys, and provided further, that if a forward supply contract is employed in connection with the redemption, such certified public accountant’s opinion shall expressly state that the adequacy of the Available Moneys and Government Obligations to accomplish the redemption relies solely on the initial deposited investments and the maturing principal thereof and interest income thereon and does not assume performance under or compliance with the forward supply contract, and

(c) in the event the Bonds do not mature and are not to be redeemed within the next succeeding 60 days, the Borrower shall have given the Trustee, in form satisfactory to it, irrevocable instructions to give, as soon as practicable in the same manner as a notice of redemption is given pursuant to Section 4.03 hereof, a notice to the Owners that the deposit required by clause (b) above has been made with the Trustee and that the Bonds are deemed to have been paid in accordance with this Article IX and stating the Maturity Date or redemption date upon which moneys are to be available for the payment of the principal of and interest and any premium on the Bonds.

Neither the Government Obligations nor moneys deposited with the Trustee pursuant to this Article IX nor principal or interest payments on any such Government Obligations shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and interest and any premium on the Bonds; provided that any cash received from such principal or interest payments on such Government Obligations deposited with the Trustee, if not then needed for such purpose, shall be invested, to the extent practicable, at the direction of the Borrower, in Government Obligations of the type and tenor described in clause (b) of the immediately preceding paragraph, and interest earned from such reinvestment shall be paid as received by the Trustee (i) if, at that time, there shall be amounts due and payable to the Bank pursuant to the Reimbursement Agreement and the Bank has notified the Trustee thereof, to the Bank, (ii) if, at that time, there shall be amounts due and payable to the Bond Insurer pursuant to the Insurance Agreement, to the Bond Insurer, or (iii) if no such amounts shall be so due and payable, to the Borrower.

Section 9.02 Survival of Certain Provisions. Notwithstanding the foregoing, any provisions of this Indenture which relate to the payment of the principal of or any premium on

Bonds at the Maturity Date or pursuant to redemption, as the case may be, interest payments and dates thereof, exchange, transfer and registration of Bonds, replacement of mutilated, destroyed, lost or stolen Bonds, the safekeeping and cancellation of Bonds, non-presentment of Bonds, the holding of moneys in trust and repayments to the Bank, the Bond Insurer or the Borrower from the Bond Fund or the Purchase Fund and the duties of the Trustee, the Registrar, the Remarketing Agent and the Paying Agent in connection with all of the foregoing, shall remain in effect and be binding upon the Issuer, the Trustee, the Remarketing Agent, the Tender Agent, the Registrar, the Paying Agent and Owners notwithstanding the release and discharge of this Indenture. The provisions of this Section shall survive the release, discharge and satisfaction of this Indenture provided, however, that the provisions of Section 2.01 hereof, permitting adjustments in the Interest Rate Period with respect to the Bonds, shall not be in effect after the release and discharge of this Indenture.

ARTICLE X

DEFAULTS AND REMEDIES

Section 10.01 Events of Default.

(a) Each of the following events shall constitute and is referred to in this Indenture as an “Event of Default” ( except that in making such determination no effect shall be given to payments made under the Bond Insurance Policy):

(i) a failure to pay the principal of or any premium on any of the Bonds when the same shall become due and payable at the Maturity Date or upon redemption;

(ii) a failure to pay an installment of interest on any of the Bonds after such interest has become due and payable;

(iii) a failure to pay an amount due pursuant to Section 4.08 hereof after such payment has become due and payable;

(iv) an “Event of Default” as such term is defined in Section 8.01 of the Agreement;

(v) prior to termination or expiration of a Credit Facility, receipt by the Trustee, prior to the date set forth in a Credit Facility for automatic reinstatement of interest following a drawing under a Credit Facility to pay accrued interest on the Bonds, of notice from the Bank in accordance with a Credit Facility that a Credit Facility will not be reinstated in respect of such interest;

(vi) prior to termination or expiration of a Credit Facility and payment in full of all amounts due under the Reimbursement Agreement, receipt by the Trustee of written notice from the Bank that an “Event of Default” under the Reimbursement Agreement has occurred and is continuing; or

(vii) a failure by the Issuer to observe and perform any covenant, condition, agreement or provision (other than as specified in clauses (i), (ii) and (iii) of paragraph (a) of this Section 10.01) contained in the Bonds or in this Indenture on the part of the Issuer to be observed or performed, which failure shall continue for a period of 60 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Issuer and the Borrower by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the Owners of a majority in principal amount of the Bonds then Outstanding, unless the Trustee or the Owners of Bonds then Outstanding in principal amount not less than the principal amount of Bonds the Owners of which requested such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Owners of such principal amount of Bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Issuer, or the Borrower on behalf of the Issuer, within such period and is being diligently pursued.

(b) If:

(i) (A) a Credit Facility is then in effect and (B) an Event of Default described in clause (i), (ii) or (iii) of paragraph (a) of this Section 10.01 shall occur and be continuing, the Trustee may, and at the written request of the owners of a majority in principal amount of Bonds then Outstanding, the Trustee shall, or

(ii) (A) a Credit Facility is then in effect and (B) an Event of Default described in clause (iv) of paragraph (a) of this Section 10.01 shall occur and be continuing, at the written request of the Bank, the Trustee shall, or

(iii) (A) a Credit Facility is then in effect and (B) an Event of Default described in clause (v) or (vi) of paragraph (a) of this Section 10.01 shall occur and be continuing, the Trustee shall, or

(iv) (A) a Credit Facility is not then in effect or if the Bank shall have wrongfully failed to honor a drawing under such Credit Facility then in effect and (B) an Event of Default described in clause (i), (ii), (iii), (iv), (v), or (vi) of paragraph (a) of this Section 10.01 shall occur and be continuing, the Trustee may, and at the written request of the Owners of a majority in principal amount of Bonds then Outstanding, the Trustee shall, subject to the Bank’s right to purchase the Bonds pursuant to Section 4.07 in the circumstances set forth therein, by written notice to the Issuer, the Bank, and the Borrower, declare the Bonds to be immediately due and payable, whereupon they shall, without further action, become and be immediately due and payable, anything in this Indenture or in the Bonds to the contrary notwithstanding, and the Trustee shall give notice thereof to the Tender Agent, the Remarketing Agent, the Bond Insurer and the Owners and shall immediately (and in no event later than five (5) days thereafter) draw under a Credit Facility to the extent provided in Section 5.04 hereof. If the principal of all of the Bonds shall have been declared due and payable while a Credit Facility shall be in effect, interest on such Bonds shall cease to accrue on the date of the drawing on a Credit Facility with respect to such declaration unless such drawing is pursuant to the Bank’s purchase of the Bonds in accordance with Section 4.07 hereof. The Trustee shall not be entitled to accelerate the principal of the Bonds upon the occurrence of an Event of Default described in clause (vii) of paragraph (a) of this Section 10.01.

(c) The provisions of paragraph (b)(iv), however, are subject, when no Credit Facility shall be in effect, to the condition that if, after the principal of the Bonds shall have been so declared to be due and payable, and before any judgment or decree-for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall cause to be deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all Bonds, premium, if any, and the principal of any and all Bonds which shall have become due otherwise than by reason of such declaration (with interest upon such principal and, to the extent permissible by law, on overdue installments of interest, at the rate per annum borne by the Bonds on the date of such declaration) and such amounts as shall be sufficient to cover reasonable compensation and reimbursement of expenses payable to the Trustee, and all Events of Default hereunder other than nonpayment of the principal of Bonds which shall have become due by said declaration shall have been remedied or waived, then, in every such case, such Event of Default shall be deemed waived and such declaration and its consequences rescinded and annulled, and the Trustee shall promptly give written or Electronic notice of such waiver, rescission and annulment to the Issuer, the Borrower, the Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Owners, shall give notice thereof to the Owners; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon.

(d) The provisions of paragraph (b) are, further, subject to the condition that (i) if an Event of Default described in clauses (v) or (vi) of paragraph (a) shall have occurred and the Trustee shall thereafter have received written notice from the Bank that the notice of the Bank which caused the occurrence of such Event of Default shall have been withdrawn and (ii) if any drawing under a Credit Facility shall have been made and a Credit Facility shall have been reinstated as to principal to an amount equal to the outstanding principal amount of the Bonds and as to interest to an amount which at least equals, depending on the type of Interest Rate Period then in effect, the coverage required by Section 2.01(c)(vi) hereof to permit such Interest Rate Period to go into effect, and the Trustee shall have received written notice from the Bank of such reinstatement, then such Event of Default shall be waived, and the consequences of such Event of Default rescinded and annulled and the Trustee shall promptly give written notice of such waiver, rescission and annulment to the Issuer, the Borrower, the Bank, the Tender Agent, the Bond Insurer, the Remarketing Agent, and, if notice of the acceleration of the Bonds shall have been given to the Owners, shall give notice thereof to the Owners; but no such waiver, rescission and annulment shall extend to or affect any subsequent Event of Default or impair any right or remedy consequent thereon. Notwithstanding anything to the contrary set forth herein, any acceleration of the Bonds or annulment thereof shall be subject to the prior written consent of the Bond Insurer (so long as it has not failed to comply with its payment obligations under the Bond Insurance Policy).

Section 10.02 Remedies. In addition to the rights conferred, or obligation imposed, upon the Trustee under Section 10.01 hereof to accelerate the principal of the Bonds upon the occurrence and continuance of any Event of Default, then and in every such case the Trustee in its discretion may, and upon the written request of the Bank, the Bond Insurer or the Owners of a majority in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name and as the Trustee of an express trust:

(i) by mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Owners of the Bonds, and require the Issuer, the Bank, the Bond Insurer and the Borrower to carry out any agreements with or for the benefit of the Owners and to perform their duties under the Act, the Agreement, a Credit Facility, the Bond Insurance Policy and this Indenture;

(ii) bring suit upon the Bonds or a Credit Facility or the Bond Insurance Policy; or

(iii) by action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of the Bonds.

Section 10.03 Restoration to Former Position. In the event that any proceeding taken by the Trustee to enforce any right under this Indenture shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every case the Issuer, the Trustee and the Owners of the Bonds shall be restored to their former positions and rights hereunder, respectively, and all rights, remedies and powers of the Trustee shall continue as though no such proceeding had been taken.

Section 10.04 Bond Insurer’s Right to Direct Proceedings. Subject to the provisions of Section 4.07 hereof relating to the rights of the Bank and subject in the circumstances set forth as described therein, anything in this Indenture to the contrary notwithstanding, so long as it is not in default on its payment obligations under the Bond Insurance Policy, the Bond Insurer shall be treated as the “Owner” of the Bonds and shall have the right, by an instrument in writing executed and delivered to the Trustee, to direct the time, method and place of conducting all remedial proceedings available to the Trustee under this Indenture or exercising any trust or power conferred on the Trustee by this Indenture.

Section 10.05 Limitation on Owners’ Right to Institute Proceedings. No owner shall have any right to institute any suit, action or proceedings in equity or at law for the execution of any trust or power hereunder, or any other remedy hereunder or on said Bonds, unless (i) such Owner previously shall have given to the Trustee. written notice of an Event of Default as hereinabove provided, (ii) the owners of a majority in principal amount of the Bonds then Outstanding shall have made written request of the Trustee so to do, after the right to institute said suit, action or proceeding shall have accrued, and shall have afforded the Trustee a reasonable opportunity to proceed to institute the same in either its or their name, (iii) there also shall have been offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby, and (iv) the Trustee shall not have complied with such request within a reasonable time after such notice, request and offer of indemnity; and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to the institution of said suit, action or proceeding; it being understood and intended that no one or more of the Owners shall have any right in any manner whatever by his or their action to affect, disturb or prejudice the security of this Indenture, or to enforce any right hereunder or under the Bonds, except in the manner herein provided, and that all suits, actions and proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Owners.

Section 10.06 No Impairment of Right to Enforce Payment. Notwithstanding any other provision in this Indenture, the right of any Owner to receive payment of the principal of and interest and any premium on such Bond, on or after the respective due dates expressed therein or applicable redemption dates, or to institute suit for the enforcement of any such payment on or after such respective date, shall not be impaired or affected without the consent of such Owner.

Section 10.07 Proceeding by Trustee Without Possession of Bonds. All rights of action under this Indenture or under any of the Bonds secured hereby which are enforceable by the Trustee may be enforced by it without the possession of any of the Bonds or the production thereof at the trial or other proceedings relative thereto. Any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the equal and ratable benefit of the Owners subject to the provisions of this Indenture.

Section 10.08 No Remedy Exclusive. No remedy herein conferred upon or reserved to the Trustee, the Bank, the Bond Insurer or to the Owners of the Bonds is intended to be exclusive of any other remedy or remedies, and each and every such remedy shall be cumulative, and shall be in addition to every other remedy given hereunder or under the Agreement, or now or hereafter existing at law or in equity or by statute.

Section 10.09 No Waiver of Remedies. No delay or omission of the Trustee, the Bank, the Bond Insurer or of any Owner of a Bond to exercise any right or power accruing upon any default shall impair any such right or power accruing upon any default or shall be construed to be a waiver of any such default, or an acquiescence therein. Every power and remedy given by this Article X to the Trustee, the Bank, the Bond Insurer and to the Owners of the Bonds, respectively, may be exercised from time to time as often as may be deemed expedient.

Section 10.10 Application of Moneys. Any moneys received by the Trustee, by any receiver or by any Owner of a Bond pursuant to any right given or action taken under the provisions of this Article X (other than moneys received by the Trustee in consequence of the exercise by the Bank of its right to purchase the Bonds pursuant to Section 4.07) or under the provisions of the Agreement after payment of the costs and expenses of the proceedings resulting in the collection of such moneys, including any amounts due to the Trustee pursuant to Section 11.04 hereof and under the Agreement (except that proceeds of a drawing under a Credit Facility and any moneys held pursuant to Section 5.06 hereof may not be so used), shall be deposited in the Bond Fund and all moneys so deposited in the Bond Fund during the continuance of an Event of Default (other than moneys for the payment of Bonds which had matured or otherwise become payable prior to such Event of Default or for the payment of interest due prior to such Event of Default) shall be applied as follows:

(a) Unless the principal of all the Bonds shall have been declared due and payable, all such moneys shall be applied (i) first, to the payment to the persons entitled thereto of all installments of interest then due on the Bonds, with interest on overdue installments, if lawful, at the rate per annum borne by the Bonds on the date of occurrence of such Event of

Default, in the order of maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment of interest, then to the payment ratably, according to the amounts due on such installment, and (ii) second, to the payment to the persons entitled thereto of the unpaid principal of and any premium on any of the Bonds which shall have become due (other than Bonds called for redemption for the payment of which money is held pursuant to the provisions of this Indenture) with interest on such Bonds at their rate on the date of occurrence of such Event of Default from the respective dates upon which they became due and, if the amount available shall not be sufficient to pay in full Bonds due on any particular date, together with such interest, then to the payment ratably, according to the amount of principal and interest and any premium due on such date, in each case to the persons entitled thereto, without any discrimination or privilege; provided, however, that moneys derived from the exercise of rights by the Trustee under a Credit Facility shall not be applied to the payment of the principal of or premium or interest on Bonds held of record by the Borrower or any affiliate thereof or by the Tender Agent for the account of the Borrower.

(b) If the principal of all the Bonds shall have been declared due and payable and the Bank has not exercised its option to direct the Trustee to purchase all Bonds on behalf of the Bank pursuant to Section 4.07 hereof, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Bonds, with interest on overdue interest and principal, as aforesaid, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other Bond, ratably, according to the amounts due respectively for principal and interest, to the persons entitled thereto without any discrimination or privilege; provided, however, that moneys derived from the exercise of rights by the Trustee under a Credit Facility shall not be applied to the payment of the principal of or premium or interest on Bonds held of record by the Borrower or any affiliate thereof or by the Tender Agent for the account of the Borrower.

(c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article X, subject to the provisions of clause (b) of this Section 10.10 which shall be applicable in the event that the principal of all the Bonds shall later become due and payable, the moneys shall be applied in accordance with the provisions of clause (a) of this Section 10.10.

Whenever moneys are to be applied pursuant to the provisions of this Section 10.10, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which, while a Credit Facility shall be in effect, shall be within five days of any declaration of acceleration and, if possible, an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and, upon such application, interest on the amounts of principal, premium and interest to be paid on such dates shall cease to accrue, except that if the principal of all of the Bonds shall have been declared due and payable when a Credit Facility shall be in effect, interest on such amounts shall cease to accrue on the date of the drawing on a Credit Facility with respect to such declaration unless such drawing is pursuant to the Bank’s purchase of the Bonds in accordance with Section 4.07 hereof. The Trustee shall give notice of the deposit with it of any such moneys and of the fixing of any such date to all Owners of Outstanding Bonds, consistent with the requirements of Section 2.01 hereof for the establishment of, and giving of notice with respect to, a Special Record Date for the payment of overdue interest. The Trustee shall not be required to make payment to any Owner of a Bond until such Bond shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

Notwithstanding anything in this Section 10.10 to the contrary, moneys received by the Trustee pursuant to draws on a Credit Facility, and moneys held by the Trustee pursuant to Section 4.10 for the payment of Bonds not presented for payment, shall be applied only to the payment of principal, redemption premium (if any) and interest due on the Bonds.

Section 10.11 Severability of Remedies. It is the purpose and intention of this Article X to provide rights and remedies to the Trustee, the Bank, the Bond Insurer and the Owners which may be lawfully granted under the provisions of the Act, but should any right or remedy granted herein be held to be unlawful, the Trustee, the Bank, the Bond Insurer and the Owners shall be entitled, as above set forth, to every other right and remedy provided in this Indenture and by law.

Section 10.12 Waivers of Events of Default. The Trustee in its discretion may waive any Event of Default hereunder (other than an Event of Default described in clauses (v) and (vi) of paragraph (a) of Section 10.01 and not waived in accordance with paragraph (d) of Section 10.01) and its consequences and shall in any event do so upon the written request of the Owners of a majority in principal amount of all Bonds then outstanding; provided, however, that there shall not be waived

(i) any Event of Default pertaining to the payment of the principal of any Bond at the Maturity Date or redemption date prior to the Maturity Date, or

(ii) any Event of Default pertaining to the payment when due of the interest on any Bond,

unless, prior to such waiver (A) all arrears of principal (due otherwise than by declaration) and interest, with interest (to the extent permitted by law) at the rate per annum borne by the Bonds in respect of which such Event of Default shall have occurred on overdue installments of principal (due otherwise than by declaration) and interest, shall have been paid or provided for, (B) all expenses of the Trustee in connection with such Event of Default shall have been paid or provided for to the satisfaction of the Trustee, and (C) if a Credit Facility is in effect with respect to the Bonds, the coverage under a Credit Facility shall have been reinstated as to principal to an amount equal to the outstanding principal amount of the Bonds and as to interest to an amount which at least equals, depending on the type of Interest Rate Period then in effect, the coverage required by Section 2.01(c)(vi) hereof to permit such Interest Rate Period to go into effect, and provided further that, in case of any such waiver, or in case any proceeding taken by the Trustee on account of any such Event of Default shall be discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Borrower, the Trustee, the Bank, the Bond Insurer and the Owners of the Bonds shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon. The Trustee shall not have any discretion to waive any Event of Default hereunder and its consequences except in the manner and subject to the terms expressed above.

Section 10.13 No Obligation of Issuer to Act. Subject to Sections 8.04 and 8.05, the Issuer shall have no obligation to take any action or pursue any right or remedy of the Trustee or any Owner under this Indenture or otherwise, including, but not limited to, taking any action in a bankruptcy proceeding.

ARTICLE XI

TRUSTEE, PAYING AGENT, REGISTRAR

Section 11.01 Acceptance of Trusts. By executing the certificate of authentication endorsed upon the Bonds, the Trustee shall signify its acceptance and agree to execute the trusts hereby created but only upon the additional terms set forth in this Article XI, to all of which the Issuer agrees and the respective owners agree by their acceptance of delivery of any of the Bonds.

To the extent that it is necessary for the Trustee to determine whether any Person is a Beneficial Owner or an ARS Beneficial Owner, the Trustee shall make such determination based on a certification of such Person (on which the Trustee may conclusively rely) setting forth in satisfactory detail the principal balance and bond certificate owned and any intermediaries through which such bond certificate is held. The Trustee shall be entitled to rely conclusively on information it receives from DTC or other applicable Securities Depository, its direct participants and the indirect participating brokerage firms for such participants with respect to the identity of a Beneficial Owner or ARS Beneficial Owner. The Trustee shall not be deemed to have actual or constructive knowledge of the books and records of DTC or its participants.

Section 11.02 Trustee Not Responsible for Recitals, Maintenance, Insurance, etc. The recitals, findings and representations in this Indenture or in the Bonds contained, save only the Trustee’s authentication upon the Bonds, shall be taken and construed as made by and on the part of the Issuer, and not by the Trustee, and the Trustee does not assume, and shall not have, any responsibility or obligation for the correctness of any thereof. In addition, the Trustee shall not have any responsibility for monitoring the Borrower’s obligations under Sections 5.06 and 5.07 of the Agreement to maintain the Facilities or to maintain or cause to be maintained the insurance required thereunder.

Section 11.03 Limitations on Liability.

(a) The Trustee may execute any of the trusts or powers hereof and perform the duties required of it hereunder by or through attorneys, agents, receivers or employees, and shall be entitled to advice of counsel concerning all matters of trust and its duty hereunder and shall not be liable for any action taken or omitted to be taken in good faith on the basis of such advice, and the Trustee shall not be answerable for the default or misconduct of any such attorney, agent or employee selected by it with reasonable care. The Trustee shall not be answerable for the exercise of any discretion or power under this Indenture or for anything whatsoever in connection with the trust created hereby, except only for its own gross negligence or willful misconduct.

(b) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be liable for any action reasonably taken or omitted to be taken by it in good faith and reasonably believed by it to be within its discretion or power conferred upon it hereby.

(c) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder or under the Agreement, the Trustee may, in the absence of bad faith on its part, rely upon a Certificate of the Borrower.

(d) Prior to taking any action under the Agreement or this Indenture, the Trustee shall be entitled to a certificate of an Authorized Borrower Representative and/or an opinion of counsel with respect to the proposed action, which certificate and/or opinion shall confirm that all conditions precedent, if any, have been satisfied.

(e) The Trustee shall not be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture. No provision of the Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(f) The Trustee shall not be bound to ascertain or inquire as to performance or observance of any covenants, conditions or other agreements on the part of the Borrower or the Issuer under the Agreement or this Indenture, as the case may be, except as specifically provided for herein. The Trustee shall have no obligation to perform any of the duties of the Issuer or the Borrower under the Agreement or this Indenture.

Section 11.04 Compensation, Expenses and Advances. The Trustee, the Paying Agent, the Registrar and the Tender Agent under this Indenture shall be entitled to reasonable compensation for their services rendered hereunder including extraordinary services such as default administration (not limited by any provision of law in regard to the compensation of the trustee of an express trust) and to reimbursement for their actual out-of-pocket expenses (including counsel fees and expenses) reasonably incurred in connection therewith except as a result of their gross negligence or willful misconduct. If the Issuer shall fail to perform any of the covenants or agreements contained in this Indenture, other than the covenants or agreements in respect of the payment of the principal of, premium, if any, and interest on the Bonds, the Trustee may, in its uncontrolled discretion and without notice to the Owners of the Bonds, at any time and from time to time, make advances to effect performance of the same on behalf of the Issuer, but the Trustee shall be under no obligation to do so; but no such advance shall operate to relieve the Issuer from any default hereunder. In Section 5.04 of the Agreement, the Borrower has agreed that it will pay to the Trustee, the Paying Agent, the Registrar, the Remarketing Agent and the Tender Agent such compensation and reimbursement of expenses and advances, but the Borrower may, without creating a default hereunder, contest in good faith the reasonableness of any such services, expenses and advances. In Section 5.08 of the Agreement, the Borrower has agreed to indemnify the Trustee and the Registrar to the extent stated therein. If the Borrower shall have failed to make any payment to the Trustee under Sections 5.04 or 5.08 of the Agreement and such failure shall have resulted in an Event of Default under the Agreement, the Trustee shall have, in addition to any other rights hereunder, a claim, prior to the claim of the Owners of the Bonds, for the payment of its compensation and the reimbursement of its expenses and any advances made by it, as provided in this Section 11.04, upon the moneys and obligations in the Bond Fund, except for proceeds of drawings under a Credit Facility and except for moneys or obligations deposited with or paid to the Trustee for the purchase of Bonds by the Bank in accordance with Section 4.07 hereof or which are deemed to have been paid in accordance with Article IX hereof and funds held pursuant to Section 5.06 hereof.

Section 11.05 Notice of Events of Default. The Trustee shall not be required to take notice, or be deemed to have notice, of any default or Event of Default under this Indenture or the Agreement other than an Event of Default under clauses (i), (ii), (iii) (but only if the Trustee and the Tender Agent are the same entity), (v) or (vi) of paragraph (a) of Section 10.01 hereof, unless specifically notified in writing of such default or Event of Default by Owners of at least a majority in principal amount of the Bonds then Outstanding or by the Bank or the Bond Insurer. The Trustee may, however, at any time, in its discretion, require of the Issuer full information and advice as to the performance of any of the covenants, conditions and agreements contained herein.

Section 11.06 Action by Trustee. The Trustee shall be under no obligation to take any action in respect of any default or Event of Default hereunder other than pursuant to Section 10.01(b) hereof, or toward the execution or enforcement of any of the trusts hereby created, or to institute, appear in or defend any suit or other proceeding in connection therewith, unless requested in writing to do so by Owners of at least a majority in principal amount of the Bonds then Outstanding or the Bank, and, if in its opinion such action may tend to involve it in expense or liability, unless furnished, from time to time as often as it may require, with security and indemnity satisfactory to it. The foregoing provisions are intended only for the protection of the Trustee, and shall not affect any discretion or power given by any provisions of this Indenture to the Trustee to take action in respect of any default or Event of Default without such notice or request from Owners or the Bank, or without such security or indemnity. Notwithstanding the foregoing, the Trustee shall submit draw requests under a Credit Facility as provided therein, make payments on the Bonds in accordance with this Indenture and give notice of acceleration in accordance with Section 10.01(b) hereof, without as a precondition to such action, demanding security and indemnity as hereinbefore provided.

Section 11.07 Good Faith Reliance. The Trustee shall be protected and shall incur no liability in acting or proceeding in good faith upon any resolution, notice, telegram, request, consent, waiver, certificate, statement, affidavit, voucher, bond, requisition or other paper or document, or upon telephonic instructions to the extent the giving of telephonic instructions is specifically authorized by this Indenture or the Agreement, in any case which the Trustee shall in good faith believe to be genuine and to have been passed, signed or given by the proper board, body or person or to have been prepared and furnished pursuant to any of the provisions of this Indenture or the Agreement, or upon the written opinion of any attorney, engineer, accountant or other expert believed by the Trustee to be qualified in relation to the subject matter, and the Trustee shall be under no duty to make any investigation or inquiry as to any statements contained or matters referred to in any such instrument, but may accept and rely upon the same as conclusive evidence of the truth and accuracy of such statements. Neither the Trustee, the Paying Agent, the Registrar nor the Tender Agent shall be bound to recognize any person as an Owner or to take any action at his request unless his Bond shall be deposited with such entity or satisfactory evidence of the ownership of such Bond shall be furnished to such entity.

Section 11.08 Dealings in Bonds and with the Issuer and the Borrower. The Trustee, the Paying Agent, the Registrar, the Bank, the Bond Insurer, the Tender Agent or the Remarketing Agent and each of their officers and directors, may in good faith buy, sell, own, hold and deal in any of the Bonds, and may join in any action which any Owner may be entitled to take with like effect as if it did not act in any capacity hereunder. The Trustee, the Paying Agent, the Registrar, the Bank, the Bond Insurer, the Tender Agent or the Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer or the Borrower, and may act as depositary, trustee or agent for any committee or body of Owners or other obligations of the Issuer as freely as if it did not act in any capacity hereunder.

Section 11.09 Several Capacities. Anything in this Indenture to the contrary notwithstanding, the same entity may serve hereunder as the Trustee, the Paying Agent, the Registrar, the Tender Agent and the Remarketing Agent and in any other combination of such capacities, to the extent permitted by law.

Section 11.10 Construction of Indenture. The Trustee may construe any of the provisions of this Indenture or the Agreement insofar as the same may appear to be ambiguous or inconsistent with any other provision hereof or thereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the Owners, the Issuer and the Borrower.

Section 11.11 Resignation of Trustee. The Trustee may resign and be discharged of the trusts created by this Indenture by executing an instrument in writing resigning such trust and specifying the date when such resignation shall take effect, and the Trustee shall provide such notice to the Issuer, the Borrower, the Bank, if any, and the Bond Insurer and the Trustee shall give such notice of such resignation to all Owners. Such notice shall specify the date when such resignation shall take effect. Such resignation shall only take effect on the day a successor Trustee shall have been appointed as hereinafter provided and shall have accepted such appointment and agreed to assume all of the obligations as Trustee hereunder.

Section 11.12 Removal of Trustee. The Trustee may be removed by the Issuer at any time, at the written request of the Borrower (other than during the continuation of an Event of Default) or the Owners of not less than a majority in principal amount of the Bonds then Outstanding, by filing with the Trustee so removed, the Issuer, the Borrower, the Tender Agent, the Remarketing Agent, the Bank and the Bond Insurer an instrument or instruments in writing appointing a successor in accordance with Section 11.13 hereof. Promptly upon delivery of such instrument or instruments to the Trustee, the successor Trustee upon its acceptance of the trusts created hereby shall give notice thereof to all Owners.

Section 11.13 Appointment of Successor Trustee. If at any time the Trustee shall be removed, be dissolved or its property or affairs shall be taken under the control of any state or federal court or administrative body because of insolvency, bankruptcy or any other reason, a vacancy shall ipso facto be deemed to exist in the office of Trustee and a successor may be appointed, and in case at any time the Trustee shall resign, then a successor may be appointed, by giving written notice to the Issuer, the Borrower, the Tender Agent, the Remarketing Agent, the Bank and the Bond Insurer an instrument of appointment in writing, executed by Owners of not less than a majority in principal amount of Bonds then Outstanding with the consent of the Bank unless the Bank has wrongfully dishonored a draw on a Credit Facility and with the consent of the Bond Insurer so long as the Bond Insurer is not in default in its payment obligations under the Bond Insurance Policy. Copies of such instrument shall be promptly delivered by the Issuer to the predecessor Trustee and to the Trustee so appointed.

Until a successor Trustee shall be appointed by the Owners of the Bonds as herein authorized with the consent of the Bank unless the Bank has wrongfully dishonored a draw on a Credit Facility and with the consent of the Bond Insurer so long as the Bond Insurer is not in default in its payment obligations under the Bond Insurance Policy, the Issuer, by an instrument authorized by resolution of the Issuer, may, but shall have no obligation to, appoint a successor Trustee acceptable to the Borrower, the Bank and the Bond Insurer. After any appointment by the Issuer, it shall cause notice of such appointment to be given to the Remarketing Agent and to all Owners of the Bonds. Any new Trustee so appointed by the Issuer shall immediately and without further act be superseded by a Trustee appointed by the Owners of the Bonds in the manner above provided. Notwithstanding anything herein to the contrary, no resignation or removal of the Trustee shall be effective until (i) a successor Trustee shall be appointed in accordance with the terms hereof and has accepted such appointment and (ii) each then existing Letter of Credit or other Credit Facility shall have been transferred to such successor in accordance with the terms thereof.

Section 11.14 Qualifications of Successor Trustee. Every successor Trustee (a) shall be a bank or trust company (other than the Bank) duly organized under the laws of the United States or any state or territory thereof and authorized by law to perform all the duties imposed upon it by this Indenture, (b) shall have a combined capital stock, surplus and undivided profits of at least $50,000,000 if there can be located, with reasonable effort, such an institution willing and able to accept the trust on reasonable and customary terms and (c) shall have its obligations rated or be a wholly-owned subsidiary of an entity whose obligations are rated, so long as the Bonds shall be rated by Moody’s, at least Baa3/P-3 by Moody’s or otherwise qualified by Moody’s.

Section 11.15 Judicial Appointment of Successor Trustee. If at any time the Trustee shall resign and no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article XI prior to the date specified in the notice of resignation as the date when such resignation is to take effect, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor Trustee. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Article XI within six months after a vacancy shall have occurred in the office of Trustee, any Owner of a Bond or the Bank or the Bond Insurer may apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor Trustee.

Section 11.16 Acceptance of Trusts by Successor Trustee. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, the Borrower, the Bank, if any, the Bond Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become duly vested with all the estates, property, rights, powers, trusts, duties and obligations of its predecessor in the trust hereunder, with like effect as if originally named Trustee herein. Upon request of such successor Trustee, such predecessor Trustee and the Issuer shall execute and deliver an instrument transferring to such successor Trustee all the estates, property, rights, powers and trusts hereunder of such predecessor Trustee and, subject to the provisions of Section 11.04 hereof and upon payment of its charges, such predecessor Trustee shall (i) pay over to the successor Trustee all moneys and other assets at the time held by it hereunder and (ii) transfer over to the successor Trustee its interest in any Credit Facility.

Section 11.17 Successor by Merger or Consolidation. Any corporation into which any Trustee hereunder may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any Trustee hereunder shall be a party or any corporation to which all or substantially all of the corporate trust business of the Trustee shall be sold or transferred, shall be the successor Trustee under this Indenture, without the execution or filing of any paper or any further act on the part of the parties hereto, anything in this Indenture to the contrary notwithstanding.

Section 11.18 Standard of Care. Notwithstanding any other provisions of this Article XI, the Trustee shall, during the existence of an Event of Default of which the Trustee is required to take notice or is deemed to have notice under Section 11.05 hereof, exercise such of the rights and powers vested in it by this Indenture and use the same degree of skill and care in their exercise as a prudent indenture trustee would use and exercise under the circumstances. Prior to the existence and after the curing or waiving of any such Event of Default, the duties of the Trustee hereunder shall be only such duties as are specifically set forth herein and no implied covenants shall be read into this Indenture or the Agreement against the Trustee.

Section 11.19 Notice of Event of Default. If an Event of Default occurs of which the Trustee is required by Section 11.05 hereof to take notice or has notice, or any other Event of Default occurs of which the Trustee has been specifically notified in accordance with Section 11.05 hereof, then (a) immediately upon the Trustee taking or having notice of any Event of Default under Section 10.1(a)(i),(ii) or (iii) or Section 10.01(b) upon any other Event of Default continuing for at least five Business Days after the Trustee is required to take, or has received, notice thereof, the Trustee shall give notice thereof to the Issuer, the Remarketing Agent, the Tender Agent, the Bank, the Bond Insurer and the Owners of the Bonds.

Section 11.20 Intervention in Litigation. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its counsel has a substantial bearing on the interests of the Owners of the Bonds, the Trustee may intervene on behalf of the Owners of the Bonds and shall, upon receipt of indemnity satisfactory to it, do so if requested in writing by Owners of at least a majority in principal amount of the Bonds then Outstanding if permitted by the court having jurisdiction in the premises.

Section 11.21 Paying Agent. The Issuer may at any time or from time to time by resolution, with the approval of the Trustee and the Borrower, appoint the Paying Agent for the Bonds, subject to the conditions set forth in Section 11.22 hereof. The Trustee is hereby appointed as the initial Paying Agent. Each Paying Agent (if not also the Trustee) shall designate to the Trustee, the Bank and the Bond Insurer its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Borrower and the Trustee under which such Paying Agent will agree, particularly:

(i) to hold all sums held by it for the payment of the principal of and interest and any premium on Bonds in trust for the benefit of the Owners until such sums shall be paid to the Owners or otherwise disposed of as herein provided; and

(ii) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Borrower at all reasonable times.

The Issuer shall cooperate with the Trustee and the Borrower to cause the necessary arrangements to be made and to be thereafter continued whereby funds will be made available for the payment when due of the Bonds as presented at the Principal Office of the Paying Agent.

Section 11.22 Qualifications of Paying Agent; Resignation; Removal. The Paying Agent shall (i) be a bank, a trust company, national banking association or another corporation duly organized under the laws of the United States of America or any state or territory thereof, (ii) have its obligations rated or be a wholly-owned subsidiary of an entity whose obligations are rated, so long as the Bonds are rated by Moody’s, at least Baa3/P-3 by Moody’s or otherwise qualified by Moody’s, and (iii) be authorized by law to perform all the duties imposed upon it by this Indenture. The Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to the Issuer, the Borrower and the Trustee (if no longer the Paying Agent). The Paying Agent shall be removed at any time, other than during the continuance of an Event of Default, at the direction of the Borrower, by an instrument, signed by the Issuer, filed with the Paying Agent and with the Trustee.

In the event of the resignation or removal of the Paying Agent, the Paying Agent shall pay over, assign and deliver any moneys held by it in such capacity to its successor or, if there be no successor, to the Trustee.

In the event that the Paying Agent shall resign, be removed or be dissolved, or if the property or affairs of the Paying Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy, insolvency or any other reason, and the Issuer shall not have appointed its successor as Paying Agent, the Trustee shall de facto be deemed to be the Paying Agent for all purposes of this Indenture until the appointment by the Issuer of the Paying Agent or successor Paying Agent, as the case may be.

Section 11.23 Registrar. The Trustee hereby is appointed as the initial Registrar. In the event of the resignation or removal of the Registrar, the Issuer shall, at the direction of the

Borrower, appoint the Registrar for the Bonds, subject to the conditions set forth in Section 11.24 hereof. Each Registrar (if not also the Trustee) shall designate to the Trustee its Principal Office and signify its acceptance of the duties imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Borrower and the Trustee under which such Registrar will agree, particularly, to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee and the Borrower at all reasonable times.

The Issuer shall cooperate with the efforts of the Trustee and the Borrower intended to cause the necessary arrangements to be made and to be thereafter continued whereby Bonds, executed by the Issuer and authenticated by the Trustee, shall be made available for exchange and registration of transfer at the Principal Office of the Registrar. The Issuer shall cooperate with the efforts of the Trustee, the Registrar and the Borrower to cause the necessary arrangements to be made and thereafter continued whereby the Paying Agent and the Remarketing Agent shall be furnished such records and other information, at such times, as shall be required to enable the Paying Agent and the Remarketing Agent to perform the duties and obligations imposed upon them hereunder.

Section 11.24 Qualifications of Registrar; Resignation; Removal. The Registrar shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, authorized by law to perform all the duties imposed upon it by this Indenture. The Registrar may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 60 days’ notice to the Issuer, the Trustee and the Borrower. The Registrar may be removed at any time, at the direction of the Borrower (other than during the continuance of an Event of Default), by an instrument, signed by the Issuer, filed with the Registrar and the Trustee.

In the event of the resignation or removal of the Registrar, the Registrar shall deliver any Bonds held by it in such capacity to its successor or, if there be no successor, to the Trustee.

In the event that the Registrar shall resign, be removed or be dissolved, or if the property or affairs of the Registrar shall be taken under the control of any state or federal court or administrative body because of bankruptcy, insolvency or any other reason, and the Issuer shall not have appointed its successor as Registrar, the Trustee shall de facto be deemed to be the Registrar for all purposes of this Indenture until the appointment by the Issuer of the Registrar or successor Registrar, as the case may be.

Section 11.25 Appointment of Co-Trustee. It is the purpose of this Indenture that there shall be no violation of any law of any jurisdiction (including particularly the law of the State of Arizona) denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture or the Agreement, and in particular in the case of the enforcement thereof on default, or in the case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee or hold title to the properties, in trust, as herein granted, or take any action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee.

In the event that the Trustee shall appoint an additional individual or institution as a separate or co-trustee, each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee, but only to the extent necessary to enable such separate or co-trustee to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

Should any reasonable instrument in writing from the Issuer be required by the separate or co-trustee so appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such estates, property, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer. In case any separate or co-trustee or a successor to either shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate or co-trustee or a new separate or co-trustee. No trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder.

Section 11.26 Notices to Rating Agencies. The Trustee shall provide Moody’s, if the Bonds are then rated by Moody’s, or S&P, if the Bonds are then rated by S&P, or Fitch, if the Bonds are then rated by Fitch, as appropriate, with prompt written notice at least 15 days prior to its execution and adoption of (i) the appointment of any successor Trustee, Paying Agent, Remarketing Agent or Tender Agent (ii) any amendments to this Indenture or the Agreement, (iii) the payment (or provision for payment) in whole of the Bonds, (iv) the adjustment of any Bonds to a Short-Term or Long-Term Interest Rate Period, (v) the acquisition, extension, expiration or termination of a Credit Facility or (vi) any amendment to the Reimbursement Agreement or a Credit Facility of which the Trustee has actual knowledge.

ARTICLE XII

EXECUTION OF INSTRUMENTS BY

OWNERS AND PROOF OF OWNERSHIP OF BONDS

Section 12.01 Execution of Instruments; Proof of Ownership. Any request, direction, consent or other instrument in writing, whether or not required or permitted by this Indenture to be signed or executed by Owners of the Bonds, may be in any number of concurrent instruments of similar tenor and may be signed or executed by Owners of the Bonds in person or by agent appointed by an instrument in writing. Proof of the execution of any such instrument and of the ownership or former ownership of Bonds shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee with regard to any action taken by it under such instrument if made in the following manner:

(i) The fact and date of the execution by any person of any such instrument may be proved by the certificate of any officer in any jurisdiction who, by the laws thereof, has power to take acknowledgments within such jurisdiction, to the effect that the person signing such instrument acknowledged before him the execution thereof, or by an affidavit of a witness to such execution, or in any other manner reasonably acceptable to the Trustee.

(ii) The ownership or former ownership of Bonds shall be proved by the registration books kept under the provisions of Section 2.04 hereof and the records kept by the Trustee pursuant to Section 14.03(c) hereof.

(iii) While the Bonds are in book-entry only form, the beneficial ownership or former ownership of Bonds shall be proved by an instrument in writing signed by such Beneficial Owner and acceptable to the Trustee.

Nothing contained in this Article XII shall be construed as limiting the Trustee to such proof, it being intended that the Trustee may accept any other evidence of matters herein stated which it may deem to be sufficient. Any request or consent of any Owner of a Bond shall bind every future Owner of any Bond or Bonds issued in lieu thereof or upon registration of transfer or in exchange thereof in respect of anything done by the Trustee or the Issuer in pursuance of such request or consent.

ARTICLE XIII

MODIFICATION OF INDENTURE, DOCUMENTS

Section 13.01 Limitations. This Indenture and the Agreement shall not be modified or amended in any respect subsequent to the initial issuance of the Bonds, except as provided in and in accordance with and subject to the provisions of this Article XIII.

Section 13.02 Modification without Consent of Owners. The Issuer and the Trustee may, from time to time and at any time without the consent of or notice to the Owners of the Bonds but with the consent of the Bond Insurer subject to Section 13.05 hereof, enter into Supplemental Indentures as follows:

(i) to cure any formal defect, omission, inconsistency or ambiguity in this Indenture;

(ii) to grant to or confer upon the Trustee for the benefit of the Owners of the Bonds any additional rights, remedies, powers, authority or security which may lawfully be granted or conferred and which are not contrary to or inconsistent with this Indenture as theretofore in effect;

(iii) to add to the covenants and agreements of, and limitations and restrictions upon, the Issuer in this Indenture other covenants, agreements, limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Indenture as theretofore in effect;

(iv) to confirm, as further assurance, any pledge or assignment under, and the subjection to any claim, lien, pledge or assignment created or to be created by this Indenture, of the Receipts and Revenues or of any other moneys, securities or funds;

(v) to authorize different Authorized Denominations of the Bonds and to make correlative amendments and modifications to this Indenture regarding exchangeability of Bonds of different Authorized Denominations, redemptions of portions of Bonds of particular Authorized Denominations and similar amendments and modifications of a technical nature;

(vi) to modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification hereof under the Trust Indenture Act of 1939, as from time to time amended;

(vii) to increase or decrease the number of days specified in Section 2.01(c) hereof and to make corresponding changes to Section 4.03 hereof; provided that no decreases in any such number of days shall become effective except during a Daily Interest Rate Period or a Weekly Interest Rate Period and until 30 days after the Trustee shall have given notice to the Owners;

(viii) to provide for the procedures required to permit or implement an uncertificated system of registration of the Bonds;

(ix) to modify, alter, amend or supplement this Indenture in any other respect which is not materially adverse to the Owners and which does not involve a change described in the provisions of Section 13.03(i) hereof; and

(x) to modify, alter, supplement or amend this Indenture to comply with changes in the Code affecting the status of interest on the Bonds as excluded from gross income for federal income tax purposes or the obligations of the Issuer or the Borrower in respect of Section 148 of the Code.

Before the Issuer shall adopt any Supplemental Indenture pursuant to this Section 13.02, there shall have been provided to the Issuer and the Trustee a Favorable Opinion of Bond Counsel.

Section 13.03 Modification with Consent of Owners.

(i) Except for any Supplemental Indenture entered into pursuant to Section 13.02 hereof, subject to the terms and provisions contained in this Section 13.03, the Owners of not less than a majority in aggregate principal amount of the Bonds shall have the right from time to time to consent to and approve with the consent of the Bond Insurer the adoption by the Issuer of any Supplemental Indenture deemed necessary or desirable by the Issuer for the purposes of modifying, altering, amending, supplementing or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided, however, that, unless approved in writing by the Owners of all the Bonds, nothing herein contained shall permit, or be construed as permitting, (i) a change in the times, amounts or currency of payment of the principal of or interest or any premium on any Bond, a change in the terms of the purchase of Bonds pursuant to Section 4.08 hereof (other than as permitted by Section 13.02(vii) hereof), or a reduction in the principal amount or redemption price of any Bond or a change in the method of determining the rate of interest thereon, or (ii) the creation of a claim or lien upon, or a pledge or assignment of, the Receipts and Revenues ranking prior to or on a parity with the claim, lien, pledge or assignment created by this Indenture, or (iii) a preference or priority of any Bond or Bonds over any other Bond or Bonds, or (iv) a reduction in the aggregate principal amount of Bonds the consent of the Owners of which is required for any such Supplemental Indenture or under Section 13.07 hereof, for any modification, alteration, amendment or supplement to the Agreement.

(ii) If at any time the Issuer shall determine to adopt any Supplemental Indenture for any of the purposes of this Section 13.03, the Trustee shall cause notice of the proposed Supplemental Indenture to be given to all Owners of the Bonds. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that a copy thereof is on file at the Principal Office of the Trustee for inspection by all Owners of the Bonds.

(iii) Within two years after the date of the giving of such notice, the Issuer may adopt (the date of adoption shall be the date of passage and not the effective date) such Supplemental Indenture in substantially the form described in such notice, but only if there shall have first been filed with the Trustee (i) the required consents, in writing, of the Owners of the Bonds and (ii) a Favorable Opinion of Bond Counsel stating that such Supplemental Indenture is authorized or permitted by this Indenture and the Act, complies with their respective terms, and, upon the adoption thereof, will be valid and binding upon the Issuer in accordance with its terms and will not adversely affect the exclusion from gross income for federal income tax purposes of interest on the Bonds.

(iv) If Owners of not less than the percentage of Bonds required by this Section 13.03 shall have consented to and approved the adoption thereof as herein provided, no Owner shall have any right to object to the adoption of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution and delivery thereof, or to enjoin or restrain the Issuer from enacting the same or from taking any action pursuant to the provisions thereof.

Section 13.04 Effect of Supplemental Indenture. Upon the adoption of any Supplemental Indenture pursuant to the provisions of this Article XIII, this Indenture shall be, and be deemed to be, modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Issuer, the Trustee and all Owners of Bonds then Outstanding shall thereafter be determined, exercised and enforced under this Indenture subject in all respects to such modifications and amendments.

Section 13.05 Consent of the Borrower, the Bank and the Bond Insurer. Anything herein to the contrary notwithstanding, the Trustee (i) shall not execute any Supplemental Indenture under this Article XIII which affects any rights, powers and authority of the Borrower under the Agreement, the Tender Agreement or the applicable Credit Facility or the Bond Insurance Policy or requires a revision of the Agreement, the Tender Agreement or the applicable Credit Facility or the Bond Insurance Policy unless and until the Borrower, the Bank and the Bond Insurer shall have consented to such Supplemental Indenture and (ii) need not accept any Supplemental Indenture which affects its rights, duties and responsibilities hereunder or under the Agreement.

Section 13.06 Amendment of Agreement without Consent of Owners. Without the consent of or notice to the Owners of the Bonds but with the consent of the Borrower, the Bank and the Bond Insurer, the Issuer may modify, alter, amend or supplement the Agreement, and the Trustee may consent thereto, (a) as may be required by the provisions of the Agreement and this Indenture, (b) for the purpose of curing any formal defect, omission, inconsistency or ambiguity therein, or (c) in connection with any other change therein which is not materially adverse to the Owners. No extension, termination or provision of any substitute Credit Facility in accordance with the provisions of the Agreement shall be deemed a modification, alteration, amendment or supplement to the Agreement, or to this Indenture, for any purpose of this Indenture.

Before the Issuer shall enter into, and the Trustee shall consent to, any modification, alteration, amendment or supplement to the Agreement, pursuant to this Section 13.06, there shall have been delivered to the Issuer and the Trustee, a Favorable Opinion of Bond Counsel.

Section 13.07 Amendment of Agreement with Consent of Owners. Except in the cases of modifications, alterations, amendments or supplements referred to in Sections 13.02 and 13.06 hereof, the Issuer shall not enter into, and the Trustee shall not consent to, any modification, alteration, amendment or supplement of the Agreement, without the written approval or consent of the Owners of not less than a majority in aggregate principal amount of the Bonds then Outstanding but with the consent of the Borrower, the Bank and the Bond Insurer, given and procured as provided in Sections 13.03 and 13.05 hereof; provided, however, that, unless approved in writing by the Owners of all Bonds then Outstanding, nothing in this Section 13.07 shall permit, or be construed as permitting, a change in the obligations of the Borrower under Section 5.02 or 10.01 of the Agreement. If at any time the Issuer or the Borrower shall request the consent of the Trustee to any such proposed modification, alteration, amendment or supplement, the Trustee shall cause notice thereof to be given in the same manner as provided by Section 13.03 hereof with respect to Supplemental Indentures. Such notice shall briefly set forth the nature of such proposed modification, alteration, amendment or supplement and shall state that copies of the instrument embodying the same are on file at the Corporate Trust office of the Trustee for inspection by all Owners of Bonds Outstanding. The Issuer may enter into, and the Trustee may consent to, any such proposed modification, alteration, amendment or supplement of the Agreement, subject to the same conditions and with the same effect as provided in Section 13.03 hereof with respect to Supplemental Indentures.

Section 13.08 Issuance of Bonds Under Other Indentures; Recognition of Prior Pledges. The Issuer hereby expressly reserves the right to issue, to the extent permitted by law, bonds in accordance with other ordinances and indentures for one or more purposes permitted by the Act. The Issuer hereby recognizes and protects any prior pledge or mortgage made to secure any prior issue of bonds.

ARTICLE XIV

REMARKETING AGENT; TENDER AGENT;

PURCHASE AND REMARKETING OF BONDS

Section 14.01 Remarketing Agent and Tender Agent.

(a) The Borrower shall appoint a Remarketing Agent for the Bonds, subject to the conditions set forth in Section 14.02(a) hereof. The Remarketing Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Trustee, the Tender Agent and the Borrower under which the Remarketing Agent will agree, particularly, to keep such books and records with respect to the Bonds as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, the Tender Agent and the Borrower at all reasonable times.

(b) The Borrower shall appoint a Tender Agent for the Bonds; subject to the conditions set forth in Section 14.02(b) hereof. The Tender Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Trustee, the Borrower, the Bank, the Bond Insurer and the Remarketing Agent. By acceptance of its appointment hereunder, the Tender Agent agrees:

(A) to hold all Bonds delivered to it pursuant to Section 4.09 hereof, as agent and bailee of, and in escrow for the benefit of, the respective Owners which shall have so delivered such Bonds until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Owners;

(B) to establish and maintain, and there is hereby established with the Tender Agent, a separate segregated trust fund designated as the “Maricopa County, Arizona Pollution Control Corporation Pollution Control Refunding Revenue Bonds, 2005 Series C (El Paso Electric Company Palo Verde Project) Purchase Fund” (the “Purchase Fund”) until such time as it has been discharged from its duties as Tender Agent hereunder;

(C) to hold all moneys (without investment thereof) delivered to it hereunder in the Purchase Fund for the purchase of Bonds pursuant to Section 4.08 hereof, other than moneys delivered to it by the Borrower during the term of a Credit Facility, as agent and bailee of, and in escrow for the benefit of, the person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such person or entity;

(D) to hold all moneys delivered to it by the Borrower for the purchase of Bonds pursuant to Section 4.08 hereof, as agent and bailee of, and in escrow for the benefit of, the Owners or former Owners who shall deliver Bonds to it for purchase until the Bonds purchased with such moneys shall have been delivered to or for the account of the Borrower; provided, however, that if the Bonds shall at any time become due and payable, the Tender Agent shall cause such moneys (other than moneys held pursuant to Section 14.03(d) hereof) to be deposited into the Bond Fund;

(E) to hold all Bonds registered in the name of the new Owners thereof which have been delivered to it by the Trustee for delivery to the Remarketing Agent in accordance with the Tender Agreement;

(F) to hold Bonds for the account of the Borrower as contemplated by Section 14.05(c) hereof, such Bonds to be released to or upon the order of the Borrower upon receipt by the Tender Agent from the Bank of a notice to the effect that the Trustee is entitled to draw under a Credit Facility to pay principal of the Bonds and to pay the purchase price of Bonds tendered under Section 4.08 hereof and not remarketed in an amount equal to the amount that could be drawn under a Credit Facility if the drawing made to purchase such Bonds were disregarded;

(G) to hold Bonds for the account of the Bank (or its nominee), or to deliver Bonds to the Bank, as contemplated by Section 14.05(c) hereof; and

(H) to keep such books and records with respect to the Bonds as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer, the Trustee, the Borrower and the Remarketing Agent at all reasonable times.

The Issuer shall cooperate with the Borrower and the Trustee to cause the necessary arrangements to be made and to be thereafter continued to enable the Tender Agent to perform its duties and obligations described above.

Section 14.02 Qualifications of Remarketing Agent and Tender Agent; Resignation; Removal.

(a) The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc., having a combined capital stock, surplus and undivided profits of at least $15,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture and the Remarketing Agreement. Any successor Remarketing Agent shall have its obligations rated or be a wholly-owned subsidiary of an entity whose obligations are rated, so long as the Bonds shall be rated by Moody’s, at least Baa3/P-3 by Moody’s or otherwise qualified by Moody’s. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving notice to the Issuer, the Trustee, the Bank, if any, the Tender Agent and the Borrower. Such resignation shall take effect on the earlier of: (i) the day a successor Remarketing Agent shall have been appointed by the Borrower and shall have accepted such appointment or (ii) the 45th day after the receipt by the Issuer and the Borrower of the notice of resignation. The Remarketing Agent may be removed at any time, pursuant to the Remarketing Agreement.

(b) The Tender Agent shall be a corporation duly organized under the laws of the United States of America or any state or territory thereof, and, if not a bank or trust company, for so long as the Bonds shall be rated by Moody’s, shall have its obligations rated at least Baa3/P-3 by Moody’s or otherwise qualified by Moody’s, and in any case having a combined capital stock, surplus and undivided profits of at least $25,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture and the Tender Agreement. The Tender Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 30 days’ notice to the Issuer, the Trustee, the Borrower, the Remarketing Agent, the Bank and the Bond Insurer. Such resignation shall take effect on the day a successor Tender Agent shall have been appointed by the Borrower and shall have accepted such appointment. The Tender Agent may be removed at any time by an instrument signed by the Borrower, filed with the Tender Agent, the Issuer, the Trustee, the Remarketing Agent, the Bank and the Bond Insurer.

In the event of the resignation or removal of the Tender Agent, the Tender Agent shall deliver any Bonds and moneys held by it in such capacity to its successor, or if there is no successor, to the Trustee.

Section 14.03 Notice of Bonds Delivered for Purchase; Purchase of Bonds.

(a) The Tender Agent shall determine timely and proper delivery of Bonds pursuant to this Indenture and the proper endorsement of such Bonds. Such determination shall be binding on the Owners of such Bonds, the Issuer, the Borrower, the Remarketing Agent, the Trustee and the Bank absent manifest error. As promptly as practicable, the Tender Agent shall give telephonic or Electronic notice, promptly confirmed by a written notice, to the Bank, if any, the Bond Insurer, the Trustee, the Remarketing Agent, the Registrar and the Borrower specifying the principal amount of Bonds, if any, for which it has received notice of tender for purchase in accordance with Section 4.08(a)(i) or 4.08(a)(ii) hereof.

(b) Bonds required to be purchased in accordance with Section 4.08 hereof shall be purchased from the Owners thereof by the Tender Agent, on the date and at the purchase price at which such Bonds are required to be purchased if the Bank shall not have exercised its option to purchase such Bonds pursuant to Section 4.07 hereof. Funds for the payment of such purchase price by the Tender Agent from the Owners of Bonds shall be derived from the following sources in the order of priority indicated:

(i) moneys furnished to the Tender Agent for deposit into the Purchase Fund representing moneys provided by the Borrower pursuant to Section 10.02 of the Agreement, which constitute Available Moneys;

(ii) proceeds of the sale of such Bonds remarketed to any person, other than the Issuer, the Borrower or an affiliate thereof, pursuant to Section 14.04 hereof and furnished to the Tender Agent by the Remarketing Agent for deposit into the Purchase Fund;

(iii) moneys furnished to the Tender Agent by the Trustee for deposit into the Purchase Fund representing the proceeds of a drawing under a Credit Facility; and

(iv) moneys furnished to the Tender Agent representing moneys provided by the Borrower (or any affiliate thereof) pursuant to Section 10.01 or 10.02 of the Agreement or otherwise available for such purpose.

Moneys described in clause (iii) may not be used to purchase Bonds held of record by the Borrower (or any affiliate thereof) or by the Tender Agent for the account of the Borrower.

The Tender Agent shall establish separate accounts or subaccounts within the Purchase Fund for each deposit made into the Purchase Fund so that (1) the Tender Agent may at all times ascertain the date of deposit of the funds in each account or subaccount, and (2) the amounts derived from the source described in clause (iii) may be segregated from other sources and such amounts shall not be commingled with any funds from the sources described in clause (D).

(c) The Trustee shall authenticate a new Bond or Bonds in an aggregate principal amount equal to the principal amount of Bonds purchased in accordance with Section 14.03(b), whether or not the Bonds so purchased are presented by the Owners thereof, bearing a number or numbers not contemporaneously outstanding. Every Bond authenticated and delivered as provided in this Section 14.03(c) shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder, except as provided in Section 5.04(c) hereof. The Tender Agent shall maintain a record of the Bonds purchased as provided in this Section 14.03, together with the names and addresses of the former Owners thereof.

(d) In the event any Bonds purchased as provided in this Section 14.03 shall not be presented to the Tender Agent, the Tender Agent shall segregate and hold the moneys for the purchase price of such Bonds in trust for the benefit of the former Owners of such Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such Bonds. Any moneys which the Tender Agent shall segregate and hold in trust for the payment of the purchase price of any Bond and remaining unclaimed for two years after the date of purchase shall, to the extent legally permissible, upon the Borrower’s written request to the Tender Agent, be paid to the Bank, if the Borrower then owes funds under the Reimbursement Agreement, to the Bond Insurer, if the Borrower owes funds under the Insurance Agreement or otherwise to the Borrower. After the payment of such unclaimed moneys to the Borrower, the former Owner of such Bond shall look only to the Borrower for the payment thereof.

Section 14.04 Remarketing of Bonds; Notice of Interest Rates.

(a) Upon notice of the tender for purchase of Bonds in accordance with Section 4.08 hereof, the Remarketing Agent shall offer for sale and use its best efforts to sell such Bonds (other than Bonds purchased with moneys derived from the source described in clause (i) of Section 14.03(b) hereof, if so directed by the Borrower), any such sale to be made on the date of such purchase in accordance with Section 4.08 at the best price available in the marketplace; provided, however, that, if a Credit Facility shall be in effect, the Remarketing Agent shall not sell any of such Bonds at a price below the principal amount thereof plus accrued interest thereon, if any. Any Bond which is tendered for purchase, pursuant to Section 4.08 hereof, and any Bond that has become subject to mandatory tender for purchase pursuant to Section 4.08 hereof, shall be sold only to a purchaser who agrees to refrain from selling that Bond other than under the terms of this Indenture and hold that Bond only to the date of mandatory purchase.

(b) The Remarketing Agent shall determine the rate of interest to be borne by the Bonds during each Interest Rate Period and by each Bond during each Bond Interest Term for such Bond and the Bond Interest Terms for each Bond during each Short-Term Interest Rate Period as provided in Section 2.01 hereof and shall furnish to the Trustee, the Tender Agent, the Borrower and the Bank on the Business Day of determination each rate of interest and Bond Interest Term so determined.

(c) The Remarketing Agent shall give telephonic or telegraphic notice, promptly confirmed by a written notice, to the Trustee and the Tender Agent on each date on which Bonds shall have been purchased pursuant to Section 14.03(b) hereof, specifying the principal amount of Bonds, if any, sold by it pursuant to Section 14.04(a) hereof.

Section 14.05 Delivery of Bonds.

(a) Bonds purchased with moneys described in clause (i) of Section 14.03(b) hereof shall be delivered to the Borrower and shall be registered in accordance with instructions from the Borrower.

(b) Bonds purchased with moneys described in clause (ii) of Section 14.03(b) hereof shall be delivered by the Trustee to the Tender Agent or the Remarketing Agent for delivery to the purchasers thereof against payment therefor in accordance with the Tender Agreement.

(c) Bonds purchased with moneys described in clause (iii) of Section 14.03(b) hereof shall be:

(i) except as otherwise provided in Section 14.05(c)(ii) or (iii) hereof, held by the Tender Agent for the account of the Borrower, if a Credit Facility provides for reinstatement in respect of the drawings for the purchase of Bonds tendered pursuant to Section 4.08 hereof and not remarketed by reimbursement to the Bank of the amount of such drawing together with interest thereon;

(ii) delivered to the Bank, as applicable, if a Credit Facility provides for immediate reinstatement in respect of drawings for the purchase of Bonds tendered pursuant to Section 4.08 hereof and not remarketed by the delivery to the Bank of such Bonds or otherwise requires that Bonds be delivered to the Bank;

(iii) held by the Tender Agent. for the account of the Bank, if a Credit Facility provides for immediate reinstatement in respect of drawings for the purchase of Bonds tendered pursuant to Section 4.08 hereof and not remarketed by the holding for the account of the Bank of such Bonds or otherwise requires that Bonds be held for the account of the Bank; or

(iv) delivered to the Trustee for cancellation, if a Credit Facility does not provide for reinstatement in respect of drawings for the purchase of Bonds tendered pursuant to Section 4.08 hereof and not remarketed.

Upon delivery to the Bank, or to the Tender Agent for the account of the Bank, of the Bonds in accordance with clause (ii) or (iii) above, the Trustee shall deliver any certificate evidencing such reimbursement or delivery of Bonds to or for the account of the Bank, as applicable, required for reinstatement, in whole or in part, of any Credit Facility. Bonds held pursuant to clauses (i), (ii) and (iii) above shall be released for the purpose of remarketing or released to or upon the order of the Borrower only upon receipt by the Tender Agent from the Bank of a written notice to the effect that the Trustee is entitled to draw under a Credit Facility to pay principal of and interest on the Bonds and to pay the purchase price of Bonds purchased pursuant to Section 4.08 hereof and not remarketed in an amount equal to the amount that could be drawn under a Credit Facility if the drawing made to purchase such Bonds were disregarded.

(d) Bonds purchased with moneys described in clause (iv) of Section 14.03(b) hereof shall, at the direction of the Borrower, be (i) held by the Tender Agent for the account of the Borrower, (ii) delivered to the Trustee for cancellation or (iii) delivered to the Borrower; provided, however, that any Bonds so purchased after the selection thereof by the Trustee for redemption shall be delivered to the Trustee for cancellation.

(e) Bonds delivered as provided in this Section 14.05 shall be registered in the manner directed by the recipient thereof.

(f) Bonds purchased by the Trustee on behalf of or for the account of the Bank (or its nominee) pursuant to Section 4.07 shall be delivered promptly to the Bank (or its nominee, as the case may be), or as the Bank shall otherwise direct and thereafter, if requested by the Bank, remarketed in accordance with the provisions of Section 14.04 hereof and the Remarketing Agreement.

Section 14.06 Drawings on Credit Facility. In accordance with the provisions of the Tender Agreement, on each day on which Bonds are to be purchased pursuant to Section 4.08 hereof, except to the extent that (i) moneys described in Section 14.03(b)(i) hereof shall be available for the purchase of such Bonds, or (ii) the Trustee shall have received telephonic or Electronic notification from the Remarketing Agent or the Tender Agent that such Bonds shall have been remarketed pursuant to Section 14.04 hereof and that the moneys described in Section 14.03(b)(ii) hereof will be sufficient to pay the purchase price of such Bonds or (iii) the Bank shall have purchased the Bonds pursuant to Section 4.07 hereof, the Trustee promptly shall draw under a Credit Facility, in accordance with its terms, an amount sufficient to make timely payment of the purchase price of such Bonds and furnish the proceeds of such drawing to the Tender Agent. Following payment of all amounts payable in respect of the purchase of Bonds pursuant to Section 4.08 hereof, the Trustee shall remit to the Bank any amount drawn under a Credit Facility in excess of the amount sufficient to make timely payment of the purchase price of such Bonds.

Section 14.07 Delivery of Proceeds of Sale. The proceeds of the sale by the Remarketing Agent of any Bonds delivered to it by, or held by it for the account of, the Borrower or the Bank, or delivered to it by the Bank or any other Owner, shall be turned over to the Borrower, the Bank or such other Owner, as the case may be. If the applicable Credit Facility provides for reinstatement in respect of the drawings for the purchase of Bonds tendered pursuant to Section 4.08 hereof by reimbursement to the Bank of the amount of such drawing, the Remarketing Agent shall deliver the proceeds of such remarketing to the Bank to the extent the Bank has not been reimbursed, and in connection therewith, the Trustee shall deliver any certificate required for reinstatement, in whole or in part, of any Credit Facility.

ARTICLE XV

MISCELLANEOUS

Section 15.01 Indenture to Bind and Inure to Benefit of Successors to Issuer. In the event of the dissolution of the Issuer, all the covenants, stipulations, promises and agreements in this Indenture contained, by or on behalf of, or for the benefit of, the Issuer, shall bind or inure to the benefit of the successors of the Issuer from time to time and any entity, officer, board, commission, agency or instrumentality to whom or to which any power or duty of the Issuer shall be transferred.

Section 15.02 Parties in Interest. Except as herein otherwise specifically provided, nothing in this Indenture expressed or implied is intended or shall be construed to confer upon any person, firm or corporation, other than the Issuer, the Borrower, the Trustee, the Bank, the Bond Insurer and the Owners, any right, remedy or claim under or by reason of this Indenture, this Indenture being intended to be for the sole and exclusive benefit of the Issuer, the Borrower, the Trustee, the Bank, the Bond Insurer and the Owners of the Bonds. Nothing in this Indenture is intended to create in the Borrower any interest in the Bond Fund or the moneys or Investment Securities therein.

Section 15.03 Severability. In case any one or more of the provisions of this Indenture or of the Bonds issued hereunder shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Indenture, the Agreement, the Remarketing Agreement, the Tender Agreement or said Bonds, and this Indenture, the Agreement, the Remarketing Agreement, the Tender Agreement and the Bonds shall be construed and enforced as if such illegal or invalid provisions had not been contained herein or therein.

Section 15.04 No Personal Liability of Issuer Under Indenture. No covenant or agreement contained in the Bonds or in this Indenture shall be deemed to be the covenant or agreement of any official, officer, agent, or employee of the Issuer in his individual capacity, and neither the members of the Issuer’s Board of Directors nor any official executing the Bonds shall be liable personally on the Bonds or be subject to any personal liability or accountability by reason of the issuance thereof.

Section 15.05 Bonds Owned by the Issuer or the Borrower. In determining whether Owners of the requisite aggregate principal amount of the Bonds have concurred in any direction, consent or waiver under this Indenture, Bonds which are owned by the Issuer or the Borrower or by any affiliate of the Borrower (unless the Issuer, the Borrower and such persons own all Bonds which are then Outstanding, determined without regard to this Section 15.05) shall be disregarded and deemed not to be Outstanding for purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Bonds which the Trustee knows are so owned shall be so disregarded. Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Bonds and that the pledgee is not the Issuer or the Borrower or any affiliate of the Borrower. Bonds delivered to the Bank, the Bond Insurer or held by the Tender Agent for the account of the Bank pursuant to Section 14.05(c) hereof shall be regarded as Outstanding for purposes of this Section 15.05 and shall be owned by the Bank or the Bond Insurer for purposes of this Section 15.05.

Section 15.06 Governing Law. This Indenture and the Bonds shall be construed in accordance with and governed by the Constitution and laws of the State of Arizona; provided however, that the rights, protections and immunities of the Trustee shall be governed by the laws of the State of California.

Section 15.07 Notices. Except as otherwise provided in this Indenture, all notices, certificates, requests, requisitions or other communications by the Issuer, the Borrower, the Trustee, the Bond Insurer, the Tender Agent, the Paying Agent, the Registrar, the Remarketing Agent, Moody’s, S&P, Fitch, the Bond Insurer and the Bank pursuant to this Indenture shall be in writing and shall be sufficiently given and shall be deemed given when mailed by first-class mail, postage prepaid, addressed as follows:

If to the Trustee:

Union Bank of California, N.A.

120 S. San Pedro Street, 4th Floor

Los Angeles, CA 90012

Attention: Corporate Trust Department

If to the Remarketing Agent:

Citigroup Global Markets Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Kevin Stowe

If to the Tender Agent:

Citigroup Global Markets Inc.

390 Greenwich Street, 5th Floor

New York, New York 10013

Attention: Kevin Stowe

If to the Bond Insurer:

Financial Guaranty Insurance Company

125 Park Avenue

New York, New York 10017

Attention: Risk Management

Fax: (212) 312-3093

If to the Fiscal Agent (for the Bond Insurer):

U.S. Bank Trust National Association

100 Wall Street, 19th Floor

New York, New York 10005

Attention: Corporate Trust Department

If to Moody’s:

Moody’s Investors Service

99 Church St.

New York, New York 10007-2796

Attention: Structured Finance Group

If to S&P:

Standard & Poor’s Rating Services

55 Water Street, 38th Floor

New York, New York 10041

Attention: Public Finance Department

                    Structured Finance Group

If to Fitch:

Fitch Ratings

One State Street Plaza

New York, New York 10004

Attention: Municipal Structured Finance

If to the Registrar, the Paying Agent and the Bank, at the address designated herein or designated to the Issuer, the Borrower and the Trustee. Any of the foregoing may, by notice given hereunder to each of the others, designate any further or different addresses to which subsequent notices, certificates, requests or other communications shall be sent hereunder.

Section 15.08 Non-Business Days. If the last day of any period of grace, or the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, is not a Business Day, the last day of such period of grace shall be deemed to be, any such payment may be made or act performed or right exercised, with the same force and effect as if done on the nominal date provided in this Indenture, on the next succeeding Business Day, and no interest shall accrue for the period after such nominal date.

Section 15.09 Opinions. Each opinion with respect to the validity of documents or Bonds may be qualified to the extent of the application of bankruptcy, insolvency, moratorium or reorganization laws or laws affecting the remedies for the enforcement of the rights and security provided therein and need not pass on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy.

Section 15.10 Headlines; Table of Contents. The division of this Indenture into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

Section 15.11 Execution in Several Counterparts. This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original; and all such counterparts, or as many of them as the Issuer and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 15.12 Bond Insurer as Third-Party Beneficiary. To the extent that this Indenture confers upon or gives or grants to the Bond Insurer any right, remedy, benefit, or claim under or by reason of this Indenture, the Bond Insurer is hereby explicitly recognized as being a third-party beneficiary hereunder and may enforce any such right, remedy, benefit, or claim conferred, given, or granted hereunder.

Section 15.13 Additional Covenants of the Issuer to Bond Insurer. The Issuer covenants to provide the Bond Insurer with the following information:

(a) Notice of the redemption, other than mandatory sinking fund redemption, of any of the Bonds, or of any advance refunding of Bonds, including the principal amount, maturities, and CUSIP numbers thereof;

(b) Notice of any material events pursuant to Rule 15c2-12 under the Securities Exchange Act of 1934, as amended;

(c) Notice of any rate covenant violation with respect to the Bonds;

(d) Full transcripts of all proceedings related to the execution of any Supplemental Indenture or any modification, alteration, amendment or supplement of the Agreement pursuant to Article XIII hereof; and

(e) Such additional information as the Bond Insurer may reasonably request from time to time.

Section 15.14 Statutory Notice. In accordance with the terms thereof, notice is hereby given of Title 38, Chapter 3, Section 38-511, Arizona Revised Statutes, which provides, among other things, that the State of Arizona, its political subdivisions or any department or agency of either may, within three years after its execution, cancel any contract, without penalty or further obligation, made by said State, its political subdivisions, or any of the departments or agencies of either if any person significantly involved in initiating, negotiating, securing, drafting or creating the contract on behalf of said State, its political subdivisions or any of the departments or agencies of either is, at any time while the contract or any extension of the contract is in effect, an employee or agent of any other party to the contract in any capacity or a consultant to any other party of the contract with respect to the subject matter of the contract.

IN WITNESS WHEREOF, the Issuer has caused this Indenture to be signed in its name by its duly authorized officer, and the Trustee, in token of its acceptance of the trust created hereunder, has caused this Indenture to be signed in its name by its duly authorized signatory, all as of the day and year first above written.

MARICOPA COUNTY, ARIZONA POLLUTION CONTROL CORPORATION

By:
President

UNION BANK OF CALIFORNIA, N.A.,
as Trustee

By:
Authorized Officer

EXHIBIT A

[FORM OF BOND]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE, BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

AS PROVIDED IN THE INDENTURE REFERRED TO HEREIN, UNTIL THE TERMINATION OF THE SYSTEM OF BOOK-ENTRY ONLY TRANSFERS THROUGH DTC, AND NOTWITHSTANDING ANY OTHER PROVISION OF THE INDENTURE TO THE CONTRARY, A PORTION OF THE PRINCIPAL AMOUNT OF THIS BOND MAY BE PAID OR REDEEMED WITHOUT SURRENDER HEREOF TO THE PAYING AGENT. DTC OR A NOMINEE, TRANSFEREE OR ASSIGNEE OF DTC AS OWNER OF THIS BOND MAY NOT RELY UPON THE PRINCIPAL AMOUNT INDICATED HEREON AS THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND UNPAID. THE PRINCIPAL AMOUNT HEREOF OUTSTANDING AND UNPAID SHALL FOR ALL PURPOSES BE THE AMOUNT DETERMINED IN THE MANNER PROVIDED IN THE INDENTURE AND INDICATED ON THE BOOKS OF THE TRUSTEE.

No. R-1	$37,100,000

MARICOPA COUNTY, ARIZONA POLLUTION CONTROL CORPORATION

Pollution Control Refunding

Revenue Bond, 2005 Series C

(El Paso Electric Company Palo Verde Project)

Maturity Date	Original Issue Date	CUSIP

May 1, 2040	August 1, 2005	566854DF9

Registered Owner: Cede & Co.

Principal Sum: $37,100,000

Maricopa County, Arizona Pollution Control Corporation, a political subdivision of the State of Arizona (the “Issuer”), for value received, hereby promises to pay (but only from the source and in the manner provided herein) to the registered owner named above, or registered assigns, on the Maturity Date specified above upon the presentation and surrender hereof, the Principal Sum specified above and to pay (but only out of the Receipts and Revenues from the Agreement and other moneys pledged therefor) interest on said Principal Sum, from and including the date of authentication hereof until payment of said Principal Sum has been made or duly provided for, at the rates and on the dates determined as described herein and in the Indenture (as hereinafter defined). The principal of and any premium on this Bond are payable at a principal corporate trust office of Union Bank of California, N.A., as Trustee and Paying Agent. Interest on this Bond is payable to the person appearing on the bond registration books of the Registrar as the registered holder thereof as of the close of business on the Record Date, such interest to be paid by the Paying Agent to such registered holder (i) in the event such Bond is a Book-Entry Bond, in immediately available funds on the Interest Payment Date in accordance with the Representation Letter, and (ii) in the event such Bond is not a Book-Entry Bond (A) in immediately available funds (by wire transfer or by deposit to the account of the holder of at least $1,000,000 of Bonds if such account is maintained with the Paying Agent), according to the written instructions given by such holder to the Registrar prior to the Record Date or (B) in all other cases, by check mailed by first class mail to the holder at such holder’s address as it appears as of the Record Date on the registration books of the Registrar; except, in each case, that, if and to the extent that there shall be a default in the payment of the interest due on such Interest Payment Date, such defaulted interest shall be paid to the holder in whose name any such Bond is registered as of a Special Record Date to be fixed by the Trustee, notice of which shall be given to such holder not less than ten (10) days prior thereto. Notwithstanding the foregoing, interest on any Bond bearing a Bond Interest Term Rate (except any such Bond which is a Book-Entry Bond) shall be paid only upon presentation to the Tender Agent of the Bond on which such payment is due. Payment of the principal of and interest and any premium on this Bond shall be in such coin or currency of the United States of America as, at the respective times of payment, shall be legal tender for the payment of public and private debts.

Unless otherwise defined herein, all terms herein shall have the same meanings, respectively, as such terms are given in the Indenture.

THE BOND AND INTEREST THEREON ARE LIMITED OBLIGATIONS OF THE ISSUER ISSUED UNDER AND SECURED AND ENTITLED EQUALLY AND RATABLY TO THE PROTECTION GIVEN BY THE INDENTURE. NEITHER THE GENERAL CREDIT OF MARICOPA COUNTY, ARIZONA POLLUTION CONTROL CORPORATION NOR THE GENERAL CREDIT OR THE TAXING POWER OF THE STATE OF ARIZONA OR OF ANY POLITICAL SUBDIVISION THEREOF IS PLEDGED FOR THE PAYMENT OF THE BOND, THE BOND SHALL NEVER CONSTITUTE AN INDEBTEDNESS OF THE MARICOPA COUNTY, ARIZONA POLLUTION CONTROL CORPORATION WITHIN THE MEANING OF ANY STATE CONSTITUTIONAL PROVISION OR STATUTORY LIMITATION AND SHALL NEVER GIVE RISE TO A PECUNIARY LIABILITY OF THE MARICOPA COUNTY, ARIZONA POLLUTION CONTROL CORPORATION OR A CHARGE AGAINST ITS GENERAL CREDIT OR TAXING POWER; NOR SHALL THE BOND AND INTEREST THEREON BE DEEMED A GENERAL OBLIGATION OF MARICOPA COUNTY, ARIZONA POLLUTION CONTROL CORPORATION OR OF THE STATE OF ARIZONA OR OF ANY POLITICAL SUBDIVISION THEREOF.

This Bond is one of the duly authorized issue of bonds designated as Maricopa County, Arizona Pollution Control Refunding Revenue Bonds, 2005 Series C (El Paso Electric Company Palo Verde Project), of the Issuer, aggregating thirty-seven million one hundred thousand Dollars ($37,100,000) in principal amount (the “Bonds”), as provided in, and issued under and secured by, an Indenture of Trust, dated as of July 1, 2005 (the “Indenture”), between the Issuer and Union Bank of California, N.A, or its successors and assigns, as trustee (the “Trustee”). The Bond are authorized to be issued pursuant to a resolution duly adopted by the Issuer on April 19, 2005 and the provisions of the Constitution of the State of Arizona and Title 35, Chapter 6, Arizona Revised Statutes (formerly Title 9, Chapter 12, Arizona Revised Statutes, enacted by Chapter 69, Section 2, Laws of Arizona of 1972), and all acts supplemental thereto or amendatory thereof (the “Act”).

The Bonds are equally and ratably secured, to the extent provided in the Indenture by a pledge of and lien on, the “Receipts and Revenues,” consisting primarily of loan repayments made be El Paso Electric Company (the “Borrower”) under the terms of a Loan Agreement dated as of July 1, 2005 (the “Agreement”), between the Issuer and the Borrower. The Bonds are all issued under and equally and ratably secured by and entitled to the benefits of the Indenture, including the security of a pledge and assignment of certain revenues and receipts derived by the Issuer pursuant to the Agreement and any Credit Facility provided by the Borrower with respect to the Bonds (as described herein) and all receipts of the Trustee credited under the provisions of the Indenture against such payments and from any other moneys held by the Trustee under the Indenture for such purpose, and there shall be no other recourse against the Issuer or any property now or hereafter owned by it. This Bond and all other Bonds of the series of which it forms a part are issued pursuant to and in full compliance with the Constitution and laws of the State of Arizona, particularly the Act, and pursuant to further proceedings adopted by the governing body of the Issuer, which proceedings authorized the execution and delivery of the Indenture and the Agreement. This Bond and the series of which it forms a part are limited obligations of the Issuer payable solely from the amounts derived under the Agreement and pledged under the Indenture, including all amounts payable from time to time by the Borrower in respect of the indebtedness under the Agreement and all receipts of the Trustee credited under the provisions of the Indenture against said amounts payable. No owner of any Bond issued under the Act has the right to compel any exercise of the taxing power of the Issuer to pay the Bonds, or the interest or premium, if any, thereon. The Project (as defined in the Agreement) is not security for the Bonds.

In the manner hereinafter provided, the term of this Bond will be divided into consecutive Interest Rate Periods during each of which this Bond shall bear interest at a Daily Interest Rate (a “Daily Interest Rate Period”), a Weekly Interest Rate (a “Weekly Interest Rate Period”), a Long-Term Interest Rate or Rates (a “Long-Term Interest Rate Period”), or each Bond may bear interest at a Bond Interest Term Rate during one or more consecutive Bond Interest Terms (a “Short-Term Interest Rate Period”). The first Interest Rate Period shall be the Interest Rate Period as specified in the Indenture.

This Bond is initially issued as an ARS bearing interest as an auction rate security in a 7-day mode as provided in Article IIIA of the Indenture and the Auction Procedures described in and attached to the Indenture as Exhibit B. As provided in and subject to the terms of the Indenture, the Bonds from time to time may be converted to pay interest at the Daily Interest Rate, Weekly Interest Rate, Long-Term Interest Rate or Bond Interest Term Rates or to be ARS paying interest in the same or a different mode. Determinations of interest rates, adjustments between interest rates, and conversion of Interest Rate Periods and ARS modes shall be as provided in the Indenture.

When this Bond is an ARS, interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. For each ARS Interest Period after the first ARS Interest Period, the interest rate shall be the Auction Rate determined according to the Auction Procedures. When this Bond bears interest at a Daily Interest Rate, a Weekly Interest Rate or Bond Interest Term Rates, interest shall accrue on the basis of the actual number of days elapsed during the Interest Rate Period and a year of 365 days (366 days in a leap year). When this Bond bears interest at a Long-Term Interest Rate, interest shall accrue on the basis of a 360-day year composed of twelve 30-day months. While in an ARS Interest Period this Bond shall be issued in denominations of $25,000 or integral multiples thereof.

This Bond shall bear interest from and including the Interest Accrual Date (as hereinafter defined) to which interest has been paid in full or duly provided for immediately preceding the date of authentication hereof, or, if such date of authentication shall be an Interest Accrual Date to which interest on this Bond has been paid in full or duly provided for, or the date of initial authentication hereof, from its date of authentication; provided, however, that if, as shown by the records of the Trustee, interest on this Bond shall be in default, any Bond issued in exchange for this Bond if it is surrendered for registration of transfer or exchange shall bear interest from the date to which interest has been paid in full on this Bond or duly provided for or, if no interest has been paid on this Bond or duly provided for, the date of the first authentication of this Bond under the provisions of the Indenture. For any Daily Interest Rate Period and any Weekly Interest Rate Period, interest on this Bond shall be payable on each Interest Payment Date for the period commencing on the preceding Interest Accrual Date (unless such Interest Payment Date does not fall on an Interest Accrual Date, in which case on the second preceding Interest Accrual Date) and ending on the day immediately preceding the Interest Accrual Date on which such Interest Payment Date falls (unless such Interest Payment Date does not fall on an Interest Accrual Date, in which case on the day immediately preceding the immediately preceding Interest Accrual Date). For any Short-Term Interest Rate Period or Long-Term Interest Rate Period, interest on this Bond shall be payable on each Interest Payment Date for the period commencing on the immediately preceding Interest Accrual Date and ending on the day immediately preceding such Interest Payment Date. In any event, interest on this Bond shall be payable for the final Interest Rate Period to the date on which this Bond shall have been paid in full. Interest shall be computed, in the case of a Long-Term Interest Rate Period, on the basis of a 360-day year consisting of twelve 30-day months, and in the case of any other Interest Rate Period, on the basis of a 365- or 366-day year, as appropriate, and the actual number of days elapsed. The Bonds shall be issuable in the form of registered Bonds without coupons in the denomination of (i) $25,000 and any integral multiple thereof, during any Long-Term Interest Rate Period and (ii) $100,000 and any integral multiple of $5,000 in excess of $100,000 during any Daily Interest Rate Period, Weekly Interest Rate Period or Short-Term Interest Rate Period (such denominations referred to herein as “Authorized Denominations”).

The term “Interest Accrual Date” shall mean (i) with respect to any Daily Interest Rate Period, the first day thereof and, thereafter, the first day of each calendar month during that Daily Interest Rate Period, (ii) with respect to any Weekly Interest Rate Period, the first day thereof and, thereafter, the first day of each calendar month during that Weekly Interest Rate Period, (iii) with respect to any Long-Term Interest Rate Period, the first day thereof and, thereafter, each Interest Payment Date in respect thereof, other than the last such Interest Payment Date, and (iv) with respect to each Bond Interest Term within a Short Term Interest Rate Period, the first day thereof. The Term “Interest Payment Date” shall mean (i) with respect to any Daily or Weekly Interest Rate Period, the first Business Day of each calendar month, (ii) with respect to any Long-Term Interest Rate Period, each May 1 and November 1 occurring during such Long-Term Interest Rate Period, and the Business Day next succeeding the last day thereof, (iii) with respect to any Short-Term Interest Rate Period, the Business Day next succeeding the last day thereof, and (iv) in all events, the redemption date or the Maturity Date. The term “Business Day” shall mean a day on which banks located in the cities in which the Principal Offices of the Trustee and the Tender Agent are located, and in the city or cities in which drawings under a Credit Facility are required to be made, are not required or authorized by law or executive order to remain closed and on which the New York Stock Exchange, Inc. is not closed.

(1)	Daily Interest Rate

(i)	Determination of Daily Interest Rate. During each Daily Interest Rate Period, the Bonds shall bear interest at the Daily Interest Rate determined by the Remarketing Agent on or before each Business Day for such Business Day. The Daily Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent to be the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. The Remarketing Agent shall provide the Trustee and the Borrower with telephonic or Electronic notice of the Daily Interest Rate determined by 10:30 a.m. (New York City time) on the date of determination. If the Remarketing Agent shall not have determined a Daily Interest Rate for any day by 10:30 a.m. (New York City time) on such day, the Daily Interest Rate shall be the same as the Daily Interest Rate for the immediately preceding day. In no event shall the Daily Interest Rate be greater than the Maximum Bond Interest Rate.

(ii)	Adjustment to Daily Interest Rate Period. At any time, the Borrower, by written notice to the Issuer, the Trustee, the Bank, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at a Daily Interest Rate. Such notice (1) shall specify the effective date of such adjustment to a Daily Interest Rate and (2) if the adjustment is from a Long-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act, and (b) will not adversely affect the Tax-Exempt status of the interest on the Bonds.

(2)	Weekly Interest Rate.

(i)	Determination of Weekly Interest Rate. During each Weekly Interest Rate Period, the Bonds shall bear interest at the Weekly Interest Rate, which shall be determined by the Remarketing Agent no later than the first day of such Weekly Interest Rate Period and thereafter no later than 10:00 a.m. (New York City time) on Wednesday of each week during such Weekly Interest Rate Period, unless any such Wednesday shall not be a Business Day, in which event the Weekly Interest Rate shall be determined by the Remarketing Agent no later than the Business Day immediately preceding such Wednesday. The Weekly Interest Rate shall be the rate of interest per annum determined by the Remarketing Agent to be the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. If for any reason, a Weekly Interest Rate is not so established for any period by the time specified above by the Remarketing Agent, the Weekly Interest Rate shall be the same as the Weekly Interest Rate in effect for the immediately preceding week. In no event shall any Weekly Interest Rate exceed the Maximum Bond Interest Rate. The first Weekly Interest Rate determined for each Weekly Interest Rate Period shall apply to the period commencing on the first day of such Weekly Interest Rate Period and ending on the next succeeding Tuesday, unless such Weekly Interest Rate Period shall end on a day other than Tuesday, in which event the last Weekly Interest Rate for such Weekly Interest Rate Period shall apply to the period commencing on the Wednesday preceding the last day of such Weekly Interest Rate Period and ending on such last day. The Remarketing Agent shall provide the Trustee and the Borrower with written, telephonic or Electronic notice of each Weekly Rate, as determined, by 12:00 noon (New York City time) on the effective date of such Weekly Rate.

(ii)	Adjustment to Weekly Interest Rate. At any time, the Borrower, by written direction to the Issuer, the Trustee, the Bank, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at a Weekly Interest Rate. Such direction (1) shall specify the effective date of such adjustment to a Weekly Interest Rate; and (2) if the adjustment is from a Long-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

(3)	Long-Term Interest Rate.

(i)	Determination of Long-Term Interest Rate. During each Long-Term Interest Rate Period, the Bonds shall bear interest at the Long-Term Interest Rate, which shall be determined by the Remarketing Agent on a Business Day selected by the Remarketing Agent but not more than forty (40) days prior to and not later than the effective date of such Long-Term Interest Rate Period. The Long Term Interest Rate shall be the rate of interest per annum determined by the

Remarketing Agent on such date, and communicated by the close of business on such date to the Trustee, the Paying Agent and the Borrower, by written, telephonic or Electronic notice as being the lowest interest rate which would enable the Remarketing Agent to sell the Bonds for delivery on the effective date of such Long-Term Interest Rate Period at a price (without regard to accrued interest) equal to 100% of the principal amount thereof; provided, however, that if, for any reason, a Long-Term Interest Rate for any Long-Term Interest Rate Period shall not be determined or effective or if an adjustment from a Long-Term Interest Rate Period to another Interest Rate Period shall not be effective, the Interest Rate Period for the Bonds shall automatically convert to a Daily Interest Rate Period; provided, further, however, that if the Favorable Opinion of Bond Counsel required by Section 2.01(c)(ii)(B) of the Indenture in connection with an adjustment to a Daily Interest Rate Period from a Long-Term Interest Rate Period cannot be obtained, then the Interest Rate Period for the Bonds shall automatically convert to a Long-Term Interest Rate Period of one year and one day. If a Daily Interest Rate for the first day of such Daily Interest Rate Period is not determined as provided in Section 2.01(c)(ii)(A) of the Indenture, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be equal to the BMA Index. In no event shall any Long-Term Interest Rate be greater than the Maximum Bond Interest Rate.

(ii)	Adjustment to or Continuation of Long-Term Interest Rate. At any time, the Borrower, by written notice to the Issuer, the Bank, the Trustee, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear or continue to bear interest at a Long-Term Interest Rate and if it shall so elect, shall determine the duration of the Long-Term Interest Rate Period during which the Bonds shall bear interest at such Long-Term Interest Rate. Each Long-Term Interest Rate Period shall have a duration such that the last day of such Long-Term Interest Rate Period is (1) a day which both immediately precedes a Business Day and is at least one year after the effective date of such Long-Term Interest Rate Period or (2) if earlier, the day immediately preceding the Maturity Date. At the time the Borrower so elects an adjustment to or continuation of a Long-Term Interest Rate Period, the Borrower may specify two or more consecutive Long-Term Interest Rate Periods and, if the Borrower so specifies, shall specify the duration of each such Long-Term Interest Rate Period as provided in this paragraph. Such notice shall specify the effective date of each such Long-Term Interest Rate Period. In addition, such notice (i) shall specify the last day of such Long-Term Interest Rate Period, and (ii) if the adjustment is from a Daily, Weekly or Short-Term Interest Rate Period, shall be accompanied by a Favorable Opinion of Bond Counsel to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act, and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

If, by the thirty-fifth day prior to the last day of any Long-Term Interest Rate Period, the Trustee shall not have received notice of the Borrower’s election that, during the next succeeding Interest Rate Period, the Bonds shall bear interest at a Daily Interest Rate, a Weekly Interest Rate, a Long-Term Interest Rate, or a Bond

Interest Term Rate accompanied by appropriate opinions of Bond Counsel, if required by Section 2.01(c)(ii)(B), (iii)(B), (iv)(B) or (v)(B) of the Indenture, the next succeeding Interest Rate Period for the Bonds shall be a Daily Interest Rate Period; provided, however, that if the opinion of Bond Counsel required by Section 2.01(c)(ii)(B) of the Indenture in connection with an adjustment to a Daily Interest Rate Period from a Long-Term Interest Rate Period cannot be obtained, then the Interest Rate Period for the Bonds shall automatically convert to a Long-Term Interest Rate Period of one year and one day. If a Daily Interest Rate for the first day of such Daily Interest Rate Period is not determined as provided in Section 2.01(c)(ii) of the Indenture, the Daily Interest Rate for the first day of such Daily Interest Rate Period shall be equal to the BMA Index.

At the same time that the Borrower elects to have the Bonds bear interest at a Long-Term Interest Rate or continue to bear interest at a Long-Term Interest Rate, the Borrower may also specify to the Trustee optional redemption prices and periods different from (including that there be no such optional redemption) those set out in Section 4.01(a)(ii)(C) of the Indenture during the Long-Term Interest Rate Period(s) with respect to which such election is made; provided, however, that such notice shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such changes (i) are authorized or permitted by the Act and the Indenture, and (ii) will not adversely affect the Tax-Exempt status of interest on the Bonds.

(4)	Bond Interest Term Rate.

(i)	Determination of Bond Interest Terms and Bond Interest Term Rates.

During each Short-Term Interest Rate Period, each Bond shall bear interest during each Bond Interest Term for such Bond at the Bond Interest Term Rate for such Bond. Each Bond Interest Term and Bond Interest Term Rate for any Bond shall be a period of at least one day but not more than the lesser of (x) 270 days or (y) the number of days of interest coverage on the Bonds provided for in any Credit Facility then in effect minus five (5) days. When a Credit Facility, if any, other than a Letter of Credit is in effect with respect to the Bonds or no Credit Facility is in effect with respect to the Bonds, each Bond Interest Term for any Bond shall be a period of at least one day but not more than 270 days. Each Bond Interest Term for any Bond shall be a period determined by the Remarketing Agent to be, in its judgment, the period which, taking into account prevailing market conditions and all other Bond Interest Terms and Bond Interest Term Rates for all Bonds then Outstanding, is likely to result in the lowest overall net interest expense on all such Bonds; provided, however, that any such Bond purchased on behalf of the Borrower and remaining unsold in the hands of the Remarketing Agent as of 1:00 p.m. (New York City time) on the effective date of the Bond Interest Term for such Bond shall have a Bond Interest Term of one day or, if such Bond Interest Term would not end on a day immediately preceding a Business Day, a Bond Interest Term of more than one day ending on the day immediately preceding the next Business Day; provided, further, however, that

(1) each Bond Interest Term shall end on a day which immediately precedes a Business Day and no Bond Interest Term shall extend beyond the day immediately preceding the Maturity Date or, if a Credit Facility, if any, is then in effect with respect to the Bonds, the scheduled expiration date of such Credit Facility, and (2) if for any reason the Remarketing Agent fails or is unable to determine a Bond Interest Term on any Bond, the Bond Interest Term for such Bond shall be one day, unless such Bond Interest Term would end on a day which does not precede a Business Day, in which case such Bond Interest Term shall end on the day immediately preceding the next succeeding Business Day.

The Bond Interest Term Rate for each Bond Interest Term for each Bond shall be the rate of interest per annum determined by the Remarketing Agent no later than 1:00 p.m. (New York City time) on the first day of such Bond Interest Term to be the lowest interest rate which would enable the Remarketing Agent to sell such Bonds on the effective date of such interest rate at a price (without regard to accrued interest) equal to 100% of the principal amount thereof. The Remarketing Agent shall provide the Trustee and the Borrower with telephonic or Electronic notice of each Bond Interest Term Rate and Bond Interest Term by 1:00 p.m. (New York City time) on the date of determination. If a Bond Interest Term Rate for a Bond Interest Term of one day is not determined or effective by 1:00 p.m. (New York City time) on such day, the Bond Interest Term Rate for such Bond Interest Term of one day shall be equal to the BMA Index. In no event shall any Bond Interest Term Rate exceed the Maximum Bond Interest Rate.

Notwithstanding the foregoing, in the event that notice of redemption with respect to any Bond in a Short-Term Interest Rate Period shall have been given to the holder of such Bond by the Trustee pursuant to Section 4.03 of the Indenture, no subsequent Bond Interest Terms or Bond Interest Term Rates shall be determined with respect to such Bond.

(ii)	Adjustment to or Continuation of Bond Interest Term Rates. At any time, the Borrower, by written direction to the Issuer, the Trustee, the Bank, if any, the Tender Agent and the Remarketing Agent, may elect that the Bonds shall bear interest at Bond Interest Term Rates. Such direction (1) shall specify the effective date of the Short-Term Interest Rate Period during which the Bonds shall bear interest at Bond Interest Term Rates; and (2) shall be accompanied by a Favorable Opinion of Bond Counsel addressed to the Trustee to the effect that such adjustment (a) is authorized or permitted by the Indenture and the Act and (b) will not adversely affect the Tax-Exempt status of interest on the Bonds.

(iii)	Adjustment from Short-Term Interest Rate Period. At any time during a Short-Term Interest Rate Period, the Borrower may elect that the Bonds shall no longer bear interest at Bond Interest Term Rates and shall instead bear interest as otherwise permitted under the Indenture. The Borrower shall give written notice to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent, if any, of such election and shall specify the Interest Rate Period to follow with respect to such Bonds upon cessation of the Short-Term Interest Rate Period and instruct the

Remarketing Agent to (1) determine Bond Interest Terms of such duration that, as soon as possible, all Bond Interest Terms shall end on the same date, not earlier than twenty-four (24) days (or such shorter period acceptable to the Trustee) following the delivery by the Borrower of such written notice, and upon the establishment of such Bond Interest Term the day next succeeding the last day of all such Bond Interest Terms shall be the effective date of the Interest Rate Period elected by the Borrower; or (2) determine Bond Interest Terms that will best promote an orderly transition to the next succeeding Interest Rate Period to apply to the Bonds, beginning not earlier than twenty-four (24) days (or such shorter period acceptable to the Trustee) following the delivery by the Borrower of such written notice. If the alternative in clause (2) above is selected, the day next succeeding the last day of the Bond Interest Term for each Bond shall be with respect to such Bond the effective date of the Interest Rate Period elected by the Borrower. The Remarketing Agent, promptly upon the determination thereof, shall give written notice of such last day and such effective dates to the Issuer, the Borrower, the Trustee and the Tender Agent. During any transitional period from a Short-Term Interest Rate Period to the next succeeding Interest Rate Period in accordance with clause (2) above, the provisions of the Indenture shall be deemed to apply to the Bonds as follows: the Bonds continuing to bear interest at Bond Interest Term Rates shall have applicable to them the provisions thereunder theretofore applicable to such Bonds as if all Bonds were continuing to bear interest at Bond Interest Term Rates and the Bonds bearing interest in the Interest Rate Period to which the transition is being made will have applicable to them the provisions thereunder as if all Bonds were bearing interest in such Interest Rate Period.

(5)	Terms of Credit Facility, If Any. The Bonds shall be insured by a Bond Insurance Policy provided by the Bond Insurer. No Credit Facility is currently in effect for the Bonds. A Credit Facility shall be required if the Bonds are converted to any Interest Rate Period other than a Long-Term Interest Rate Period and in such event, the Borrower shall be required to obtain prior written approval from the Bond Insurer for such Credit Facility and for a Bank providing such Credit Facility stating that the terms of such Credit Facility shall be satisfactory to the Bond Insurer, which approval shall not be unreasonably withheld. If a Credit Facility in the form of a letter of credit is to be held by the Trustee after the effective date of any adjustment from one Interest Rate Period to another Interest Rate Period, such Credit Facility, if any, shall be in an amount sufficient to provide payment of (x) the principal amount of the Outstanding Bonds plus (y) the amount of interest (computed on the basis of a 365-day year in the case of an adjustment to a Daily Interest Rate Period, Weekly Interest Rate Period or Short-Term Interest Rate Period, and on the basis of a 360-day year consisting of twelve 30-day months in the case of an adjustment to a Long-Term Interest Rate Period) which will accrue on the Outstanding Bonds for a period equal to the maximum number of days between Interest Payment Dates during the new Interest Rate Period plus five (5) days. In the case of an adjustment to a Long-Term Interest Rate Period, a Credit Facility, if any, to be in effect after the effective date of such adjustment shall (i) extend for a period ending on a date no earlier than five (5)

days after the first date on which the Bonds may be called for redemption pursuant to Section 4.01(a)(ii) of the Indenture and (ii) cover the premium, if any, which would be included in the purchase price upon mandatory purchase of the Bonds pursuant to Section 4.08(b) of the Indenture if the term of such Credit Facility was not extended beyond the expiration date set forth therein.

(6)	Notice of Adjustment to Daily, Weekly or Long-Term Interest Rate or Bond Interest Terms Rates; Bonds Counsel Opinions; Remarketing Agent; Tender Agent.

(i)	Except as otherwise provided in the Indenture, the Trustee shall give notice by first-class mail of an adjustment to a Daily, Weekly, Short-Term or Long-Term Interest Rate Period, as the case may be, to the Owners of the Bonds not less than fifteen (15) days (thirty (30) days if the then current Interest Rate Period is a Long-Term Interest Rate Period) prior to the effective date of such Daily, Weekly, Short-Term or Long-Term Interest Rate Period.

(ii)	Adjustment to a Daily, Weekly, Short-Term or Long-Term Interest Rate Period, except for successive Long-Term Interest Rate Periods, requires a contemporaneous Favorable Opinion of Bond Counsel. “Favorable Opinion of Bond Counsel” means an opinion of Bond Counsel to the effect that the action proposed to be taken is authorized by the laws of the State of Arizona and the Indenture and will not adversely affect any exclusion from gross income for federal income tax purposes of interest on the Bonds.

(iii)	The initial Remarketing Agent appointed under the Indenture shall be Citigroup Global Markets Inc.

(iv)	The initial Tender Agent appointed under the Indenture shall be Citigroup Global Markets Inc.

(7)	(i) Purchase of Bonds During Daily Interest Rate Period. During any Daily Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest from the Interest Accrual Date immediately prior to the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount thereof), payable in immediately available funds, upon (A) delivery to the Tender Agent at its Principal Office, by no later than 11:00 a.m. (New York City time), on such Business Day, of an irrevocable written, telephonic or Electronic notice which states the principal amount of such Bond to be tendered for purchase and the date of purchase, and (B) delivery of such Bond tendered for purchase to the Tender Agent at its Principal Office on the date of purchase in accordance with Section 4.09 of the Indenture. The Tender Agent shall keep a written record of the notice described in Clause (A).

(ii)	Purchase of Bonds During Weekly Interest Rate Period. During any Weekly Interest Rate Period, any Bond or portion thereof in an Authorized Denomination shall be purchased on any Business Day at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, from the Interest Accrual Date immediately prior to the date of purchase to the date of purchase (unless the date of purchase shall be an Interest Accrual Date, in which case at a purchase price equal to the principal amount thereof), payable in immediately available funds, upon (A) delivery to the Tender Agent at its Principal Office, by no later than 5:00 p.m. (New York City time), on such Business Day at least seven (7) days prior to the date of purchase of an irrevocable written, telephonic or Electronic notice which states the principal amount of such Bond to be tendered for purchase and the date of purchase, and (B) delivery of such Bond tendered for purchase to the Tender Agent at its Principal Office on the date of purchase in accordance with Section 4.09 of the Indenture. The Tender Agent shall keep a written record of the notice described in Clause (A).

(iii)	Mandatory Tender for Purchase On Day Next Succeeding the Last Day of Each Bond Interest Term. Each Bond in a Short-Term Interest Rate Period shall be subject to mandatory tender for purchase on the day next succeeding the last day of each Bond Interest Term with respect to such Bond, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the date of purchase, except as provided in Section 4.08(b)(ii) of the Indenture; or

(iv)	Mandatory Tender for Purchase on First Day of Each Interest Rate Period. The Bonds shall be subject to mandatory tender for purchase on the effective date of any change in an Interest Rate Period for such Bond, other than the effective date of any change from a Daily Interest Rate Period to a Weekly Interest Rate Period or from a Weekly Interest Rate Period to a Daily Interest Rate Period, at a purchase price equal to 100% of the principal amount thereof, plus accrued interest to the date of purchase, except as provided in Section 4.08(b)(ii) of the Indenture; or

(v)	Mandatory Tender for Purchase on First Day of Long-Term Interest Rate Period Following Prior Long-Term Interest Rate Period. This Bond shall be subject to mandatory tender for purchase, at the purchase price, payable in immediately available funds, specified in the Indenture, on the first day of each Long-Term Interest Rate Period which was preceded by a Long-Term Interest Rate Period.

(vi)	Mandatory Tender for Purchase on Effective Date of any Credit Facility. This Bond shall be subject to mandatory tender for purchase, at the purchase price, payable in immediately available funds, specified in the Indenture, on the effective date of any Credit Facility which may be provided with respect to the Bonds pursuant to Section 6.08 of the Agreement or of any substitute Credit Facility provided with respect to the Bonds pursuant to Section 6.08 of the Agreement.

(vii)	Mandatory Tender for Purchase on Termination or Expiration of Credit Facility. In the event that any Credit Facility either is to terminate or is to expire in accordance with its terms (other than because a final drawing thereunder shall have been made in accordance with its terms), unless the term of the Credit Facility shall be extended or unless the Borrower shall provide the Trustee, no later than the 35th day preceding the mandatory purchase date set forth herein with a substitute Credit Facility and with written evidence from Moody’s, if the Bonds shall be rated at the time by Moody’s, and from S&P, if the Bonds shall be rated at the time by S&P, to the effect that such substitute Credit Facility will not, by itself, result in a reduction or withdrawal of the rating on the Bonds by Moody’s or S&P, as the case may be (and the Trustee shall have received written notice of such extension or such substitution and evidence thereof prior to giving the notice required in paragraph (viii) below), the Bonds shall be subject to mandatory tender for purchase at a purchase price, payable in immediately available funds, of 100% of their principal amount, plus accrued interest, if any, to the mandatory purchase date, on the second Business Day prior to the date of such termination or expiration.

(viii)	Notice of Mandatory Tender for Purchase. In connection with any mandatory tender for purchase of this Bond in accordance with paragraph 7(iii), (iv), (v), (vi) or (vii) above, the Trustee shall give notice by first-class mail to the Owner of this Bond at the time and in the form specified in the Indenture.

(ix)	Bonds Deemed Purchased. If moneys sufficient to pay the purchase price of Bonds to be purchased pursuant to Section 4.08 of the Indenture shall be held by the Tender Agent on the date such Bonds are to be purchased, such Bonds shall be deemed to have been purchased for all purposes of the Indenture, irrespective of whether or not such Bonds shall have been delivered to the Tender Agent, and neither the former holder of such Bonds nor any other person shall have any claim thereon, under the Indenture or otherwise, for any amount other than the purchase price thereof, provided, however, that in the case of a failed Conversion of ARS, no mandatory purchase described above shall apply.

In the event of non-delivery of any Bond to be purchased pursuant to Section 4.08 of the Indenture, the Tender Agent shall segregate and hold uninvested the moneys for the purchase price of such Bonds in trust, without liability for interest thereon, for the benefit of the former holders of such Bonds, who shall, except as provided in the following sentence, thereafter be restricted exclusively to such moneys for the satisfaction of any claim for the purchase price of such Bonds. Any moneys which the Tender Agent shall segregate and hold in trust for the payment of the purchase price of any Bond and remaining unclaimed for two (2) years after the date of purchase shall be paid, upon the Borrower’s written request, to the Borrower. After the payment of such unclaimed moneys to the Borrower, the former holder of such Bond shall look only to the Borrower for the payment thereof.

(8)	Redemption Provisions. The Bonds shall be subject to redemption prior to the Maturity Date by the exercise by the Borrower of any of its options to prepay all or a part of the unpaid balance of the Repayment Installments and cause the Bonds to be redeemed, in whole, or in part by lot, prior to the Maturity Date, as follows:

(i)	During any Short-Term Interest Rate Period, each Bond shall be subject to such redemption on the day next succeeding the last day of each Bond Interest Term for such Bond at a redemption price equal to 100% of the principal amount thereof.

(ii)	During any Daily Interest Rate Period or Weekly Interest Rate Period, the Bonds shall be subject to such redemption on any Interest Payment Date at a redemption price equal to 100% of the principal amount thereof.

(iii)	On the day next succeeding the last scheduled day of any Long-Term Interest Rate Period, the Bonds shall be subject to such redemption at a redemption price of 100% of the principal amount thereof. During any Long-Term Interest Rate Period, the Bonds shall be subject to redemption during the periods specified below, in whole or in part, at the redemption prices (expressed as percentages of principal amount) hereinafter indicated (unless different redemption terms shall be specified by the Borrower pursuant to Section 2.01(c)(iv)(B) of the Indenture):

Length of Long-Term Interest Rate Period (expressed in years)	Redemption Prices
Greater than 17	After 10 years at 102% declining by 1% every 12 months to 100%

Less than or equal to 17 and greater than 10	After 8 years at 102%, declining by 1% every 12 months to 100%

Less than or equal to 10 and greater than 7	After 6 years at 101%, declining by 1/2 of 1% every 6 months to 100%

Less than or equal to 7 and greater than 4	After 3 years at 101%, declining by 1/2 of 1% every 6 months to 100%

Less than or equal to 4 and greater than 3	After 2 years at 100 1/2%, declining by 1/2 of 1% after 6 months to 100%

Length of Long-Term Interest Rate Period (expressed in years)	Redemption Prices
Less than or equal to 3 and greater than 2	After 1 year at 100 1/2%, declining by 1/2 of 1% after 6 months to 100%

Less than or equal to 2 and greater than 1	After 1 year at 100%

1 year or less	Not redeemable

(iv)	During any Long-Term Interest Rate Period, the Bonds shall be subject to redemption prior to the Maturity Date at the option of the Borrower in whole or in part by lot on any Interest Payment Date, at a redemption price equal to 100% of the principal amount thereof, if the Borrower delivers to the Trustee a written or Electronic notice to the effect that either:

(a) the Borrower has determined that some or all of the interest payable under the Agreement for any sixty (60) days (which need not be consecutive) within any consecutive twenty-four (24) month period is not or will not be deductible, in whole or in part, for federal income tax purposes by reason of Section 150(b) of the Code (or would not be deductible unless some or all of the Bonds are redeemed) due to a change in use of the Project or any portion thereof, and the Borrower will not claim deductions for such interest on its federal income tax returns; or

(b) the Borrower after reasonable effort has been unable to obtain an opinion of Bond Counsel that it is more likely than not that Section 150 of the Code will not prevent interest payable under the Agreement for any sixty (60) days (which need not be consecutive) within any consecutive twenty-four (24) month period from being deductible, in whole or in part, for federal income tax purposes.

In either such case, the Borrower shall only cause the Trustee to redeem Bonds as provided in this paragraph 8(iv) on or after the Interest Payment Date immediately preceding the date on which, due to a change in use in the Project or any portion thereof, the period of potential interest expense disallowance described above commences, and the Borrower may only cause the Trustee to redeem such principal amount of Bonds as the Borrower determines is necessary to assure that the Borrower retains its right to all such deductions otherwise allowable or, if a partial redemption will not enable the Borrower to retain the right to deduct such interest, the Borrower may cause the Trustee to redeem all the Outstanding Bonds.

(v)	During any Long-Term Interest Rate Period, the Bonds shall be redeemed prior to the Maturity Date in whole or in part, and if in part by lot, at any time at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date, upon receipt by the Trustee of a written notice of the Borrower and signed by an Authorized Borrower Representative stating that any of the following events has occurred (which determination shall be in the sole discretion of the Borrower) and that the Borrower therefore intends to exercise its option to prepay all payments due under the Agreement in whole or in part pursuant to Section 9.01 of the Agreement and thereby effect the redemption of Bonds in whole or in part to the extent of such prepayments:

(a) All or part of the Project or the Plant shall have been damaged or destroyed to such an extent that, in the opinion of the Borrower, (i) the Project or the Plant or such affected portion could not reasonably be restored within a period of four (4) months to the condition thereof immediately preceding such damage or destruction, and the Borrower or the operator of the Project or the Plant will be prevented, or is likely to be prevented for a period of four (4) consecutive months or more, from carrying on all or substantially all of its normal operation of the Project or the Plant, or (ii) the cost of restoration of the Project or the Plant or such affected portion will be substantially in excess of the net proceeds of insurance thereon.

(b) Title to, or the temporary use of, all or a part of the Project or the Plant shall have been taken under the exercise of the power of eminent domain.

(c) Changes in economic availability of raw materials, operating supplies or facilities necessary to operate all or a part of the Project or the Plant, or technological or other changes which make the continued operation of the Project or the Plant or such affected portion uneconomical, in the opinion of the Borrower, shall have occurred and shall have resulted in a cessation of all or substantially all of the Borrower’s normal operations of either the Project or the Plant.

(d) Unreasonable burdens or excessive liabilities shall have been imposed upon the Issuer or the Borrower in respect of all or a part of the Project or the Plant including, without limitation, federal, state or other ad valorem, property, income or other taxes not being imposed on the date of the Agreement, as well as any statute or regulation enacted or promulgated after the date of the Agreement that prevents the Borrower from deducting interest in respect of the Agreement for federal income tax purposes.

(e) All or substantially all of the property of the Borrower shall be transferred or sold to any entity other than an affiliate of the Borrower or the Borrower shall be consolidated with or merged into an entity other than an affiliate of the Borrower in such manner that the Borrower is not the surviving entity and the surviving, resulting or transferee entity does not agree to perform the obligations of the Borrower.

Notwithstanding any term or provision of this paragraph 8(v) to the contrary, the Bonds shall not be subject to optional redemption unless (i) the Bank, if any, shall consent thereto in writing and deliver such consent to the Borrower and the Trustee, (ii) in connection with such redemption, the proceeds of such refunding shall be sufficient to pay, and shall be used to pay, the redemption price of the Bonds so redeemed or (iii) sufficient Available Moneys (other than proceeds of any drawing under a Letter of Credit, if any) shall have been deposited by the Borrower with the Trustee for the payment of all amounts due in respect of all Bonds called for redemption pursuant to this paragraph 8(v). This paragraph shall be inapplicable if at the time of such optional redemption there is no Letter of Credit or other Credit Facility with respect to the Bonds.

(vi)	The Bonds shall be subject to redemption prior to the Maturity Date from amounts which are required to be prepaid by the Borrower under Section 9.03 of the Agreement, as set forth below:

(a) The Bonds shall be redeemed in whole on any date at a redemption price equal to the principal amount thereof plus interest accrued to the redemption date upon the occurrence of a Determination of Taxability; provided, however, that if, in the opinion of Bond Counsel delivered to the Trustee, the redemption of a specified portion of such Bonds Outstanding would have the result that interest payable on such Bonds remaining Outstanding after such redemption would remain Tax-Exempt, then such Bonds shall be redeemed in part by lot (in Authorized Denominations), in such amount as Bond Counsel in such opinion shall have determined is necessary to accomplish that result.

(b) The Bonds shall be redeemed in whole at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date in the event that as a result of any changes in the Constitution of the United States of America or the Constitution of the State or as a result of any legislative, judicial or administrative action, the Agreement shall have become void or unenforceable or impossible to perform in accordance with the intention and purposes of the parties thereto, or shall have been declared unlawful.

(c) The Bonds shall be redeemed in whole at a redemption price equal to the principal amount thereof plus accrued interest to the redemption date in the event that at least thirty-five (35) days prior to the expiration of any Credit Facility, if any, then in effect with respect to the Bonds the

Trustee shall not have received (a) a renewal or extension of the existing Credit Facility for a period of at least one (1) year (or, if shorter, the period to the Maturity Date) or (b) a substitute Credit Facility meeting the requirements of Section 6.08 of the Agreement. Such redemption shall occur on the last Business Day which is not less than five (5) calendar days preceding the expiration date of a Credit Facility, if any, then in effect.

(vii)	ARS Interest Rate Period. The ARS are subject to redemption by the Issuer, at the written direction of the Borrower, on any ARS Interest Payment Date, in whole or in part in an Authorized Denomination, at a redemption price equal to the principal amount thereof to be redeemed, plus accrued but unpaid interest to the redemption date, without premium.

(viii)	The Bonds shall be subject to mandatory redemption prior to the Maturity Date on any date, in whole but not in part, at a redemption price equal to the principal amount thereof plus interest accrued to the redemption date prior to any merger, consolidation, reorganization or conversion of the Borrower, or any sale or other disposition of all or substantially all of the Borrower’s assets if the successor to such merger, consolidation or disposition is not a public utility (including a holding company) regulated by the applicable state regulatory body or the Federal Energy Regulatory Commission.

(9)	Selection of Bonds to be Redeemed. If less than all the Bonds shall be called for redemption the Trustee shall select the Bonds or any given portion thereof to be redeemed, from Outstanding Bonds or any given portion thereof not previously called for redemption, by lot. For the purpose of any such selection the Trustee shall assign a separate number for each minimum Authorized Denomination of each Bond of a denomination of more than such minimum; provided that following any such selection, both the portion of such Bond to be redeemed and the portion remaining shall be in Authorized Denominations. The Trustee shall promptly notify the Issuer and the Borrower in writing of the numbers of the Bonds or portions thereof so selected for redemption.

(10)	Miscellaneous.

(i)	The transfer of this Bond shall be registered upon the registration books kept at the corporate trust office of the Trustee, as Registrar, at the written request of the Owner hereof or his attorney duly authorized in writing, upon surrender of this Bond at said office, together with the attached instrument of transfer duly executed by the Owner or his duly authorized attorney.

(ii)	The Owner of this Bond shall have no right to enforce the provisions of the Indenture, or to institute action to enforce the covenants therein, or to take any action with respect to any default under the Indenture, or to institute, appear in or defend any suit or other proceeding with respect thereto, except as provided in the Indenture.

(iii)	With certain exceptions as provided therein, the Indenture and the Agreement may be modified or amended only with the consent of the owners of not less than a majority in aggregate principal amount of all Bonds Outstanding under the Indenture.

(iv)	Reference is hereby made to the Indenture and the Agreement, copies of which are on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Issuer, the Borrower, the Trustee, the Tender Agent and the Remarketing Agent appointed pursuant to the Indenture and the Owners of the Bonds. The owner of this Bond, by the acceptance hereof, is deemed to have agreed and consented to the terms and provisions of the Indenture and the Agreement.

(v)	The Issuer, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent and the Bank may deem and treat the person in whose name this Bond is registered on the registration books of the Issuer maintained by the Registrar as the absolute owner hereof for all purposes, whether or not this Bond is overdue, and neither the Issuer, the Trustee, the Registrar, the Paying Agent, the Tender Agent, the Remarketing Agent nor the Bank shall be affected by any notice to the contrary.

(vi)	No covenant or agreement contained in this Bond or the Indenture shall be deemed to be the covenant or agreement of any elected or appointed commissioner, official, officer, agent, servant or employee of the Issuer in his individual capacity, and neither the members of the Board of Directors of the Issuer, nor any official executing this Bond, shall be liable personally on this Bond or be subject to any personal liability or accountability by reason of the issuance of this Bond.

IT IS HEREBY CERTIFIED, RECITED AND DECLARED that all acts, conditions and things required by the Constitution and the statutes of the State of Arizona, the governing rules and procedures of the Issuer and the Indenture to exist, to have happened and to have been performed precedent to and in the issuance of this Bond, do exist, have happened and have been performed.

No officer or official of the Issuer shall be individually or personally liable for payment of the Bonds or the interest thereon or be subject to any personal liability or accountability by reason of the issuance thereof.

This Bond shall not be entitled to any right or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by the manual execution by the Trustee, or its successor as Trustee, of the certificate of authentication inscribed hereon.

IN WITNESS WHEREOF, Maricopa County, Arizona Pollution Control Corporation has caused this Bond to be executed by its President, Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer by his or her manual or facsimile signature and has caused such execution to be attested by its President, Vice President, Secretary, Treasurer, Assistant Secretary or Assistant Treasurer with his or her manual or facsimile signature; provided, however, that the officer so attesting this Bond shall not be the same officer who executed this Bond.

Dated as of the Original

Issue Date set forth above.

MARICOPA COUNTY, ARIZONA
POLLUTION CONTROL CORPORATION

By:
Authorized Officer

ATTEST:

By:
Authorized Officer

STATEMENT OF INSURANCE

Financial Guaranty Insurance Company (“Financial Guaranty”) has issued a policy containing the following provisions with respect to the Bonds, such policy being on file at the principal office of Union Bank of California, N.A., as paying agent (the “Paying Agent”):

Financial Guaranty hereby unconditionally and irrevocably agrees to pay for disbursement to the Bondholders that portion of the principal or accreted value (if applicable) of and interest on the Bonds which is then due for payment and which the issuer of the Bonds (the “Issuer”) shall have failed to provide. Due for payment means, with respect to principal or accreted value (if applicable), the stated maturity date thereof, or the date on which the same shall have been duly called for mandatory sinking fund redemption and the date on which the Bonds shall have been duly called for mandatory redemption as a result of the interest on the Bonds having been determined to have become subject to federal income taxation, and does not refer to any earlier date on which the payment of principal or accreted value (if applicable) of the Bonds is due by reason of call for redemption (other than mandatory sinking fund redemption), acceleration or other advancement of maturity, and with respect to interest, the stated date for payment of such interest.

Upon receipt of telephonic or telegraphic notice, subsequently confirmed in writing, or written notice by registered or certified mail, from a Bondholder or the Paying Agent to Financial Guaranty that the required payment of principal, accreted value or interest (as applicable) has not been made by the Issuer to the Paying Agent, Financial Guaranty on the due date of such payment or within one business day after receipt of notice of such nonpayment, whichever is later, will make a deposit of funds, in an account with U.S. Bank Trust National Association, or its successor as its agent (the “Fiscal Agent”), sufficient to make the portion of such payment not paid by the Issuer. Upon presentation to the Fiscal Agent of evidence satisfactory to it of the Bondholder’s right to receive such payment and any appropriate instruments of assignment required to vest all of such Bondholder’s right to such payment in Financial Guaranty, the Fiscal Agent will disburse such amount to the Bondholder.

As used herein the term “Bondholder” means the person other than the Issuer or the borrower(s) of bond proceeds who at the time of nonpayment of a Bond is entitled under the terms of such Bond to payment thereof.

The policy is non-cancellable for any reason.

FINANCIAL GUARANTY INSURANCE COMPANY

(Form of Trustee’s Certificate of Authentication).

CERTIFICATE OF AUTHENTICATION

This is to certify that this Bond is one of the Bonds described in the within-mentioned Indenture.

UNION BANK OF CALIFORNIA, N.A., as Trustee

By:
Authorized Signature

Date of Authentication:

(Form for Transfer)

COMPLETE AND SIGN THIS FORM FOR

REGISTRATION OF TRANSFER OR TRANSFER

For value received                      hereby sells, assigns and transfers unto                      this Bond and hereby irrevocably constitutes and appoints                                 , Attorney, to register such transfer on the books of registration in the office of the Registrar with full power of substitution in the premises.

Dated:

NOTE: The signatures on this assignment must correspond with the names as written on the face of this Bond in every particular, without alteration, enlargement or any change whatsoever.

Signatures must be guaranteed in accordance with the terms of one of the nationally recognized medallion signature guarantee programs.

EXHIBIT B

AUCTION PROCEDURES

Section 1.01. Orders by Existing Owners and Potential Owners. (a) Prior to the Submission Deadline on each Auction Date:

(i) each Existing Owner of ARS may submit to a Broker-Dealer by telephone or otherwise an Order, consisting of information as to:

(A) the principal amount of Outstanding ARS, if any, held by such Existing Owner which such Existing Owner desires to continue to hold without regard to the Auction Rate for the next succeeding ARS Interest Period (a “Hold Order”);

(B) the principal amount of Outstanding ARS, if any, held by such Existing Owner which such Existing Owner offers to sell if the Auction Rate for the next succeeding ARS Interest Period shall be less than the rate per annum specified by such Existing Owner (a “Bid”); and/or

(C) the principal amount of Outstanding ARS, if any, held by such Existing Owner which such Existing Owner irrevocably offers to sell without regard to the Auction Rate for the next succeeding ARS Interest Period (a “Sell Order”); and

(ii) for the purpose of implementing the Auctions and thereby to achieve the lowest possible Auction Rate, one or more Broker-Dealers may contact Potential Owners, including Persons that are Existing Owners, to determine the principal amount of the ARS, if any, which each such Potential Owner irrevocably offers to purchase if the Auction Rate for the next succeeding ARS Interest Period is not less than the rate per annum then specified by such Potential Owner (also a “Bid”).

For the purposes hereof, each Hold Order, Bid and Sell Order is herein referred to as an “Order” and each Existing Owner and each Potential Owner placing an Order is herein referred to as “Bidder”.

(b) (i) Subject to provisions of Section 1.02 hereof, a Bid by an Existing Owner shall constitute an irrevocable offer to sell, in each case for settlement in same day funds on the next ARS Interest Payment Date therefor at a price equal to 100% of the principal amount thereof:

(A) the principal amount of Outstanding ARS specified in such Sell Order if Sufficient Clearing Bids exist; or

(B) such principal amount or a lesser principal amount of Outstanding ARS to be determined as described in subsection (a)(v) of Section 1.04 hereof, if the Auction Rate shall be equal to the rate specified in such Bid; or

(C) such principal amount or a lesser principal amount of Outstanding ARS to be determined as described in subsection (b)(iv) of Section 1.04 hereof, if such specified rate shall be higher than the ARS Maximum Rate and Sufficient Clearing Bids have not been made.

(ii) Subject to provisions of Section 1.02 hereof, a Sell Order by an Existing Owner shall constitute an irrevocable offer to sell, in each case for settlement in same day funds on the next ARS Interest Payment Date therefor at a price equal to 100% of the principal amount thereof:

(A) the principal amount of Outstanding ARS specified in such Sell Order if Sufficient Clearing Bids exist; or

(B) such principal amount or a lesser principal amount of Outstanding ARS as described in subsection (b)(iv) of Section 1.04 hereof, if Sufficient Clearing Bids have not been made.

(iii) Subject to provisions of Section 1.02 hereof, a Bid by a Potential Owner shall constitute an irrevocable offer to purchase, in each case for settlement in same day funds on the next ARS Interest Payment Date therefor at a price equal to 100% of the principal amount thereof:

(A) the principal amount of Outstanding ARS specified in such Bid if the Auction Rate shall be higher than the rate specified in such Bid; or

(B) such principal amount or a lesser principal amount of Outstanding ARS as described in subsection (a)(vi) of Section 1.04 hereof, if the Auction Rate shall be equal to the rate specified in such Bid.

(c) Anything herein to the contrary notwithstanding:

(i) for purposes of any Auction, any Order which specifies the ARS to be held, purchased or sold in a principal amount which is not $25,000 or an integral multiple of $5,000 in excess thereof shall be rounded down to the nearest $25,000 or an integral multiple of $5,000 in excess thereof, and the Auction Agent shall conduct the Auction Procedures as if such Order had been submitted in such lower amount;

(ii) for purposes of any Auction, any portion of an Order of an Existing Owner which relates to an ARS which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be invalid with respect to such portion and the Auction Agent shall conduct the Auction Procedures as if such portion of such Order had not been submitted;

(iii) for purposes of any Auction, no portion of an ARS which has been called for redemption on or prior to the Interest Payment Date next succeeding such Auction shall be included in the calculation of Available ARS for such Auction.

Section 1.02. Submission of Orders by Broker-Dealers to Auction Agent. (a) Each Broker-Dealer shall submit to the Auction Agent in writing or by such other method as shall be reasonably acceptable to the Auction Agent, including such electronic communication acceptable to the parties, prior to the Submission Deadline on each Auction Date, all Orders obtained by such Broker-Dealer and, if requested, specifying with respect to each Order:

(i) the name of the Bidder placing such Order;

(ii) the aggregate principal amount of the ARS, if any, that are the subject to such Order;

(iii) to the extent that such Bidder is an Existing Owner, each Broker-Dealer shall specify:

(A) the principal amount of the ARS, if any, subject to any Hold Order placed by such Existing Owner;

(B) the principal amount of the ARS, if any, subject to any Bid placed by such Existing Owner and the rate specified in such Bid; and

(C) the principal amount of the ARS, if any, subject to any Sell Order placed by such Existing Owner.

(iv) to the extent such Bidder is a Potential Owner, each Broker-Dealer shall specify the rate specified in such Potential Owner’s Bid.

(b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next higher one-thousandth of one percent (0.001%).

(c) If an Order or Orders covering all Outstanding ARS held by an Existing Owner is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding ARS held by such Existing Owner and not subject to Orders submitted to the Auction Agent; provided, however, that if there is a change from one Auction Period to another Auction Period and Orders have not been submitted to the Auction Agent prior to the Submission Deadline covering the aggregate principal amount of Outstanding ARS held by such Existing Owner, the Auction Agent shall deem a Sell Order to have been submitted on behalf of such Existing Owner covering the principal amount of Outstanding ARS held by such Existing Owner not subject to Orders submitted to the Auction Agent.

(d) If any Existing Owner submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of Outstanding ARS held by such Existing Owner a, such Orders shall be considered valid as follows and in the order of priority described below:

(i) all Hold Orders shall be considered valid Hold Orders, but only up to and including in the aggregate the principal amount of Outstanding ARS held by such Existing Owner, and if the aggregate principal amount of ARS subject to such Hold Orders exceeds the aggregate principal amount of ARS held by such Existing Owner, the aggregate principal amount of ARS subject to each such Hold Order shall be reduced so that the aggregate principal amount of ARS subject to such Hold Orders equals the aggregate principal amount of Outstanding ARS held by such Existing Owner;

(ii) (A) any Bid of an Existing Owner shall be considered valid Bid of an Existing Owner up to and including the excess of the principal amount of Outstanding ARS held by such Existing Owner over the aggregate principal amount of the ARS subject to any Hold Orders referred to in paragraph (i) above;

(B) subject to clause (A) above, if more than one Bid with the same rate is submitted on behalf of such Existing Owner and the aggregate principal amount of Outstanding ARS subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess;

(C) subject to clauses (A) and (B) above, if more than one Bid with different rates is submitted on behalf of such Existing Owner, such Bids shall be considered valid Bids of an Existing Owner first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to and including the amount of such excess; and

(D) in any such event, the principal amount, if any, of such Outstanding ARS subject to Bids not considered to be valid Bids of an Existing Owner under the provisions described in this paragraph (ii) shall be treated as the subject of a Bid by a Potential Owner at the rate therein specified.

(iii) all Sell Orders shall be considered valid Sell Orders, but only up to and including the excess of the principal amount of Outstanding ARS subject to Hold Orders and valid Bids referred to in paragraphs (i) and (ii) above.

(e) If more than one Bid for ARS is submitted on behalf of any Potential Owner, each Bid submitted shall be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Owner covering an aggregate principal amount of ARS not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Owner covering an aggregate principal amount of ARS not equal to an Authorized Denomination shall be rejected. Any Bid specifying a rate higher than ARS Maximum Rate shall be treated as a Sell Order if submitted by an Existing Owner and will not be accepted if submitted by a Potential Owner. Any Bids submitted by Existing Owners or on behalf of Potential Owners specifying a rate lower than the All-Hold Rate shall be considered as valid Bids and shall be selected in the ascending order of their respective rates contained in the Submitted Bids.

A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described in paragraphs (a) through (e) above is referred to as a “Submitted Hold Order”, a “Submitted Bid” and a “Submitted Sell Order”, respectively (collectively, the “Submitted Orders”).

(f) Any Order submitted in an Auction by a Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date shall be irrevocable.

(g) Neither the Borrower, the Issuer, the Trustee nor the Auction Agent shall be responsible for any failure of any Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Owner or Potential Owner, nor shall any of the Borrower, the Issuer, the Trustee or the Auction Agent be responsible for failure by any Securities Depository to effect any transfer or to provide the Auction Agent with current information regarding registration or transfers..

Section 1.03. Determination of Auction Rate. (a) Not later than 9:30 a.m., New York, New York time, on each Auction Date, the Auction Agent shall advise the Broker-Dealers and the Paying Agent by telephone or other electronic communication acceptable to the parties of the All-Hold Rate and the Index. Prior to the Submission Deadline, the Broker-Dealers will assemble information received from each Bidder and any internally initiated Broker-Dealers’ Bids.

(b) Not later than the Submission Processing Deadline on each Auction Date, the Auction Agent shall accept any Submitted Orders subject to a Submission Processing Representation and shall assemble all Submitted Orders and shall determine:

(i) the excess, if any, of the total principal amount of Outstanding ARS over the sum of the aggregate principal amount of Outstanding ARS subject to Submitted Hold Orders (such excess being hereinafter referred to as the “Available ARS”); and

(ii) from the Submitted Orders whether or not the aggregate principal amount of Outstanding ARS subject to Submitted Bids by Potential Owners specifying one or more rates equal to or lower than the ARS Maximum Rate exceeds or is equal to the sum of:

(A) the aggregate principal amount of Outstanding ARS subject to Submitted Bids by Existing Owners specifying one or more rates higher than the ARS Maximum Rate; and

(B) the aggregate principal amount of Outstanding ARS subject to Submitted Sell Orders;

(it being understood that, in the event of such excess or such equality (other than because the sum of the principal amounts of Outstanding ARS in clauses (A) and (B) above is zero because all of the ARS are subject to Submitted Hold Orders), there shall be deemed to exist, and such Submitted Bids by Potential Owners shall be hereinafter called, collectively, “Sufficient Clearing Bids”); and

(iii) if Sufficient Clearing Bids exist, the lowest rate specified in the Submitted Bids (the “Winning Bid Rate”) such that if:

(A) (I) each such Submitted Bid from Existing Owners specifying such lowest rate and (II) all other Submitted Bids from Existing Owners specifying lower rates were accepted, thus entitling such Existing Owners to continue to hold the ARS that are the subject of such Submitted Bids; and

(B) (I) each such Submitted Bid from Potential Owners specifying such lowest rate and (II) all other Submitted Bids from Potential Owners specifying such lower rates were accepted, thus entitling and requiring such Potential Owners to purchase the ARS that are the subject of such Submitted Bids;

the result would be that such Existing Owners described in clause (A) above would continuing to hold an aggregate principal amount of Outstanding ARS, which, when added to the aggregate principal amount of Outstanding ARS to be purchased by such Potential Owners described in clause (B) above, would equal not less than the Available ARS.

(c) Promptly after the Auction Agent has made the determinations pursuant to subsection (b) above, the Auction Agent shall advise the Broker-Dealer and the Trustee by telephone (promptly confirmed in writing), telex or facsimile transmission or other electronic communication acceptable to the parties of the All-Hold Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding ARS Interest Period as follows:

(i)	if Sufficient Clearing Bids exist, that the Auction Rate for the next succeeding ARS Interest Period shall equal the Winning Bid Rate;

(ii)	if Sufficient Clearing Bids do not exist (other than because all of the Outstanding ARS are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding ARS Interest Period shall equal the ARS Maximum Rate; or

(iii)	if all Outstanding ARS are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding ARS Interest Period shall equal the All-Hold Rate.

(d) In the event the Auction Agent shall fail to calculate, or for any reason, shall fail to timely provide the Auction Rate for any Auction Period (i) if the preceding Auction Period was a period of 35 days or less, the new Auction Period shall be the same as the preceding Auction Period and the Auction Rate for the new Auction Period shall be the same as the Auction Rate for the preceding Auction Period, and (ii) if the preceding Auction Period was a period of greater than 35 days, the preceding Auction Period shall be extended to the seventh day following the day that would have been the last day of such Auction Period had it not been extended (or if such seventh day is not followed by a Business Day then to the next succeeding day which is followed by a Business Day) and the Auction Rate in effect for the preceding Auction Period shall continue in effect for the Auction Period as so extended. In the event an Auction Period is extended as set forth in clause (ii) of the preceding sentence, an Auction shall be held on the last Business Day of the Auction Period as so extended to take effect for an Auction Period beginning on the Business Day immediately following the last day of the Auction Period as extended which Auction Period will end on the date it would otherwise have ended on had the prior Auction Period not been extended. Notwithstanding the foregoing, no Auction Rate shall be extended for more than 35 days. If at the end of 35 days, the Auction Agent fails to calculate or provide the Auction Rate, the Auction Rate shall be the ARS Maximum Rate.

(e) In the event of a failed conversion to a Daily Interest Rate Period, a Weekly Interest Rate Period, a Short-Term Interest Rate Period or a Long-Term Interest Rate Period or in the event of a failure to change the length of the current Auction Period due to the lack of Sufficient Clearing Bids at the Auction on the Auction Date for the first new Auction Period, the Auction Rate for the next Auction Period shall be the ARS Maximum Rate and the Auction Period shall be a seven-day Auction Period.

(f) If the ARS are no longer maintained in book-entry-only form by the Securities Depository, then the Applicable ARS Rate for any Auction Period commencing after the delivery of certificates representing the ARS shall be the ARS Maximum Rate.

Section 1.04. Allocation of the ARS. Existing Owners shall continue to hold the principal amount of ARS that are subject to Submitted Hold Orders. Submitted Bids and Submitted Sell Orders shall be accepted or rejected and the Auction Agent shall take such other action as set forth below:

(a) If the Sufficient Clearing Bids have been made, subject to the further provisions of subsections (c) and (d) below, all Submitted Sell Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the aggregate principal amount of ARS that are the subject of such Submitted Hold Order;

(ii) the Submitted Sell Order of each Existing Owner shall be accepted and the Submitted Bid of each Existing Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected, thus requiring each such Existing Owner to sell the aggregate principal amount of ARS that are the subject of such Submitted Sell Order or such Submitted Bid;

(iii) the Submitted Bid of each Existing Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the aggregate principal amount of ARS that are the subject of such Submitted Bid;

(iv) the Submitted Bid of each Potential Owner specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the principal amount of ARS that are the subject of such Submitted Bid;

(v) the Submitted Bid of each Existing Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the aggregate principal amount of the ARS that are the subject of such Submitted Bid, but only up to and including the principal amount of the ARS obtained by multiplying (A) the aggregate principal amount of the Outstanding ARS which are not the subject of Submitted Hold Orders described in paragraph (i) above or of Submitted Bids described in paragraphs (iii) or (iv) above by (B) a fraction the numerator of which shall be the principal amount of the Outstanding ARS held by such Existing Owner subject to such Submitted Bid and the denominator of which shall be the aggregate principal amount of the Outstanding ARS subject to such Submitted Bids made by all such Existing Owners that specified a rate equal to the Winning Bid Rate, and the remainder, if any, of such Submitted Bid shall be rejected, thus requiring each such Existing Owner to sell any excess amount of the ARS;

(vi) the Submitted Bid of each Potential Owner specifying a rate that is equal to the Winning Bid Rate shall be accepted, thus requiring each such Potential Owner to purchase the ARS that are the subject of such Submitted Bid, but only in an amount equal to the principal amount of the ARS obtained by multiplying (A) the aggregate principal amount of the Outstanding ARS which are not the subject of Submitted Hold Orders described in paragraph (i) above or of Submitted Bids described in paragraphs (iii), (iv) or (v) above by (B) a fraction the numerator of which shall be the principal amount of the Outstanding ARS subject to such Submitted Bid and the denominator of which shall be the sum of the aggregate principal amount of the Outstanding ARS subject to such Submitted Bids made by all such Potential Owners that specified a rate equal to the Winning Bid Rate, and the remainder of such Submitted Bid shall be rejected; and

(vii) the Submitted Bid of each Potential Owner specifying any rate that is higher than the Winning Bid Rate shall be rejected.

(b) If Sufficient Clearing Bids have not been made (other than because all of the Outstanding ARS are subject to Submitted Hold Orders), subject to the further provisions of subsections (c) and (d) below, Submitted Orders shall be accepted or rejected as follows in the following order of priority:

(i) the Submitted Hold Order of each Existing Owner shall be accepted, thus requiring each such Existing Owner to continue to hold the aggregate principal amount of the ARS that are the subject of such Submitted Hold Order;

(ii) the Submitted Bid of each Existing Owner specifying any rate that is not higher than the ARS Maximum Rate shall be accepted, thus requiring each such Existing Owner to continue to hold the aggregate principal amount of the ARS that are the subject of such Submitted Bid;

(iii) the Submitted Bid of each Potential Owner specifying any rate that is not higher than the ARS Maximum Rate shall be accepted, thus requiring each such Potential Owner to purchase the aggregate principal amount of the ARS that are the subject of such Submitted Bid;

(iv) the Submitted Sell Orders of each Existing Owner shall be accepted as Submitted Sell Orders and the Submitted Bids of each Existing Owner specifying any rate that is higher than the ARS Maximum Rate shall be deemed to be and shall be accepted as Submitted Sell Orders, in both cases only up to and including the principal amount of the ARS obtained by multiplying (A) the aggregate principal amount of the ARS subject to Submitted Bids described in paragraph (iii) of this subsection (b) by (B) a fraction the numerator of which shall be the principal amount of the Outstanding ARS held by such Existing Owner subject to such Submitted Sell Order or such Submitted Bid deemed to be a Submitted Sell Order and the denominator of which shall be the principal amount of the Outstanding ARS subject to all such Submitted Sell Orders and such Submitted Bids deemed to be Submitted Sell Orders, and the remainder of each such Submitted Sell Order or Submitted Bid shall be deemed to be and shall be accepted as a Hold Order and each such Existing Owner shall be required to continue to hold such excess amount of the ARS; and

(v) the Submitted Bid of each Potential Owner specifying any rate that is higher than the ARS Maximum Rate shall be rejected.

(c) If, as a result of the procedures described in subsection (a) or (b) above, any Existing Owner would be entitled or required to purchase or sell, or any Potential Owner would be entitled or required to purchase, an aggregate principal amount of the ARS that is not equal to an Authorized Denomination, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, round up or down the principal amount of the ARS to be purchased or sold by any Existing Owner or Potential Owner on such Auction Date so that the aggregate principal amount of the ARS purchased or sold by each Existing Owner or Potential Owner on such Auction Date shall be equal to an Authorized Denomination, even if such allocation results in one or more of such Existing Owners or Potential Owners not purchasing or selling any ARS on such Auction Date.

(d) If, as a result of the procedures described in subsection (a) above, any Potential Owner would be entitled or required to purchase less than an Authorized Denomination, the Auction Agent shall by lot, in such manner as it shall determine in its sole discretion, allocate the

ARS for purchase among Potential Owners so that only the principal amount of ARS in Authorized Denominations are purchased on such Auction Date by any Potential Owners, even if such allocation results in one or more of such Potential Owners not purchasing any ARS on such Auction Date.

Section 1.05. Notice of Auction Rate. (a) Not later than 3:00 p.m., New York City time, on each Auction Date, the Auction Agent shall notify by telephone or other telecommunication device or other electronic communication (or by other means acceptable to the parties) each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Owner or Potential Owner of the following with respect to the ARS for which an Auction was held on such Auction Date:

(i) the Auction Rate determined on such Auction Date for the next ARS Interest Period;

(ii) whether Sufficient Clearing Bids existed for the determination of the Winning Bid Rate;

(iii) if such Broker-Dealer (a “Seller’s Broker-Dealer”) submitted a Bid or a Sell Order on behalf of an Existing Owner, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of the ARS, if any, to be sold by such Existing Owner;

(iv) if such Broker-Dealer (a “Buyer’s Broker-Dealer”) submitted a Bid on behalf of a Potential Owner, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of the ARS, if any, to be purchased by such Potential Owner;

(v) if the aggregate principal amount of the ARS to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of the ARS to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer’s Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer’s Broker-Dealer) acting for one or more purchasers of such excess principal amount of the ARS and the principal amount of the ARS to be purchased from one or more Existing Owners on whose behalf such Broker-Dealers acted by one or more Potential Owners on whose behalf each of such Buyer’s Broker-Dealers acted;

(vi) if the principal amount of the ARS to be purchased by all Potential Owners on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate principal amount of the ARS to be sold by all Existing Owners on whose behalf such Broker-Dealer submitted Bids or Sell Orders, the name or names of one or more Seller’s Broker-Dealers (and the name of the Agent Member, if any, of each such Seller’s Broker-Dealer) acting for one or more sellers of such excess principal amount of the ARS and the principal amount of the ARS to be sold to one or more Potential Owners on whose behalf such Broker-Dealer acted by one or more Existing Owners on whose behalf each of such Seller’s Broker-Dealers acted; and

(vi) the Auction Date for the next succeeding Auction.

(b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Owner or Potential Owner shall:

(i) advise each Existing Owner and Potential Owner on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

(ii) in the case of a Buyer’s Broker-Dealer, advise each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Owner’s Agent Member to pay to such Broker-Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the principal amount of the ARS to be purchased pursuant to such Bid against receipt of such ARS;

(iii) in the case of a Seller’s Broker-Dealer, instruct each Existing Owner on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Owner’s Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the principal amount of the ARS to be sold pursuant to such Bid or such Sell Order against payment therefor;

(iv) advise each Existing Owner on whose behalf such Broker-Dealer submitted an Order and each Potential Owner on whose behalf such Broker-Dealer submitted a Bid of the Auction Rate for the next ARS Interest Period;

(v) advise each Existing Owner on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

(vi) advise each Potential Owner on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

Section 1.06. Index. (a) The Index is LIBOR.

(b) If for any reason on any Auction Date the Index shall not be determined as hereinabove provided in this Section, the Index shall be the Index for the Auction Period ending on such Auction Date.

(c) The determination of the Index as provided herein shall be conclusive and binding upon the Issuer, the Borrower, the Trustee, the Paying Agent, the Broker-Dealers, the Auction Agent and the Owners and Beneficial Owners of the ARS.

Section 1.07. Miscellaneous Provisions Regarding Auctions. (a) In this Exhibit B, each reference to the purchase, sale or holding of “ARS” shall refer to beneficial interests in the ARS, unless the context clearly requires otherwise.

(b) During an Auction Period, the provisions of the Indenture and this Exhibit B and the definitions contained therein, including without limitation the definitions of All-Hold Rate, Index, Auction Rate, Interest Payment Date and ARS Maximum Rate, may be amended pursuant to Section 13.03 of the Indenture by obtaining the consent of the owners of all affected Outstanding ARS bearing interest at the Auction Rate as follows. If on the first Auction Date occurring at least 20 days after the date on which the Trustee mailed notice of such proposed amendment to the Owners of the affected Outstanding ARS as required by Section 13.03, (i) the Auction Rate which is determined on such date is the Winning Bid Rate, and (ii) there is delivered to the Issuer, the Borrower and the Trustee a Favorable Opinion of Bond Counsel with respect to such amendment, the proposed amendment shall be deemed to have been consented to by the Owners of all affected Outstanding ARS bearing interest at an Auction Rate.

(c) If the Securities Depository notifies the Issuer or the Borrower that it is unwilling or unable to continue as owner of the ARS or if at any time the Securities Depository shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor to the Securities Depository is not appointed by the Issuer, at the direction of the Borrower, within 90 days after the Issuer receives notice or becomes aware of such condition, as the case may be, the Issuer shall execute and the Registrar shall authenticate and deliver certificates representing the ARS. Such ARS shall be registered in such names and Authorized Denominations as the Securities Depository, pursuant to instructions from the Agent Members or otherwise, shall instruct the Issuer and the Registrar.

During an Auction Period, so long as the ownership of the ARS is maintained in book-entry form by the Securities Depository, an Existing Owner or a Beneficial Owner may sell, transfer or otherwise dispose of an ARS only pursuant to a Bid or Sell Order in accordance with the Auction Procedures or to or through a Broker-Dealer, provided that (i) in the case of all transfers other than pursuant to Auctions, such Existing Owner or its Broker-Dealer or its Agent Member advises the Auction Agent of such transfer and (ii) a sale, transfer or other disposition of the ARS from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such ARS to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this Section 1.07 if such Broker-Dealer remains the Existing Owner of the ARS so sold, transferred or disposed of immediately after such sale, transfer or disposition.

Section 1.08. Changes in Auction Period or Auction Date.

(a) Changes in Auction Period.

(i) Subject to the provisions of the Indenture, during any Auction Period, the Borrower, with the consent of the Bond Insurer, may, from time to time and on any ARS Interest Payment Date, change the length of the Auction Period with respect to the ARS among seven-days, 28-days, 35-days and a Special Auction Period in order to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the interest rate borne by such ARS; provided, however, in the case of a change from a Special Auction Period, the date of such change shall be the Interest Payment Date immediately following the last day of such Special Auction Period. The Borrower shall initiate the change in the length of the Auction Period by giving written notice to the Issuer, the Trustee, the Bond Insurer, the Auction Agent, the Broker-Dealer, the Bank, if any, and the Securities Depository that the Auction Period shall change if the conditions described in the Indenture are satisfied and the proposed effective date of the change, at least three (3) Business Days prior to the Auction Date for such Auction Period.

(ii) Any such changed Auction Period shall be for a period of seven-days, 28 days, 35 days or a Special Auction Period and shall be for all of the ARS.

(iii) The change in the length of the Auction Period shall not be allowed unless Sufficient Clearing Bids existed at both the Auction before the date on which the notice of the proposed change was given as provided in this subsection (a) and, in the sole discretion of the Broker-Dealer, at the Auction immediately preceding the proposed change. For purposes of the Auction for such first Auction Period only, each Existing Owner shall be deemed to have submitted Sell Orders with respect to all of its ARS except to the extent such Existing Owner submits an Order with respect to such ARS.

(iv) The change in length of the Auction Period shall take effect only if Sufficient Clearing Bids exist at the Auction on the Auction Date for such first Auction Period. If the condition referred to in the first sentence of this paragraph (iv) is not met, the Auction Rate for the next Auction Period shall be the ARS Maximum Rate, and the Auction Period shall be a seven-day Auction Period.

(v) On the change date for the ARS selected for change from one Auction Period to another, any ARS which are not the subject of a specific Hold Order or Bid shall be deemed to be subject to a Sell Order.

(vi) The change in the length of the Auction Period shall not be allowed unless the notice from the Borrower of the proposed change in length of the Auction Period described above in Section 1.08(a)(i) is accompanied by a Favorable Opinion of Bond Counsel if the change is from an Auction Period having a duration in excess of one year to an Auction Period of one year or less in duration and vice versa.

(b) Changes in Auction Date. During any Auction Period, the Auction Agent, with the written consent of the Borrower, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of “Auction Date” in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the ARS. The Auction Agent shall provide notice of its determination to specify an earlier Auction Date for an Auction Period by means of a written notice delivered at least 45 days prior to the proposed changed Auction Date to the Trustee, the Paying Agent, the Borrower, the Issuer, the Broker-Dealers and the Securities Depository, which will, in turn, notify the holders. In the event the Auction Agent specifies an earlier Auction Date, the days of the week on which an Auction Period begins and ends, the days of the week on which a Special Auction Period begins and ends and the Interest Payment Date relating to a Special Auction Period shall be adjusted accordingly.

Section 1.09. Auction Agent. (a) The Auction Agent shall be Deutsche Bank Trust Company Americas, New York, New York, or any successor appointed by the Borrower to perform the functions specified herein. The Auction Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument, delivered to the Issuer, the Trustee, the Borrower and each Broker-Dealer which will set forth such procedural and other matters relating to the implementation of the Auction Procedures as shall be satisfactory to the Borrower and the Trustee.

(b) Subject to any applicable governmental restrictions, the Auction Agent may be or become the owner of or trade in the ARS with the same rights as if such entity were not the Auction Agent.

Section 1.10. Qualifications of Auction Agent: Resignation; Removal. The Auction Agent shall be (a) subject to the written approval of each Broker-Dealer, (b) a bank or trust company duly organized under the laws of the United States of America or any state or territory thereof having a combined capital stock, surplus and undivided profits of at least $30,000,000, or (c) a member of NASD having a capitalization of at least $30,000,000 and, in either case, authorized by law to perform all of the duties imposed upon it by this Indenture and the Auction Agent Agreement and a member of or a participant in, the Securities Depository. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least 45 days’ notice to the Issuer, the Borrower, the Trustee, the Broker-Dealer and the Bond Insurer. The Auction Agent may be removed at any time by the Trustee, upon the written direction of (i) the Borrower, with the consent of the Bond Insurer, (ii) the Bond Insurer, or (iii) the ARS Beneficial Owners of 66 2/3% of the aggregate principal amount of the ARS then Outstanding with the consent of the Bond Insurer, by an instrument signed by the Trustee and filed with the Auction Agent, the Bond Insurer, the Issuer and the Borrower upon at least 30 days’ notice. Upon any such resignation or removal, the Borrower shall appoint a successor Auction Agent meeting the requirements of this Section. In the event of the resignation or removal of the Auction Agent, the Auction Agent shall pay over, assign and deliver any moneys and the ARS held by it in such capacity to its successor. The Auction Agent shall continue to perform its duties hereunder until its successor has been appointed by the Borrower. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 30 days after notifying the Trustee, the Issuer, the Borrower, and the Bond Insurer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.